Exhibit 10.1

EXECUTION VERSION

Published Deal CUSIP Number:  55301HAA0
Published Revolver CUSIP Number:  55301HAL6
Published Term A CUSIP Number:  55301HAM4
Published Term B CUSIP Number:  55301HAN2

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 20, 2012

among

MGM RESORTS INTERNATIONAL

and

MGM GRAND DETROIT, LLC,
as the initial Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent and an L/C Issuer,

BANK OF AMERICA, N.A.,
as an L/C Issuer

and

The Other Lenders Party Hereto

BANK OF AMERICA MERRILL LYNCH, DEUTSCHE BANK SECURITIES INC., BARCLAYS BANK PLC, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., RBS SECURITIES INC., CITIGROUP GLOBAL MARKETS INC., SMBC NIKKO CAPITAL MARKETS LTD. and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Joint Lead Arrangers

BANK OF AMERICA MERRILL LYNCH, DEUTSCHE BANK SECURITIES INC., BARCLAYS BANK PLC, J.P. MORGAN SECURITIES LLC, BNP PARIBAS, THE ROYAL BANK OF SCOTLAND PLC, CITIBANK, N.A., SMBC NIKKO CAPITAL MARKETS LTD., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, MORGAN STANLEY SENIOR FUNDING, INC., THE BANK OF NOVA SCOTIA and UBS SECURITIES LLC,
as Co-Documentation Agents

i

(continued)

(continued)

(continued)

SCHEDULES
1.01	Mortgaged Real Property
1.02	Detroit Collateral
2.01	Commitments
2.16	Auction Procedures
5.04	Subsidiaries
5.24	Flood Zone Properties
8.03	Circus Circus Property
11.02	Notice Addresses

EXHIBITS
A	Form of Committed Loan Notice
B	Form of Joint Borrower Provisions
C-1	Form of Term A Note
C-2	Form of Term B Note
C-3	Form of Revolving Note
D	Form of Compliance Certificate
E-1	Form of Administrative Questionnaire
E-2	Form of Assignment and Assumption
F	Form of Assumption Agreement
G	Forms of U.S. Tax Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 20, 2012, among MGM RESORTS INTERNATIONAL, a Delaware corporation (the “Company”), MGM GRAND DETROIT, LLC, a Delaware limited liability company (“Detroit” and, together with the Company and each other Subsidiary of the Company that is designated a Borrower pursuant to Section 2.17, individually, a “Borrower” and collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer.  The Parties hereto hereby agree with reference to the following facts:

A.                                    Pursuant to the Existing Credit Agreement referred to herein, certain credit facilities have been extended to the Borrowers, including the Class C and Class E Term Loans referred to therein.  Prior to the effectiveness of this Agreement, such Class C and Class E Term Loans have been repaid in full using cash balances of the Company.

B.                                    In connection with the issuance of the New Senior Notes described herein, the remaining obligations of the Borrowers under the Existing Credit Agreement will be refinanced in their entirety by the credit facilities described herein, and the proceeds of the New Senior Notes and certain proceeds of the Loans made hereunder will be used to repay the obligations under the Senior Secured Notes described herein.

C.                                    The obligations of Detroit under the Existing Credit Agreement shall be refinanced pursuant to this Agreement on the Closing Date and shall remain outstanding on the Closing Date in the aggregate principal amount of $450,000,000, and shall continue to be secured by the Detroit Collateral (which does not secure the other Obligations).  The Detroit Loans and the Detroit Collateral remain subject to the Detroit Orders.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby amend and restate the Existing Credit Agreement in its entirety as set forth herein, and covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Act” has the meaning specified in Section 11.18.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any person, any other person that directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, that the Creditor Parties and their Affiliates shall not be deemed to be Affiliates of the Company or any of its Affiliates.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“ALTA” means American Land Title Association.

“Alternative Currency” means each of Euro, Sterling, Yen and each other currency (other than Dollars) approved in accordance with Section 1.08.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the relevant L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Anti-Terrorism Law” has the meaning specified in Section 5.26.

“Applicable Fee Rate” means, at any time, in respect of the Revolving Facility, (a) from the Closing Date through the date that is six months after the Closing Date, 0.375% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Rating as set forth below:

Pricing Level	Ratings S&P/Moody’s	Applicable Fee Rate
1	B/B2 or better	0.25%
2	B-/B2 or worse	0.375%

Each change in the Applicable Fee Rate resulting from a publicly announced change in the Rating shall be effective during the period commencing on the date of the public announcement of such change in the Rating and ending on the date immediately preceding the effective date of the next such change in the Applicable Fee Rate.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.09.

“Applicable Percentage” means, as to each Lender, the percentage of the Commitments and Loans under a given Facility held by that Lender.  If the commitment of each Revolving Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, (a) in respect of the Term A Facility and the Revolving Facility, from time to time, the following percentages per annum, based upon the Rating as set forth below:

Applicable Rate
Pricing Level	Ratings S&P/Moody’s	Eurodollar Rate + Letters of Credit	Base Rate +
1	B/B2 or better	2.75%	1.75%
2	B-/B2 or worse	3.00%	2.00%

and (b) in respect of the Term B Facility, 2.25% per annum for Base Rate Loans and 3.25% per annum for Eurodollar Rate Loans.

“Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Ratings”) for the Company’s corporate family; provided that (i) if the Company has only one Rating or the Company does not have any Rating, Pricing Level 2 shall apply and (ii) if only one Rating meets the requirement specified for Pricing Level 1, Pricing Level 2 shall apply.

From and after the Closing Date through the date that is six months after the Closing Date, with respect to each of the Term A Facility and the Revolving Facility, Pricing Level 2 shall apply.  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Rating shall be effective during the period commencing on the date of the public announcement of such change in the Rating and ending on the date immediately preceding the effective date of the next such change in the Applicable Rate.

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or Loan thereunder at such time and (b) with respect to the Letter of Credit Sublimit, (i) an L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, the Joint Lead Arrangers and the Co-Documentation Agents.  The Arrangers are not parties to this Agreement or the other Loan Documents (other than the Fee Letters, to which certain Joint Lead Arrangers are party) in their capacities as Arrangers, and their sole contractual relationship in relation to the Loan Documents is with the Company (and not with any other Loan Party).

“Asset Sale” means (a) any conveyance, sale, lease, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any Property (including accounts receivable and Equity Interests of any person owned by the Borrowers or the Restricted Subsidiaries but not any Debt Issuance), whether owned on the Closing Date or thereafter acquired, by the Borrowers or the Restricted Subsidiaries to any Person and (b) any issuance or sale by any Restricted Subsidiary of its Equity Interests to any Person, in the case of clauses (a) and (b), to the extent that the aggregate value of the interest in such Property conveyed, sold, leased, transferred, or otherwise disposed of or the Equity Interests issued or sold, in each case whether in any single transaction or related series of transactions, is greater than or equal to $100,000,000.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent and Company.

“Associated EBITDA” means, in respect of any Asset Sale, the EBITDA attributable to the assets or Person which are the subject of such Asset Sale for the twelve month period ending on the Fiscal Quarter end date immediately preceding the date of such Asset Sale.

“Assumption Agreement” means each Assumption Agreement executed by a Borrower pursuant to Section 2.17, substantially in the form of Exhibit F.

“Attorney Costs” means all reasonable and documented in reasonable detail fees, expenses and disbursements of any law firm or other external legal counsel.

“Auction” has the meaning specified in Section 2.16(a).

“Auction Manager” has the meaning specified in Section 2.16(a).

“Audited Financial Statements” means the audited consolidated balance sheet of the Company for the Fiscal Year ended December 31, 2011, and the related consolidated statements of operations, shareholders’ equity and cash flows for such Fiscal Year of the Company, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(ii).

“Availability Period” means in respect of the Revolving Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Facility, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.05, and (iii) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Available Amount” means, as of any date of determination, the sum, without duplication, of (A) $100,000,000 plus (B) the amount of dividends, distributions and returns of capital (excluding any expense reimbursements, indemnification payments and any dividends, distributions or returns of capital by the Borgata Trustee that result in mandatory prepayments hereunder) actually received in cash by the Borrowers or any Restricted Subsidiary after December 15, 2012 and prior to such date of determination from any Person which is not a Restricted Subsidiary plus (C) the net cash proceeds of any issuance by the Company of common Equity Interests or other Qualified Equity Interests after the Closing Date and prior to such date of determination.  The Available Amount will be decreased by any amounts thereof (i) used to make Investments pursuant to Section 8.06(m), (ii) used to prepay, redeem, purchase, defease or satisfy Indebtedness pursuant to Section 8.05(e) and (iii) used to make Capital Expenditures pursuant to Section 8.13, effective immediately upon any such use.

“Bank of America” means Bank of America, N.A.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%; provided that when used in connection with the Term B Facility, the Base Rate shall in no event be less than 2.00% per annum.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borgata Property” means (i) the 50% membership interest of MAC, Corp., a New Jersey corporation, in Marina District Development Holdings Co., LLC (“MDDHC”), (ii) the real property owned by MAC, Corp. which underlies the Borgata Resorts and Casino in Atlantic City, New Jersey (including the real property leased by MAC Corp. to MDDHC for use as surface parking and (iii) cash from operations held in the Borgata Trust.

“Borgata Settlement Agreement” means the Stipulation of Settlement dated as of March 11, 2010, between the Company and the New Jersey Division of Gaming Enforcement, as amended by an Amendment No. 1 dated as of July 22, 2011 and as at any time may be amended, restated, modified, supplemented, extended, renewed, refunded or replaced.

“Borgata Trust” means the disposition trust established pursuant to the Borgata Settlement Agreement.

“Borgata Trustee” means trustee of the Borgata Trust.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Group” means each Borrower and the Restricted Subsidiaries.

“Borrower Group EBITDA” means, for any fiscal period, the EBITDA of the Borrower Group for that fiscal period, after eliminating EBITDA of the Borrower Group attributable to Unconsolidated Affiliates plus, without duplication, the aggregate amount of any cash dividends or other cash distributions received by the Borrower Group from Unconsolidated Affiliates or from cost method investments.  For the avoidance of doubt, as of the Closing Date, MGM China Holdings Limited and its Subsidiaries are Unrestricted Subsidiaries that are not Unconsolidated Affiliates, and neither the EBITDA attributable to them nor any cash dividends or other cash distributions received from them shall be included in Borrower Group EBITDA so long as they remain Unrestricted Subsidiaries that are not Unconsolidated Affiliates.

“Borrower Materials” has the meaning specified in Section 7.01.

“Borrowing” means, in respect of any Facility, a borrowing under that Facility.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, (i) the State of New York or (ii) the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, with respect to any Person, any expenditures by such person for the acquisition or leasing of fixed or capital assets that should be capitalized in accordance with GAAP and any expenditures by such person for maintenance, repairs, restoration or refurbishment of the condition or usefulness of Property of such person that should be capitalized in accordance with GAAP; provided that Capital Expenditures shall not include (i) any such expenditures funded with the proceeds of insurance received in connection with any Casualty Event, (ii) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (x) used or surplus equipment traded in at the time of such purchase and (y) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business or (iii) any Investment made under Section 8.06 (other than any amounts specifically applied to Capital Expenditures pursuant to Section 8.06(n)).

“Capital Lease” as applied to any Person, means any lease of any Property by that Person as lessee that, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person; provided, that for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by any Person may, in the sole discretion of the Company, be accounted for as an operating lease and not as a Capital Lease.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Collateral” and Cash Collateralize” have the meanings specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments:

(a)           Government Securities due within one year after the date of the making of the Investment;

(b)           readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody’s or AA by S&P in each case due within one year from the making of the Investment;

(c)           time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)           certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

(e)           certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

(f)            repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(g)           commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(h)           “money market preferred stock” issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or (d) above;

(i)            a readily redeemable “money market mutual fund” sponsored by a bank described in clause (d) or (e) hereof, or a registered broker or dealer described in clause (f) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (h) hereof and given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P;

(j)            corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any State thereof, or a participation interest therein; provided that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P; and

(k)           Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (c) and (g) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Cash Management Obligations” means all obligations of any Loan Party under a Cash Management Agreement.

“Casualty Event” means any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any Property for which the Borrowers or the Restricted Subsidiaries receive cash insurance proceeds or proceeds of a condemnation award or other similar compensation (excluding proceeds of business interruption insurance); provided, no such event shall constitute a “Casualty Event” if such proceeds or other compensation in respect thereof is less than $25,000,000.  “Casualty Event” shall include, but not be limited to, any taking of all or any part of any Real Property of the Borrowers or the Restricted Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of the Borrowers or the Restricted Subsidiaries or any part thereof by any Governmental Authority.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or implementation of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)           any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its subsidiaries, any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, or any Person formed as a holding company for the Company (in a transaction where the voting stock of the Company outstanding prior to such transaction is converted into or exchanged for the voting stock of the surviving or transferee Person constituting all or substantially all of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person or group shall be deemed to have “beneficial ownership” of all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “Person” or “group” has the right to acquire pursuant to any option right); or

(b)           during any period of 24 consecutive months, a majority of the members of the board of directors or other direct or indirect equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“CityCenter” means the real estate development of that name owned by CityCenter Holdings and its Subsidiaries in Las Vegas, Nevada.

“CityCenter Completion Guarantee” means the Second Amended and Restated Sponsor Completion Guarantee, dated as of January 21, 2011, by and between the Company and Bank of America (in its capacity as Collateral Agent under the Collateral Agent and Intercreditor Agreement referred to in the CityCenter Credit Agreement) in favor of U.S. Bank National Association, in its capacity as First Lien Collateral Trustee and Second Lien Collateral Trustee, as amended prior to the Closing Date and as further amended or restated.

“CityCenter Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of March 29, 2012, among CityCenter Holdings, the lenders from time to time party thereto, and Bank of America, as Administrative Agent, and any successive refinancings of such credit agreement.

“CityCenter Holdings” means CityCenter Holdings, LLC, a Delaware limited liability company.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Revolving Loans, Incremental Term Loans, Other Loans, Extended Term Loans or Extended Revolving Loans (and the commitments, if any, to which such Loan or Borrowings relates).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“CNTA Basket” means the amount of liens which may be incurred pursuant to Section 4.10(c) of the Indenture governing the Company’s 6.750% senior unsecured notes due 2020 (the “Indenture”) and the similar provisions contained in the Company’s other indentures governing its senior unsecured notes, in relation to Principal Property (as defined in such Indenture or such other indentures), in an amount equal to 15% of the Company’s Consolidated Net Tangible Assets (as defined in such Indenture or such other indentures).

“Co-Documentation Agents” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Barclays Bank PLC, J.P. Morgan Securities LLC, BNP Paribas, The Royal Bank of Scotland plc, Citibank, N.A., SMBC Nikko Capital Markets Ltd., Credit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., The Bank of Nova Scotia, and UBS Securities LLC.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, at any date, all of the “Collateral”, “Mortgage Estates” and “Trust Estates” then referred to in the Collateral Documents, including the Mortgaged Real Property.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Mortgages, and any supplements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.09, Section 6.10 and Section 10.10(g), and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a commitment to make Loans (and, in the case of the Revolving Facility, to participate in Letters of Credit) under a Facility.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Borrowing, (c) an Other Revolving Borrowing, (d) an Extended Revolving Borrowing, (e) a conversion of Loans from one Type to the other, or (f) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Party” means the Company or any of its Subsidiaries.

“Competitor” means a Person or Affiliate of any Person (other than, subject to the other limitations set forth in this definition, an Affiliate of any Loan Party) which is among the top 25 global gaming companies by annual revenues, or any lodging company having any material hotel business in Las Vegas, or any person proposing to build a casino resort in any jurisdiction in which the Company or any of its Subsidiaries does any material business or proposes to do business; provided that the foregoing shall not include commercial or corporate banks, and any funds that are managed or controlled by such commercial or corporate banks which funds principally invest in commercial loans or debt securities.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D with such amendments or modifications as may be approved by the Administrative Agent and Company.

“continuing” means, with respect to any Default or Event of Default, that such default or event of default has not been cured or waived.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any contractual obligation to which such Person is a party or by which it or any of its Property is bound or subject.

“Convertible Debt” means any Indebtedness of the Company that is convertible into or exchangeable for Equity Interests of the Company.

“Credit Agreement Refinancing Indebtedness” means other Indebtedness incurred pursuant to a Refinancing Amendment (including, without limitation, Other Term Loans), in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of Existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, then existing Term Loans or Revolving Commitments, or any then existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness has a later maturity and a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained and (iv) the aggregate unused revolving commitments under such Credit Agreement Refinancing Indebtedness shall not exceed the unused Revolving Commitments being replaced.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Creditor Parties” means each of the Administrative Agent, each L/C Issuer and each Lender, and to the extent relevant, each Cash Management Bank, Hedge Bank and Arranger.

“Cumulative Net Income” means, as of any date of determination, the greater of (1) zero and (2) (x) 50% multiplied by (y) the Company’s cumulative consolidated Net Income (excluding any Net Income attributable to MGM China Holdings Limited and its Subsidiaries or any successor entities whose primary asset, directly or indirectly, is MGM Macau or a development in Cotai, Macau), determined in accordance with GAAP, for the period (taken as one accounting period) from December 31, 2012 to the end of the Company’s most recently ended Fiscal Quarter for which internal financial statements are available as of such date of determination; provided, that, without duplication, in determining Net Income for this clause (y): (a) any after-tax effect, whether gains or losses, of items classified as extraordinary or any non-cash item classified as nonrecurring shall be excluded, (b) the cumulative effect of a change in accounting principles during such period shall be excluded, (c) any after-tax effect of income

(loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded, (d) any after-tax effect of gains or losses attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded, (e) any after-tax effect, whether gains or losses attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments shall be excluded, (f) the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income of the Company shall be increased by the aggregate amount of Net Income of any such Person in respect of such period distributed to the Company or any Restricted Subsidiary in the form of cash dividends or distributions (to the extent such dividends or distributions are not included in the determination of Available Amount), (g) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans of the Company or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded, (h) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded, (i) after-tax effect of any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded, and (j) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents by such Restricted Subsidiary to the Company or a Restricted Subsidiary not subject to such restriction in respect of such period, to the extent not already included therein.

Cumulative Net Income will be decreased by any amounts thereof (A) used to make Investments pursuant to Section 8.06(m), (B) used to prepay, redeem, purchase, defease or satisfy Indebtedness pursuant to Section 8.05(e), (C) used to make Capital Expenditures pursuant to Section 8.13 and (D) used to make Restricted Payments pursuant to Section 8.07(e), effective immediately upon any such use.

“Debt Issuance” means the incurrence by the Borrowers or any Restricted Subsidiary of any Indebtedness after the Closing Date (other than as permitted by Section 8.04).  The issuance or sale of any debt instrument convertible into or exchangeable or exercisable for any Equity Interests shall be deemed a Debt Issuance for purposes of Section 2.04(b)(ii).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the

United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.04(d).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means subject to Section 2.18, any Lender (a) that has failed to fund any portion of the Term Loans, Revolving Loans or participations in L/C Obligations required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) that has otherwise failed to pay over to the Administrative Agent, L/C Issuer or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, (c) for which the Administrative Agent has received notification that such Lender has, or has a direct or indirect parent company that is (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (ii) the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, (d) that has notified any Borrower, the Administrative Agent or L/C Issuer, in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied) or (e) that has failed, within three Business Days after written request by the Administrative Agent or a

Borrower, to confirm in writing to the Administrative Agent and such Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (e) upon receipt of such written confirmation by the Administrative Agent and such Borrower).  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuers and each Lender promptly following such determination.

“Designation” has the meaning specified in Section 6.11.

“Detroit” has the meaning specified in the introductory paragraph hereto.

“Detroit Amount” means the outstanding amount of the Obligations which may be extended to Detroit pursuant to the Detroit Orders; provided, however, that the Detroit Amount shall not exceed the portion of the Obligations actually incurred and received by Detroit.

“Detroit Collateral” the Collateral described on Schedule 1.02.

“Detroit Loans” means the Loans made to Detroit pursuant to Section 2.01(b) and any other Obligations hereafter incurred by Detroit pursuant to this Agreement in accordance with the Detroit Orders.

“Detroit Orders” means the Order Approving Debt Transactions of MGM Grand Detroit, LLC, issued by the Michigan Gaming Control Board on October 14, 2003 as their file number MGM-2003-03, as at any time amended, and any order hereafter issued by the Michigan Gaming Control Board of similar import replacing such Order.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable or redeemable at the sole option of the holder thereof (other than solely for Qualified Equity Interest or upon a sale of assets or a change of control that constitutes an Asset Sale or a Change of Control and is subject to the prior payment in full of the Obligations or as a result of a redemption required by Gaming Law), pursuant to a sinking fund obligation or otherwise (other than solely for Qualified Equity Interest) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 181 days after the Final Maturity Date then in effect at the time of issuance thereof.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate

(determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“EBITDA” means, with respect to any fiscal period and with respect to any Person, the sum of (a) Net Income of such Person for that period, plus (b) any extraordinary loss reflected in such Net Income, and, without duplication, any loss associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain reflected in such Net Income, and, without duplication, any gains associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business, plus (d) Interest Charges of such Person for that period, plus (e) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person for that period (whether or not payable during that period), minus (f) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person for that period (whether or not receivable during that period), plus (g) depreciation, amortization and all non-recurring and/or other non-cash expenses to the extent deducted in arriving at Net Income for that period, plus (h) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person for that fiscal period, plus (i) minority interest reflected in Net Income, in each case as determined in accordance with GAAP.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided, no Defaulting Lender shall be an Eligible Assignee for the purposes of any assignment in respect of the Revolving Facility or the Term A Facility.

“Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or natural resources.

“Environmental Action” means any notice of violation, written notice, claim, or demand alleging liability of the Borrowers or the Restricted Subsidiaries for investigation, remediation, removal, cleanup, response, corrective action or other costs, damages to natural resources, injury to a Person due to alleged exposure to Hazardous Materials, fines or penalties resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include, without limitation, any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged exposure to Hazardous Materials.

“Environmental Law” means any and all applicable treaties, Federal, state, local, and foreign laws, statutes, ordinances, regulations, rules, decrees, judgments, directives, orders, consent orders, consent decrees, permits, licenses, and the common law, relating to pollution or protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resource damages or occupational safety or health to the extent related to exposure to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

“ERISA Affiliate” means, with respect to any Person, any other Person (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice requirement is waived); (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived, the failure by any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Affiliate from the PBGC or a plan administrator of any notice indicating an intent to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) the occurrence of any event or condition which would reasonably constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (g) the incurrence by any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (h) the receipt by an ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability on any ERISA Affiliate or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the making of any amendment to any Pension Plan which would be reasonably likely to result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code; (j) the withdrawal of any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to the Borrowers or the Restricted Subsidiaries.

“Eurodollar Rate” means:

(a)           for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; provided, that when used in connection with the Term B Facility, the Eurodollar Rate for any Interest Period shall in no event be less than 1.00% per annum; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time, two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained by Bank of America and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Revolving Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means (i) any real property other than the Mortgaged Real Property; (ii) any asset or property (other than those described in clauses (vi) below) to the extent the grant of a security interest is prohibited by Law or requires a consent not obtained of any Governmental Authority pursuant to such Law; (iii) Equity Interests in any Person which is not (x) the owner of any of the Mortgaged Real Property or any interest therein or (y) an Unrestricted Subsidiary or Joint Venture described in Section 8.06(p)(v); provided that in any event, for the avoidance of doubt, the following Equity Interests shall also constitute Excluded Assets: (x) in excess of 65% of the voting Equity Interests of (A) any Foreign Subsidiaries or (B) any FSHCO; and (y) any of the Equity Interests of (A) indirect Foreign Subsidiaries (other than, for the avoidance of doubt, first tier Foreign Subsidiaries) of the Borrowers, (B) any direct or indirect Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia, that is a Subsidiary of a Foreign Subsidiary or (C) any Immaterial Subsidiary or Unrestricted Subsidiary; (iv) any lease, license or other agreement or contract or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Borrower or a Wholly Owned Subsidiary); (v) assets as to which the Administrative Agent and the Borrowers reasonably agree in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (vi) any governmental licenses or state or local franchises, charters and authorizations but only to the extent creation, attachment or perfection of security interests in such licenses, franchises, charters or authorizations are prohibited or restricted by applicable Law or the terms thereof; (vii) the interests of MGM Resorts Mississippi, Inc. in the commonly owned parcel serving the Gold Strike Hotel and certain adjoining competitive properties in Tunica, Mississippi shall not be Mortgaged Real Property; provided that the common tenancy interest of any Grantor in such parking lot shall be Collateral; provided, further, that such Grantor shall not be required to take any action to perfect the security interest of the Administrative Agent, on behalf of the Secured Parties, in such common tenancy interest other than the filing of financing statements under the UCC; (viii) any aircraft and assets directly related to the operation thereof and any limited liability company or other special purpose vehicle that has been organized solely to own any aircraft and related assets; and (ix) any assets subject to a Capital Lease or a purchase money Indebtedness to the extent that, and for so long as, granting a security interest in such assets would violate the terms of such Capital Lease or such purchase money Indebtedness secured by such assets.  The determination as to whether a Lien is prohibited, restricted, requires consent or creates a right of termination under applicable Law or the terms of any applicable lease, license, agreement, arrangement, contract, charter or authorization shall be made after giving effect to the applicable provisions of the UCC.

“Excluded Swap Obligations” means, with respect to any Guarantor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured in whole or in part by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) income or franchise taxes imposed on any Lender by (I) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or applicable Lending Office or (II) any jurisdiction (or political subdivision thereof) in which it is “doing business,” (c) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (d) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (e) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a)(i) or (ii), and (f) any taxes imposed by FATCA.

“Existing Credit Agreement” means the Seventh Amended and Restated Loan Agreement dated as of February 24, 2012 among the Company, Detroit, Bank of America, N.A., as administrative agent, and a syndicate of lenders.

“Existing Indebtedness” means Indebtedness outstanding on the Closing Date.

“Existing Letters of Credit” means the Letters of Credit heretofore issued under the Existing Credit Agreement and remaining outstanding on the Closing Date.

“Existing Revolving Loans” has the meaning specified in Section 2.15(b).

“Existing Revolving Tranche” has the meaning specified in Section 2.15(b).

“Existing Term Loan Tranche” has the meaning specified in Section 2.15(a).

“Extended Loans” means Extended Revolving Loans or Extended Term Loans.

“Extended Revolving Borrowing” means a borrowing consisting of simultaneous Extended Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Extended Revolving Lenders pursuant to the relevant Refinancing Amendment.

“Extended Revolving Commitments” has the meaning specified in Section 2.15(b).

“Extended Revolving Facility” means a credit facility comprising a series of Extended Revolving Commitments and the corresponding Extended Revolving Loans, if any.

“Extended Revolving Lender” means a Lender in respect of Extended Revolving Loans.

“Extended Revolving Loans” has the meaning specified in Section 2.15(b).

“Extended Revolving Note” means any promissory note executed and delivered in connection with any Extended Revolving Commitments and the related Extended Revolving Loans, the form of which shall be specified in the applicable Extension Amendment.

“Extended Term Borrowing” means a borrowing consisting of simultaneous Extended Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Extended Term Lenders pursuant to the relevant Refinancing Amendment.

“Extended Term Facility” means a credit facility comprising a series of Extended Term Loans, if any.

“Extended Term Lender” means a Lender in respect of Extended Term Loans.

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extended Term Note” means any promissory note executed and delivered in connection with any Extended Term Loans, the form of which shall be specified in the applicable Extension Amendment.

“Extending Lender” has the meaning specified in Section 2.15(c).

“Extension Amendment” has the meaning specified in Section 2.15(d).

“Extension Date” means any date on which any Existing Term Loan Tranche or any Existing Revolving Tranche is modified to extend the related scheduled maturity dates in accordance with Section 2.15 (with respect to Lenders under such Existing Term Loan Tranche or such Existing Revolving Tranche which agree to such modification).

“Extension Election” has the meaning specified in Section 2.15(c).

“Extension Request” means any Term Loan Extension Request or Revolving Extension Request.

“Extension Series” means all Extended Term Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series).

“Facility” means any Term Facility or the Revolving Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, (1) the letter agreement, dated December 20, 2012, among the Company and Bank of America, and (2) the letter agreement, dated December 20, 2012, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Barclays Bank PLC, and J.P. Morgan Securities LLC.

“Final Maturity Date” means, as of any date of determination, the latest Maturity Date for any of the Facilities or Loans then governed by this Agreement.

“Financial Covenant Event of Default” has the meaning specified in Section 9.01(d).

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Priority” means, with respect to any Lien purported to be created in any collateral pursuant to any Loan Document, that such Lien is the only Lien to which such collateral is subject, other than any Lien permitted under this Agreement, Liens arising by operation of Law and Liens described under a title policy delivered in accordance with this Agreement.

“Fiscal Quarter” means the fiscal quarter of the Company consisting of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

“Fiscal Year” means the fiscal year of the Company consisting of the twelve-month period ending on each December 31.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of an L/C Issuer).  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means each Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof, or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to L/C Issuer, such Defaulting Lender’s pro rata portion of the L/C Obligations issued by L/C Issuer other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means any Restricted Subsidiary (i) that is organized under the laws of the United States, any state thereof or the District of Columbia and (ii) substantially all of whose assets consists of the capital stock of one or more Foreign Subsidiaries.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board (FASB) Accounting Standards Codification® and rules and interpretive releases of the Securities and Exchange Commission under authority of federal securities laws, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gaming Approval” means any and all licenses, findings of suitability, approvals, authorizations, permits, consents, rulings, orders or directives of any Governmental Authority (a) necessary to enable Borrowers or the Restricted Subsidiaries to engage in the casino, gambling or gaming business or otherwise continue to conduct its business substantially as is presently conducted or contemplated to be conducted following the Closing Date (after giving effect to the Transactions), (b) required by any Gaming Law or (c) required to accomplish the financing and other transactions contemplated hereby after giving effect to the Transactions.

“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or any Gaming Facility or with regulatory, licensing or permitting authority or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by the Borrowers or the Restricted Subsidiaries.

“Gaming Facility” means any casino, hotel, resort, race track, off-track wagering site, venue at which gaming or wagering is conducted, and all related or ancillary property and assets.

“Gaming Laws” means all applicable provisions of all (a) constitutions, treaties, statutes or laws governing Gaming Facilities (including, without limitation, card club casinos and pari mutual race tracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or Gaming Facility activities conducted by the Borrowers or the Restricted Subsidiaries within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“Gaming License” means any Gaming Approval or other casino, gambling, horse racing or gaming license issued by any Gaming Authority covering any Gaming Facility.

“Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

“Governmental Authority” means any government or political subdivision of the United States or any other country, whether national, federal, state, provincial or local, or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision (including any supra-national bodies such as the European Union or the European Central Bank) including, without limitation, any Gaming Authority.

“Granting Lender” has the meaning specified in Section 11.06(h).

“Grantor” means, as of any date of determination, each Loan Party that has granted a Lien to the Administrative Agent for the benefit of the Secured Parties in any of its Property pursuant to any Collateral Document.

“Guarantors” means, collectively, each wholly-owned Restricted Subsidiary (other than an Immaterial Subsidiary) of the Company that is a party to the Guaranty on the Closing Date or a Restricted Subsidiary that is required to execute and deliver the Guaranty pursuant to Section 6.08; provided (i) Detroit shall not be a Guarantor and (ii) prior to receipt of approval from the Illinois Gaming Board, Nevada Landing Partnership shall not be a Guarantor.

“Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Secured Parties on the Closing Date together with each guaranty supplement delivered pursuant to Section 6.08.

“Guaranty Obligation” means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranty Obligation) or, if not stated or determinable, the maximum reasonably anticipated potential liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hazardous Material” means any hazardous or toxic material, substance, waste, constituent, compound, pollutant or contaminant including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof or any petroleum product or waste) listed under any Environmental Law or subject to regulation under Environmental Law.

“Hazardous Materials Laws” mean all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means, at any time, any Restricted Subsidiary that, as of the last day of the most recently ended Test Period on or prior to the date of determination, does not have assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of $100,000,000.

“Incremental Effective Date” has the meaning specified in Section 2.13(b).

“Incremental Joinder Agreement” has the meaning specified in Section 2.13(b).

“Incremental Lender” has the meaning specified in Section 2.13(a).

“Incremental Term A Commitment” has the meaning specified in Section 2.13(a)(i).

“Incremental Term A Loans” has the meaning specified in Section 2.13(a)(i).

“Incremental Term B Commitment” has the meaning specified in Section 2.13(a)(ii).

“Incremental Term B Loans” has the meaning specified in Section 2.13(a)(ii).

“Incremental Term Borrowing” means a borrowing consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Incremental Lenders pursuant to the relevant Incremental Joinder Agreement.

“Incremental Term Commitments” has the meaning specified in Section 2.13(a).

“Incremental Term Facility” means the credit facility comprising the Incremental Term Commitments and the Incremental Term Loans, if any.

“Incremental Term Loans” means the Incremental Term A Loans, the Incremental Term B Loans and any New Term Loans.

“Incremental Term Note” means any promissory note executed and delivered in connection with any Incremental Term Commitments and the related Incremental Term Loans, the form of which shall be specified in the applicable Incremental Joinder Agreement.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), permit to exist, assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation (and “incurrence,” “incurred” and “incurring” shall have meanings correlative to the foregoing).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (x) trade accounts payable and accrued obligations incurred in the ordinary course of business or other accounts payable in the ordinary course of business in accordance with ordinary trade terms and (y) financing of insurance premiums in the ordinary course of business); (e) all Indebtedness of others to the extent secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured; (f) all Capital Lease Obligations of such Person; (g) the net amount of the obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (including Swap Contracts); (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, except obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within ten Business Days; and (i) all Guaranty Obligations of such Person in respect of Indebtedness of others of the kinds referred to in clauses (a) through (h) above; provided, that for purposes of this definition, deferred purchase obligations shall be calculated based on the net present value thereof.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner unless recourse is limited, in which case the amount of such Indebtedness shall be the amount such Person is liable therefor (except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor).  The amount of Indebtedness of the type referred to in clause (g) above of any Person shall be zero unless and until such Indebtedness becomes due, in which case the amount of such Indebtedness shall be the amount due that is payable by such Person.  The amount of Indebtedness of the type described in clause (d) shall be calculated based on the net present value thereof.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Insurance Subsidiaries” means, collectively, MGMM Insurance Company, a Nevada corporation, M3 Nevada Insurance Company, a Nevada corporation, and any Subsidiaries of such entities formed for the purpose of facilitating and providing insurance coverage and claims services for the Company and its Subsidiaries.

“Intellectual Property” has the meaning specified in Section 5.23.

“Intellectual Property License Agreements” has the meaning specified in the Security Agreement.

“Interest Charges” means, for any Person, as of the last day of any fiscal period, the sum of (a) all interest, fees, prepayment premiums, debt discount, charges and related expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter or, in the case of Term A Loans and Revolving Loans only, one week thereafter, as selected by the Borrowers in the relevant Committed Loan Notice, or such other period that is twelve months or less requested by the Borrowers and consented to by all Appropriate Lenders; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such

Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investments” of any Person means (a) any loan or advance of funds or credit by such Person to any other Person, (b) any Guaranty Obligation by such Person in respect of the Indebtedness or other obligation of any other Person (provided that upon termination of any such Guaranty Obligation, no Investment in respect thereof shall be deemed outstanding, except as contemplated in clause (e) below), (c) any purchase or other acquisition of any Equity Interests or indebtedness or obligations of any other Person, (d) any capital contribution by such Person to any other Person, (e) any payment under any Guaranty Obligation by such Person in respect of the Indebtedness or other obligation of any other Person, (f) the acquisition of Cash Equivalents or (g) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such investment which has actually been received in cash or Cash Equivalents or has been converted into cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and any Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Lead Arrangers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Barclays Bank PLC, J.P. Morgan Securities LLC, BNP Paribas Securities Corp., RBS Securities Inc., Citigroup Global Markets Inc., SMBC Nikko Capital Markets Ltd. and Credit Agricole Corporate and Investment Bank.

“Joint Venture” means any Person, other than an individual or a Wholly Owned Subsidiary of the Company, in which the Company or a Restricted Subsidiary holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America and each other L/C Issuer designated pursuant to Section 2.03(m), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 11.06(a).  An L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes any Incremental Lender from time to time party hereto pursuant to Section 2.13 and any person that becomes an Other Revolving Lender or Other Term Lender from time to time party hereto pursuant to Section 2.14.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, that commercial letters of credit will only be issued for cash payment upon presentation of a sight draft and other customary terms acceptable to the L/C Issuer for that Letter of Credit.  Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $500,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of the Net Funded Indebtedness as of such date to (b) Borrower Group EBITDA for the most recently ended Test Period.

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate.”

“License Revocation” means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any Gaming License covering any Gaming Facility owned, leased, operated or used by the Borrowers or the Restricted Subsidiaries.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance or lien of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable Law of any jurisdiction with respect to any Property.

“Liquor Authority” has the meaning specified in Section 11.20(a).

“Liquor Laws” has the meaning specified in Section 11.20(a).

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan, a Revolving Loan, an Other Revolving Loan or an Extended Term Loan.

“Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty, the Collateral Documents, the Fee Letters and each Issuer Document.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Mandalay” means Mandalay Resort Group, a Nevada corporation (formerly known as Circus Circus Enterprises, Inc.).

“Mandalay Stub Notes” means collectively (a) the Senior Notes of Mandalay due 2036, (b) the Senior Notes of Mandalay due 2096 and (c) the Convertible Notes of Mandalay due 2033 the aggregate remaining unpaid principal amount of which is approximately $5,000,000 as of the Closing Date.

“Mandatory Prepayment Date” has the meaning specified in Section 2.04(d).

“Margin Stock” means margin stock within the meaning of Regulation T, Regulation U and Regulation X.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means an event, circumstance, occurrence or condition which has caused any of (a) a material adverse effect on the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Company and its Subsidiaries, taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Documents, or of the ability of any Borrower or any Guarantor, taken as a whole, to perform its obligations under any Loan Document to which it is a party or (c) a material adverse effect on the Collateral, taken as a whole, or the Liens on the Collateral in favor of the Administrative Agent, taken as a whole.

“Material Indebtedness” means any Indebtedness the outstanding principal amount of which is in excess of $250,000,000.

“Material Subsidiary” means any Restricted Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means (a) (i) with respect to the Revolving Facility, December 20, 2017 or the maturity is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to such Section, (ii) with respect to the Term A Facility, December 20, 2017 or the maturity is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to such Section, and (iii) with respect to the Term B Facility, December 20, 2019 or the maturity is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to such Section, and (d) with respect to any Incremental Term Facility, Other Term Facility, Other Revolving Facility, Extended Term Facility or Extended Revolving Facility, such maturity date as is specified in the relevant Incremental Joinder Agreement, Refinancing Amendment or Extension Amendment; provided, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means any deed of trust, trust deed, deed to secure debt, mortgage, leasehold mortgage or leasehold deed of trust covering Mortgaged Real Property.

“Mortgaged Real Property” means (a) each of the fee and leasehold parcels of Real Property identified on Schedule 1.01, (b) each fee or leasehold parcel of Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 6.09 and (c) each fee or leasehold parcel of Real Property added to the Collateral after the Closing Date pursuant to Section 10.10(g), other than any such property subsequently released from the Lien of the Collateral Documents in accordance with the terms of this Agreement.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a) to which any ERISA Affiliate is then making or accruing an obligation to make contributions, (b) to which any ERISA Affiliate has within the preceding five plan years made or had an obligation to make contributions, including any Person which ceased to be an ERISA Affiliate during such five-year period or (c) with respect to which the Company or any Restricted Subsidiary is reasonably likely to incur liability under Title IV of ERISA.

“Net Available Proceeds” means:

(a)           in the case of any Asset Sale, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or otherwise, but only as and when received) received by the Company or any Restricted Subsidiary directly or indirectly in connection with such Asset Sale, net (without duplication) of (A) the amount of all fees and expenses and transaction costs paid by or on behalf of the Company or any Restricted Subsidiary in connection with such Asset Sale (including, without limitation, any underwriting, brokerage or other customary selling commissions and legal, advisory and other fees and expenses, including survey, title and recording expenses, transfer taxes and expenses incurred for preparing such assets for sale, associated therewith); (B) any Taxes paid or estimated in good faith to be payable by or on behalf of any Company Party as a result of such Asset Sale (after application of all credits and other offsets that arise from such Asset Sale); (C) any repayments by or on behalf of any Company Party of Indebtedness (other than the Obligations) to the extent that such Indebtedness is secured by a Permitted Encumbrance or any other Lien permitted by Section 8.03 on the subject Property required to be repaid as a condition to the purchase or sale of such Property; (D) amounts required to be paid to any Person (other than any Company Party) owning a beneficial interest in the subject Property; and (E) amounts reserved, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale and related thereto, including pension and other post-employment benefit liabilities, purchase price adjustments, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to the Administrative Agent;

(b)           in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation (excluding proceeds constituting business interruption insurance or other similar compensation for loss of revenue) received by the Person whose Property was subject to such Casualty Event in respect of such Casualty Event net of (A) fees and expenses incurred by or on behalf of the Company or any Restricted Subsidiary in connection with recovery thereof, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property that is permitted by the Loan Documents, and (C) any Taxes paid or payable by or on behalf of the Company or any Restricted Subsidiary in respect of the amount so recovered (after application of all credits and other offsets arising from such Casualty Event) and amounts required to be paid to any Person (other than any Company Party) owning a beneficial interest in the subject Property; and

(c)           in the case of any Debt Issuance, the aggregate amount of all cash received in respect thereof by the Person consummating such Debt Issuance in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses, actually incurred in connection therewith.

“Net Funded Indebtedness” means, as of each date of determination, (a) the sum, without duplication of (i) all obligations of the Borrower Group for borrowed money; (ii) all obligations of the Borrower Group evidenced by bonds, debentures, notes, loan agreements or similar instruments; (iii) all Indebtedness of others to the extent secured by any Lien on property owned or acquired by the Borrower Group, whether or not the obligations secured thereby have been assumed; provided, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser +of the fair market value of such property and the amount of the Indebtedness secured; (iv) all Capital Lease Obligations of the Borrower Group; and (v) without duplication, (x) all Guaranty Obligations with respect to outstanding Indebtedness of the types specified in clauses (i) through (iv) above of Persons other than the Borrower Group and (y) all Indebtedness of the types specified in clauses (i) through (iv) above of Persons other than the Borrower Group that are secured by Liens on any property of the Borrower Group (in amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured), minus (ii) Unrestricted Cash.

“Net Income” means, with respect to any fiscal period and with respect to any Person, the net income (or net loss) of that Person from continuing operations for that period, determined in accordance with GAAP, consistently applied.

“New Financing” has the meaning specified in Section 2.04(a).

“New Senior Notes” means the 6.625% senior notes of the Company due 2021 in an aggregate principal amount of $1,250,000,000 issued on the Closing Date pursuant to the New Senior Note Documents.

“New Senior Note Documents” means the Indenture governing the New Senior Notes, the New Senior Notes and all other agreements, instruments and other documents pursuant to which the New Senior Notes have been or will be issued or otherwise setting forth the terms of the New Senior Notes.

“New Term Commitments” has the meaning specified in Section 2.13(a)(iii).

“New Term Loans “ has the meaning specified in Section 2.13(a)(iii).

“Non-Compliant Lender” has the meaning specified in Section 11.13.

“Non-Consenting Lender” has the meaning specified in Section 11.13.

“Non-Control Subsidiaries” means each Subsidiary of the Company in respect of which the Company and its other Subsidiaries do not have the collective right to elect a majority of the board of directors or other equivalent governing body, or otherwise lack the power to direct the management of such Subsidiary, and which is identified by the Company as a “Non-Control Subsidiary” in a notice to the Administrative Agent; provided, that the failure to give such notice shall not affect such designation.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(ii).

“Note” means a Term A Note, a Term B Note, a Revolving Note, an Incremental Term Note, an Other Term Note, an Other Revolving Note, an Extended Term Note or an Extended Revolving Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, excluding, in each case, Excluded Swap Obligations.

“Officer’s Certificate” means, as applied to any entity, a certificate executed on behalf of such entity by its Responsible Officer.

“Other Revolving Borrowing” means a borrowing consisting of simultaneous Other Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Other Revolving Lenders pursuant to the relevant Refinancing Amendment.

“Other Revolving Commitments” means one or more Tranches of revolving commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Facility” means any credit facility comprising Other Revolving Commitments and Other Revolving Loans, if any.

“Other Revolving Lender” means a Lender in respect of Other Revolving Loans.

“Other Revolving Loans” means one or more Tranches of Revolving Loans that result from a Refinancing Amendment.

“Other Revolving Note” means any promissory note executed and delivered in connection with any Other Revolving Commitments and related Other Revolving Loans, the form of which shall be specified in the applicable Refinancing Amendment.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Other Term Borrowing” means a borrowing consisting of simultaneous Other Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Other Term Lenders pursuant to the relevant Refinancing Amendment.

“Other Term Commitments” means one or more Tranches of Term Commitments hereunder that result from a Refinancing Amendment.

“Other Term Facility” means any credit facility comprising Other Term Commitments and Other Term Loans, if any.

“Other Term Lender” means a Lender in respect of Other Term Loans.

“Other Term Loans” means one or more Tranches of Term Loans that result from a Refinancing Amendment.

“Other Term Note” means any promissory note executed and delivered in connection with any Other Term Commitments and the related Other Term Loans, the form of which shall be specified in the applicable Refinancing Amendment.

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans, New Term Loans, Other Term Loans, Extended Term Loans, Other Revolving Loans and Extended Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans, Incremental Term Loans, Other Term Loans, Extended Term Loans, Other Revolving Loans and Extended Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(e).

“Party” means any Person other than the Administrative Agent, any Lender or any L/C Issuer which now or hereafter is a party to any of the Loan Documents.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is subject to Title IV of ERISA and is maintained by the Borrowers, the Restricted Subsidiaries or any of their ERISA Affiliates or to which the Borrowers, the Restricted Subsidiaries or any of their ERISA Affiliates contributes or has an obligation to contribute.

“Permits” has the meaning specified in Section 5.21.

“Permitted Acquisitions” means any acquisition, whether by purchase, merger, consolidation or otherwise, by the Borrowers or the Restricted Subsidiaries of all or substantially all the business, property or assets of, or Equity Interests in, a Person or any division or line of business of a Person or any Joint Venture, or which results in the Company owning (directly or indirectly) more than 50% of the Equity Interests in a Person, provided that (a) such acquisition shall not have been consummated pursuant to a tender offer that has not been approved by the board of directors (or functional equivalent) of such Person, (b) where the acquisition is for a consideration in excess of $50,000,000, the Leverage Ratio, on a pro forma basis after giving effect to such acquisition (and the related incurrence or assumption of any Indebtedness), as of the most recently ended Test Period, as if such acquisition (and any related incurrence or assumption of Indebtedness) had occurred on the first day of such relevant Test Period, does not exceed the greater of (i) the Leverage Ratio as of the most recently ended Test Period and (ii) 6.00:1.00, (c) with respect to an acquisition for consideration in excess of $250,000,000, the Company has delivered to the Administrative Agent an Officer’s Certificate to the effect set forth in clauses (a) and (b) above, together with all relevant financial information for the Person or assets to be acquired and (d) each Person acquired or formed in connection with, or holding the assets acquired pursuant to, such acquisitions shall become a Guarantor to the extent required by, and in accordance with, Section 6.08.

“Permitted Debt Conditions” means, in respect of any Indebtedness, that such Indebtedness (i) is not scheduled to mature prior to the date that is 91 days after the Final Maturity Date in effect at the time of issuance of that Indebtedness (excluding bridge facilities allowing extensions on customary terms to at least 91 days after such Final Maturity Date), (ii) does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations and as required by Gaming Laws and in connection with escrowed proceeds or similar special mandatory redemption provisions) (excluding bridge facilities allowing extensions on customary terms to at least 91 days after such Final Maturity Date), in each case prior to the Final Maturity Date then in effect at the time of issuance, (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iv) has no financial maintenance covenants and (v) has covenants and default and remedy provisions that in the good faith determination of the Company are not materially more restrictive, taken as a whole, than those set forth in this Agreement; it being agreed that covenants substantially similar to those in the existing senior secured notes indentures are not materially more restrictive than those set forth in this Agreement.

“Permitted Encumbrances” means:

(a)                                 inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been established in accordance with GAAP (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

(b)                                 Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

(c)                                  minor defects and irregularities in title to any Property which individually or in the aggregate do not materially impair or burden the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(d)                                 easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which individually or in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(e)                                  easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center, utility company, public facility or similar project affecting Property which individually or in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(f)                                   rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use of any Property;

(g)                                  rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, any right, power, franchise, grant, license, or permit;

(h)                                 present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

(i)                                     statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

(j)                                    covenants, conditions, and restrictions affecting the use of Property which individually or in the aggregate do not materially impair or burden the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(k)                                 rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

(l)                                     Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(m)                             Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which a Borrower or a Restricted Subsidiary is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

(n)                                 Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor);

(o)                                 Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;

(p)                                 Liens consisting of deposits of Property to secure statutory obligations of a Borrower or a Restricted Subsidiary of any Borrower;

(q)                                 Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which a Borrower or a Restricted Subsidiary is a party;

(r)                                    Liens created by or resulting from any litigation or legal proceeding involving the Company or a Restricted Subsidiary in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside by the relevant Borrower or Restricted Subsidiary and no material Property is subject to a material risk of loss or forfeiture;

(s)                                   non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of the Borrowers and the Restricted Subsidiaries of the Borrowers, taken as a whole;

(t)                                    Liens arising under applicable Gaming Laws;

(u)                                 Liens on each Mortgaged Real Property, which Liens are identified in the title policies delivered on the Closing Date pursuant to Section 4.01(a)(iv);

(v)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by a Borrower or any Restricted Subsidiary in the ordinary course of business;

(w)                               Liens arising from precautionary UCC financing statements filings regarding operating leases or consignment of goods entered into in the ordinary course of business; and

(x)                                 Liens on cash and Cash Equivalents deposited to discharge, redeem or defease Indebtedness.

“Permitted Non-Contemporaneous Refinancing” means, with respect to any Indebtedness, a financing consummated within the period beginning 12 months prior to and ending three months following the final maturity date of such Indebtedness, the proceeds of which are used to repay, prepay, redeem, retire or discharge such Indebtedness (it being understood that if such financing takes place within three months following such final maturity date, the proceeds thereof shall be deemed to have been used to repay such Indebtedness so long as Revolving Loans are repaid contemporaneously with the consummation of such financing in an amount at least equal to the amount of any Revolving Loans used to repay, prepay, redeem or discharge such Indebtedness); provided, that: (a) no Event of Default shall have occurred and be continuing or would arise therefrom; (b) any such refinancing Indebtedness shall (i) not have a stated maturity or Weighted Average Life to Maturity that is shorter than that of the Indebtedness being refinanced (provided that the stated maturity or Weighted Average Life to Maturity may be shorter if the stated maturity of any principal payment (including any amortization payments) is not earlier than the earlier of (1) the stated maturity in effect prior to such refinancing or (2) 91 days after the Final Maturity Date then in effect at the time of issuance), (ii) if the Indebtedness being refinanced is subordinated by its terms or by the terms of any agreement or instrument, be at least as subordinate to the Obligations as the Indebtedness being refinanced, (iii) be in a principal amount that does not exceed the principal amount so refinanced, plus accrued interest, plus any premium or other payment required to be paid in connection with such refinancing, plus, in either case, the amount of fees and expenses of the Borrower Group incurred in connection with such refinancing and (iv) in the case of the refinancing of any unsecured Indebtedness, the Permitted Debt Conditions are satisfied; and (c) the sole obligor on such refinancing Indebtedness shall be the Company or the original obligor on such Indebtedness being refinanced; provided, that (i) any guarantor of the Indebtedness being refinanced shall be permitted to guarantee the refinancing Indebtedness and (ii) any Loan Party shall be permitted to guarantee any such refinancing Indebtedness of any other Loan Party.

“Permitted Open Market Purchases” means the purchase by the Borrowers of Term Loans in consensual transactions with Lenders; provided that (i) (x) the aggregate principal amount of Term Loans of any given Term Facility so purchased, when combined with the aggregate amount of Term Loans of such Term Facility purchased through Auctions at or prior to the time of determination, shall not exceed 20% of the original aggregate principal amount of such Term Facility and (y) the aggregate principal amount of Term Loans of any given Term Facility so purchased shall not exceed 10% of the original aggregate principal amount of such Term Facility and (ii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrowers shall automatically be cancelled and retired by the Borrowers on the settlement date of the relevant purchase (and may not be resold).

“Permitted Refinancing” means, with respect to any Indebtedness, any refinancing thereof substantially contemporaneous with the application of the proceeds of the Indebtedness incurred to effect the refinancing (excluding, for the avoidance of doubt, any Permitted Non-Contemporaneous Refinancing); provided, that: (a) no Event of Default shall have occurred and be continuing or would arise therefrom; (b) any such refinancing Indebtedness shall (i) not have a stated maturity or Weighted Average Life to Maturity that is shorter than that of the Indebtedness being refinanced (provided that the stated maturity or Weighted Average Life to Maturity may be shorter if the stated maturity of any principal payment (including any amortization payments) is not earlier than the earlier of (1) the stated maturity in effect prior to such refinancing or (2) 91 days after the Final Maturity Date then in effect at the time of issuance), (ii) if the Indebtedness being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Indebtedness, be at least as subordinate to the Obligations as the Indebtedness being refinanced, (iii) be in a principal amount that does not exceed the principal amount so refinanced, plus accrued interest, plus any premium or other payment required to be paid in connection with such refinancing, plus, in either case, the amount of fees and expenses of the Borrower Group incurred in connection with such refinancing and (iv) in the case of the refinancing of any unsecured Indebtedness, the Permitted Debt Conditions are satisfied; and (c) the sole obligor on such refinancing Indebtedness shall be the Company or the original obligor on such Indebtedness being refinanced; provided, that (i) any guarantor of the Indebtedness being refinanced shall be permitted to guarantee the refinancing Indebtedness and (ii) any Loan Party shall be permitted to guarantee any such refinancing Indebtedness of any other Loan Party.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Company or any of the Restricted Subsidiaries pursuant to Section 8.01(n); provided, that no property constituting Collateral shall be subject to any such Sale Leaseback.

“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 7.01.

“Pledge Agreement” has the meaning specified in Section 4.01(a)(iii).

“Prepayment Restricted Indebtedness” means any series, class or issue of Indebtedness the original aggregate principal amount of which is in excess of $100,000,000 on the date of issuance thereof.

“Projections” has the meaning specified in Section 5.14.

“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, Personal or mixed and whether tangible or intangible and including all contract rights, income or revenue rights, real property interests, trademarks, trade names, equipment and proceeds of the foregoing and, with respect to any Person, Equity Interests or other ownership interests of any other Person owned by the first Person.

“Public Lender” has the meaning specified in Section 7.01.

“Qualified Equity Interest” means, with respect to any Person, any Equity Interests of such Person that are not Disqualified Equity Interests.

“Rating” has the meaning specified in the definition of “Applicable Rate.”

“Real Property” means (i) each parcel of real property leased or operated by the Borrowers or the Restricted Subsidiaries, whether by lease, license or other use or occupancy agreement, and (ii) each parcel of real property owned by the Borrowers or the Restricted Subsidiaries, together with all buildings, structures, improvements and fixtures located thereon, together with all easements, licenses, rights, privileges, appurtenances, interests and entitlements related thereto.

“Reduction Amount” has the meaning set forth in Section 2.04(b)(vi).

“Refinance” means refinance, renew, extend, exchange, replace, defease (covenant or legal) (with proceeds of Indebtedness), discharge (with proceeds of Indebtedness) or refund (with proceeds of Indebtedness), in whole or in part, including successively; and “refinancing” and “refinanced” have correlative meanings.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers executed by each of (a) the Borrowers, (b) the Administrative Agent and (c) each additional Lender and each existing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.14.

“Register” has the meaning specified in Section 11.06(e).

“Regulations T, U and X” means Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) and Regulation X (12 C.F.R. Part 224), respectively, of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be amended, modified or supplemented and in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Rejection Notice” has the meaning specified in Section 2.04(d).

“Related Indemnified Person” of an Indemnitee means (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled Affiliates and (c) the respective agents of such Indemnitee or any of its controlling persons or controlled Affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling person in this definition shall be limited to a controlled Affiliate or controlling person involved in the negotiation or syndication of the Facility.

“Related Parties” means, with respect to any Person, that Person, its Affiliates and their respective partners, directors, officers, employees, agents, trustees and advisors.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material, into, the Environment.

“Removal Effective Date” has the meaning specified in Section 10.06(b).

“Repricing Event” means (i) any prepayment or repayment of Term B Loans with the proceeds of any Specified Bank Financing with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount) less than the “effective yield” applicable to the Term B Loans and (ii) a transaction pursuant to which any Term B Lender that does not consent to an amendment or other modification or waiver to this Agreement which effectively reduces the “effective yield” applicable to the Term B Loans is replaced as a Lender under Section 11.13.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Extended Revolving Lenders” means, as of any date of determination, Extended Revolving Lenders holding more than 50% of the sum of the (a) the aggregate outstanding principal amount of Extended Revolving Loans as of such date and (b) aggregate unused Extended Revolving Commitments; provided that the unused Extended Revolving Commitment of, and the portion of the aggregate outstanding principal amount of Extended Revolving Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Extended Revolving Lenders.

“Required Extended Term Lenders” means, as of any date of determination, for each Extended Term Facility, Lenders holding more than 50% of the sum of the aggregate relevant Extended Term Loans on such date; provided that the portion of such Extended Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Extended Term Lenders.

“Required Incremental Term Lenders” means, as of any date of determination, for each Incremental Term Facility, Lenders holding more than 50% of the sum of the aggregate relevant Incremental Term Loans and Incremental Term Commitments on such date; provided that the portion of such Incremental Term Loans and Incremental Term Commitments held by any

Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments, Other Revolving Commitments and Extended Revolving Commitments; provided that Commitments of, and the Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Other Revolving Lenders” means, as of any date of determination, Other Revolving Lenders holding more than 50% of the sum of the (a) the aggregate outstanding principal amount of Other Revolving Loans as of such date and (b) aggregate unused Other Revolving Commitments; provided that the unused Other Revolving Commitment of, and the portion of the aggregate outstanding principal amount of Other Revolving Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Other Revolving Lenders.

“Required Other Term Lenders” means, as of any date of determination, for each Other Term Facility, Lenders holding more than 50% of the sum of the aggregate relevant Other Term Loans and Other Term Commitments on such date; provided that the portion of such Other Term Loans and Other Term Commitments held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Other Term Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders holding more than 50% of the sum of the (a) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments; provided that the unused Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Revolving/Tranche A Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition), (b) aggregate unused Revolving Commitments and (c) the Term A Facility and Incremental Term A Loans on such date; provided that the unused Revolving Commitment of, and the portion of the Total Revolving Outstandings and the portion of the Term A Facility and Incremental Term A Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving/Tranche A Lenders.

“Required Term A Lenders” means, as of any date of determination, for each Term A Facility, Term A Lenders and Incremental Lenders holding more than 50% of the aggregate sum of the Term A Facility and Incremental Term A Loans on such date; provided that the portion of the Term A Facility and Incremental Term A Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Required Term B Lenders” means, as of any date of determination, for each Term B Facility, Term B Lenders and Incremental Lenders holding more than 50% of the aggregate sum of Term B Facility and Incremental Term B Loans on such date; provided that the portion of the Term B Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

“Requirement of Law” means, as to any Person, any Law or determination of an arbitrator or any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resignation Effective Date” has the meaning specified in Section 10.06(a).

“Responsible Officer” means the Company’s chief executive officer, chief operating officer, treasurer, assistant treasurer, secretary, assistant secretary, executive vice presidents and senior vice presidents and, regardless of designation, the chief financial officer of the Company, provided that the Company may designate one or more other officers as Responsible Officers for the purpose of executing requests for credit extensions under this Agreement by delivery of an incumbency certificate to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer on behalf of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and other action, as applicable, on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the holders of the Equity Interests in such Person; provided that (i) the exercise by the Company of rights under derivative securities linked to Equity Interests underlying Convertible Debt or similar products purchased by the Company in connection with the issuance of such Convertible Debt and (ii) any termination fees or similar payments in connection with the termination of warrants or other Equity Interests issued in connection with such Convertible Debt shall not be considered to be a “Restricted Payment.”

“Restricted Subsidiaries” means all existing and future Subsidiaries of the Company other than the Unrestricted Subsidiaries.

“Revaluation Date” means with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof and (iii) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency; provided that if no such revaluation has occurred during any calendar quarter, the “Revaluation Date” shall mean the last day of such calendar quarter.

“Revocation” has the meaning specified in Section 6.11.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(c).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(c), and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Revolving Commitments as of the Closing Date is $1,200,000,000.

“Revolving Extension Request” has the meaning specified in Section 2.15(b).

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment at such time.

“Revolving Loan” has the meaning specified in Section 2.01(c).

“Revolving Note” means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit C-3.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Company or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Borrower and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VIII that is entered into by and between any Borrower and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” has the meaning specified in Section 4.01(a)(iii).

“Senior Secured Notes” means, collectively, the 13.000% Senior Secured Notes of the Company due 2013, the 10.375% Senior Secured Notes of the Company due 2014, the 11.125% Senior Secured Notes of the Company due 2017 and the 9.000% Senior Secured Notes of the Company due 2020.

“Solvent” and “Solvency” means, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.  For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, without duplication.

“SPC” has the meaning specified in Section 11.06(h).

“SPC Register” has the meaning specified in Section 11.06(i).

“Specified Bank Financing” means any bank or institutional loan financing (including any Incremental Term Loans, Other Term Loans, Other Revolving Loans, Extended Term Loans and Extended Revolving Loans) incurred by the Borrowers or the Restricted Subsidiaries, the primary purpose of which is a lower “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount)  than the “effective yield” on the Term B Loans in each case, other than in connection with a Change of Control or an acquisition or investment or other transaction not otherwise permitted by the Loan Documents.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or an L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the

Administrative Agent or such L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

For the avoidance of doubt, and only by way of example, as of the Closing Date, CityCenter Holdings is only 50% owned by the Company and therefore is not a Subsidiary of the Company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” has the meaning specified in the definition of “Excluded Swap Obligation”.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term A Commitment as of the Closing Date is $1,050,000,000.

“Term A Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A Commitments at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A Loans at such time.

“Term A Loan” means an advance made by any Term A Lender under the Term A Facility.

“Term A Note” means a promissory note made by the Borrowers in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit C-1.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(a).

“Term B Commitment” means, as to each Term B Lender, its obligation to make Term B Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term B Commitment as of the Closing Date is $1,750,000,000.

“Term B Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means at any time, (a) on the Closing Date, Bank of America, N.A. and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.

“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.

“Term B Note” means a promissory note made by the Borrowers in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-2.

“Term Borrowing” means any of a Term A Borrowing, a Term B Borrowing, an Incremental Term Borrowing, an Other Term Borrowing and an Extended Term Borrowing.

“Term Commitment” means any of a Term A Commitment, a Term B Commitment, an Incremental Term A Commitment, an Incremental Term B Commitment and an Other Term Commitment.

“Term Facilities” means, at any time, the Term A Facility, the Term B Facility, any Incremental Term Facilities, any Other Term Facility and any Extended Term Facility.

“Term Loan” means a Term A Loan, a Term B Loan, an Incremental Term Loan, an Other Term Loan or an Extended Term Loan.

“Term Loan Extension Request” has the meaning specified in Section 2.15(a).

“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Cash Management Obligations) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless backstopped or Cash Collateralized in an amount equal to 103% of L/C Obligations with respect to any such Letter of Credit or otherwise in an amount and/or in a manner reasonably acceptable to the applicable L/C Issuer).

“Test Period” means for any date of determination the period of the four most recently ended consecutive Fiscal Quarters of Borrowers and the Restricted Subsidiaries for which financial statements are available.

“Total Assets” means, as of any date of determination, the total assets of the Borrowers and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company delivered in accordance with Section 7.01(a) or Section 7.01(b).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means (i) in respect of the Revolving Facility, the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations, (ii) in respect of any Other Revolving Facility, the aggregate Outstanding Amount of all applicable Other Revolving Loans and (iii) in respect of any Extended Revolving Facility, the aggregate Outstanding Amount of all applicable Extended Revolving Loans.

“Tranche” means (i) when used with respect to Lenders, each of the following classes of Lenders:  (a) Lenders having Revolving Loans or Revolving Commitments, (b) Lenders having such other Tranche of Revolving Loans or Revolving Commitments created pursuant to an

Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment, (c) Lenders having Term A Commitments, Incremental Term A Commitments or Term A Loans, (d) Lenders having Term B Commitments, Incremental Term B Commitments or Term B Loans and (e) Lenders having such other Tranche of Term Commitments or Term Loans created pursuant to an Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment, and (ii) when used with respect to Loans or Commitments, each of the following classes of Loans or Commitments:  (a) Revolving Loans or Revolving Commitments, (b) such other Tranche of Revolving Commitments or Revolving Loans created pursuant to an Extension Amendment or Incremental Joinder Agreement, (c) Term A Commitments, Incremental Term A Commitments or Term A Loans, (d) Term B Commitments, Incremental Term B Commitments or Term B Loans and (e) such other Tranche of Term Commitments or Term Loans created pursuant to an Extension Amendment, an Incremental Joinder Agreement or a Refinancing Amendment.

“Transaction” means, collectively, (a) the issuance and sale of the New Senior Notes, (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents, the New Senior Note Documents to which they are or are intended to be a party, (c) the refinancing (including through defeasance or satisfaction and discharge) of the Senior Secured Notes and (d) the payment of certain fees and expenses incurred in connection with the consummation of the foregoing.

“Transfer Agreement” means any trust or similar arrangement required by any Gaming Authority from time to time with respect to the Equity Interests of any Restricted Subsidiary (or any Person that was a Restricted Subsidiary) or any Gaming Facility.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Unconsolidated Affiliate” means any Person for which a Borrower or a Restricted Subsidiary accounts for its interests in such person under the equity method of accounting in accordance with GAAP.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means, as of any date of determination, all cash and Cash Equivalents included in the balance sheets of the Borrowers and the Restricted Subsidiaries as of

such date that, in each case, are free and clear of all Liens, other than Liens in favor of the Administrative Agent for the benefit of the Secured Parties and non-consensual Liens that are Permitted Encumbrances, but excluding all cash and Cash Equivalents of the Borrowers and the Restricted Subsidiaries held in casino cages.

“Unrestricted Subsidiaries” means (a) Foreign Subsidiaries, (b) MGM Grand Detroit II, LLC, a Delaware limited liability company, (c) the Insurance Subsidiaries, (d) Non-Control Subsidiaries, (e) the Subsidiaries listed on Schedule 5.04 as a “Specified Unrestricted Subsidiary”, (f) each Subsidiary of the Company designated as an “Unrestricted Subsidiary” pursuant to and in compliance with Section 6.11 and Section 8.06, and (g) any Subsidiary of a Person that is an Unrestricted Subsidiary of the type described in clauses (a) through (f) above.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(IV).

“Weighted Average Life to Maturity” means, on any date and with respect to the aggregate amount of the Term Loans, an amount equal to (a) the scheduled repayments of such Term Loans to be made after such date, multiplied by the number of days from such date to the date of such scheduled repayments divided by (b) the aggregate principal amount of such Term Loans.

“Wholly Owned Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the Equity Interests (other than directors’ qualifying shares, nominee shares or other similar securities) are directly or indirectly owned or controlled by such Person.  Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary means a Wholly Owned Subsidiary of the Company.

“Withdrawal Liability” means liability by an ERISA Affiliate to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.

(a)                                 Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis (except as otherwise disclosed in such financial statements), as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Company or the Required Revolving/Tranche A Lenders shall so request, the Administrative Agent, the Required Revolving/Tranche A Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Revolving/Tranche A Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)                                  Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Accounting Standards Codification 810 “Consolidation,” as if such variable interest entity were a Subsidiary as defined herein.

1.04                        Rounding.  Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.06                        Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07                        Exchange Rates; Currency Equivalents Generally.

(a)                                 Any amount specified in this Agreement (other than in the definitions of “Revolving Commitment,” “Term A Commitment,” “Term B Commitment,” and Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of such currency with Dollars.

(b)                                 The applicable L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Letters of Credit denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the applicable L/C Issuer.

(c)                                  Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

1.08                        Additional Alternative Currencies.

(a)                                 The Company may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  Such request shall be subject to the reasonable approval of the Administrative Agent and the applicable L/C Issuer.

(b)                                 Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the applicable L/C Issuer, in their reasonable discretion).  The Administrative Agent shall promptly notify such L/C Issuer of such request.  Such L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its reasonable discretion, to the issuance of Letters of Credit in such requested currency.

(c)                                  Any failure by any L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such L/C Issuer to permit Letters of Credit to be issued in such requested currency.  If the Administrative Agent and such L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company.

1.09                        Change of Currency.

(a)                                 Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption.  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)                                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may, with the consent of the Borrower, from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)                                  Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.10                        Amendment and Restatement.  On the Closing Date, the Class A Loans (as defined in the Existing Credit Agreement) shall be repaid with proceeds of the Term B Loans and the Class A Funding Requirements (as defined in the Existing Credit Agreement) shall be amended and restated in their entirety as Revolving Commitments hereunder as set forth on Schedule 2.01.  On the Closing Date and immediately prior to the effectiveness of this Agreement, no Class B Loans (as defined in the Existing Credit Agreement) or Class D Loans (as defined in the Existing Credit Agreement) are outstanding pursuant to the Existing Credit Agreement.  On the Closing Date, the Class C Loans (as defined in the Existing Credit Agreement) and the Class E Loans (as defined in the Existing Credit Agreement) will be repaid with proceeds of the New Senior Notes and cash on hand.  The parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the obligations under the Existing Credit Agreement and that all such obligations are in all respects continued and outstanding as Obligations under this Agreement except to the extent such Obligations are modified from and after the Closing Date as provided in this Agreement and the other Loan Documents.  Each Lender that was a Lender (as defined in the Existing Credit Agreement) party to the Existing Credit Agreement hereby agrees that this Agreement amends and restates the Existing Credit Agreement in its entirety effective as of the Closing Date.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        The Loans.

(a)                                 The Term A Borrowing.  Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single loan to the Company on the Closing Date in an amount not to exceed such Term A Lender’s Term A Commitment Percentage of the Term A Facility.  The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)                                 The Term B Borrowing.  Subject to the terms and conditions set forth herein, on the Closing Date, Bank of America, N.A. will make Term B Loans in the aggregate principal amount of $1,750,000,000.  A $450,000,000 portion of such Term B Loans will be made to the Company and Detroit (on a joint and several basis pursuant to Section 11.19) and will be made to refinance the obligations of Detroit under the Existing Credit Agreement, and the remaining $1,300,000,000 will be advanced to the Company (without liability to Detroit).  Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.  Term B Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

(c)                                  The Revolving Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Revolving Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Lender’s Revolving Commitment.  Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.04, and reborrow under this Section 2.01(c).  Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(d)                                 The Detroit Loans and other Detroit Obligations.  Detroit shall initially be deemed to be a Borrower solely with respect to the $450,000,000 of Term B Loans referred in in clause (b) of this Section 2.01, and the Company shall be jointly and severally obligated with respect to the Detroit Loans as set forth in Section 11.19.  From time to time following the Closing Date, Detroit shall thereafter be deemed to be a Borrower in respect of an undivided portion of the outstanding Loans equal to the Detroit Amount.  The outstanding obligations of Detroit (but not the Company or any other Loan Party) in respect of the Obligations shall reduce to reflect any reduction in the Detroit Amount required by the Detroit Orders.  From time to time, as and to the extent permitted by the Detroit Orders, Detroit may also borrow additional Loans and obtain additional Letters of Credit, however each Loan made to Detroit and each Letter of Credit issued hereunder to Detroit shall be used solely and directly to finance and/or refinance the development, construction or operation of hotel/casino properties owned by Detroit, and the Company shall be jointly and severally obligated with respect to such additional Loans and Letters of Credit as set forth in Section 11.19.

(e)                                  Detroit Collateral.  Notwithstanding anything to the contrary set forth in this Agreement, with respect to the Liens in the Detroit Collateral and any Proceeds or other distributions with respect to the Detroit Collateral, each of the Secured Parties shall have an equal and ratable right and interest therein, provided that the amount of Obligations so secured shall in no event exceed the Detroit Amount.

2.02                        Borrowings, Conversions and Continuations of Loans.

(a)                                 Each Term Borrowing, each Revolving Borrowing, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 10:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, or (ii) on the requested date of any Borrowing of Base Rate Loans; provided that, if the Borrowers wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the

Administrative Agent not later than 10:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them, and not later than 10:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrowers (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all Appropriate Lenders.  Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Section 2.03(c)(ii), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Term Borrowing, a Revolving Borrowing, a conversion of Term Loans or Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrowers request a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Term Borrowing or a Revolving Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers, as specified in such Committed Loan Notice, on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, that if, on the date a Committed Loan Notice with respect to a Revolving Borrowing is given by the Borrowers, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  Upon the occurrence and during the continuation of an Event of Default, the Required Lenders may require by notice to the Borrowers that no Loans may be converted to or continued as Eurodollar Rate Loans.

(d)                                 The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Term A Borrowings, all conversions of Term A Loans from one Type to the other, and all continuations of Term A Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Term A Facility.  After giving effect to all Term B Borrowings, all conversions of Term B Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Term B Facility.  After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than 12 Interest Periods in effect in respect of the Revolving Facility.  The maximum number of Interest Periods in respect of any Incremental Term Facility, Other Term Facility, Other Revolving Facility, Extended Term Facility or Extended Revolving Facility shall be set forth in the relevant Incremental Joinder Agreement, Refinancing Amendment or Extension Amendment, as applicable.

2.03                         Letters of Credit.

(a)                                  The Letter of Credit Commitment.

(i)                                     Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued under this Agreement and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Revolving Facility, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Commitment, and (z) the

Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit.  Each request by the Borrowers for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by each Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)                                No L/C Issuer shall issue any Letter of Credit if:

(A)                               subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B)                               the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii)                             No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)                               the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)                               except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit;

(D)                               except as otherwise agreed by the Administrative Agent and the relevant L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)                                the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;

(F)                                 such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G)                               a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements, including the delivery of Cash Collateral in an amount equal to 103% of L/C Obligations with respect to any such Letter of Credit or otherwise in an amount and/or in a manner reasonably acceptable to such L/C Issuer, with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iii)) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its reasonable discretion.

(iv)                              No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)                                 No L/C Issuer shall have any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                              Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer.  Such Letter of Credit Application may

be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may reasonably require.  Additionally, each Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowers and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless such L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary), as specified in such Letter of Credit Application, or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii)                               If the Borrowers so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by such L/C Issuer, the Borrowers shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (unless each Revolving Lender has approved such expiry date and such Issuing Bank shall be satisfied with the arrangements with respect to the period commencing on the Letter of Credit Expiration Date and ending on such expiry date); provided, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that any Revolving Lender has elected to not permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Borrowers that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to each Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrowers and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the Borrowers shall reimburse the applicable L/C Issuer through the Administrative Agent in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrowers shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Borrowers will reimburse such L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrowers of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency.  In the event that (I) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (II) the Dollar amount paid by the Borrowers, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Borrowers agree, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.  If the Borrowers fail to so reimburse such L/C Issuer by such time, the applicable L/C Issuer shall promptly notify the Administrative Agent who shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Percentage thereof.  In such event, the Borrowers shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by such L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Revolving Lender (including each Revolving Lender that is an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in Dollars in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)                                 Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse each L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, a Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Committed Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Revolving Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of such L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from any Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Obligations Absolute.  The obligation of the Borrowers to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of any Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrowers;

(v)                                 honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)                              any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)                           any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)                        any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or any Subsidiary or in the relevant currency markets generally; or

(ix)                              any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, the Borrowers will immediately notify the applicable L/C Issuer.  Each Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                   Role of L/C Issuer.  Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of such L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of such L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, that anything in such clauses to the contrary notwithstanding, any Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct, gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificates strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, such L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)                                  Cash Collateral.  Upon the request of the Administrative Agent, (i) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount equal to 103% of such L/C Obligations or otherwise in an amount and/or in a manner reasonably acceptable to the applicable L/C Issuer.  Sections 2.04 and 9.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this Section 2.03, Section 2.04 and Section 9.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of any L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  Each Borrower hereby grants to the Administrative Agent, for the benefit of such L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent and Liens arising by operation of Law that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse such L/C Issuer.

(h)                                 Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP at the time of issuance shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrowers for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA),

or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)                                     Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the amounts set forth from time to time as that Issuing Lender’s published scheduled fees for such services and (ii) for each standby Letter of Credit equal to the Applicable Rate with respect to the Revolving Facility times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (A) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (B) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j)                                    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate per annum specified in the applicable Fee Letter between the Company and such L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowers and such L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the applicable Fee Letter between the Company and such L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrowers shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)                                 Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)                                     Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse each L/C Issuer hereunder for any and all drawings under such Letter of Credit.  Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m)                             Additional L/C Issuers.  From time to time, the Borrowers may by notice to the Administrative Agent with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and the applicable Revolving Facility Lender designate such Revolving Facility Lender (in addition to Bank of America) to act as an L/C Issuer hereunder.  In the event that there shall be more than one L/C Issuer hereunder, each reference to “the L/C Issuer” hereunder with respect to any L/C Issuer shall refer to the person that issued such Letter of Credit and each such additional L/C Issuer shall be entitled to the benefits of this Agreement as an L/C Issuer to the same extent as if it had been originally named as the L/C Issuer hereunder.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit (including any Existing Letter of Credit) to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer (other than Bank of America) will also deliver to the Administrative Agent a true and complete copy of such Letter of Credit or amendment.  On the last Business Day of each March, June, September and December (and on such other dates as the Administrative Agent may request), each L/C Issuer shall provide the Administrative Agent a list of all Letters of Credit (including any Existing Letter of Credit) issued by it that are outstanding at such time together with such other information as the Administrative Agent may reasonably request.

2.04                        Prepayments.

(a)                                 Optional.  Subject to the last sentence of this Section 2.04(a) and to Section 8.11, any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 9:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Types of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Periods of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.04(a) shall be applied

(x) ratably to the Term A Facility, the Term B Facility, each Incremental Term Facility, each Other Term Facility and each Extended Term Facility and (y) to the principal repayment installments thereof in forward order of maturity, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.  Notwithstanding anything to the contrary contained herein, (i) the Borrowers shall not be permitted to prepay the Term B Facility pursuant to this Section 2.04(a) during the period from the Closing Date through the date ten Business Days thereafter and (ii) any prepayment of the Term B Facility made after the date that is ten Business Days after the Closing Date but on or prior to the first anniversary of the Closing Date in connection with a Repricing Event shall be accompanied by the payment of the fee described in Section 2.08(c).  Notwithstanding the foregoing, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a new financing that would result in the repayment of all Obligations in connection therewith, the termination of the Loans and Commitments under this Agreement and the release or termination of all Liens securing the Obligations hereunder (a “New Financing”), such notice of prepayment may be revoked if such New Financing is not consummated.

(b)                                 Mandatory.

(i)                                     Within ten Business Days after receipt by any Borrower or any Restricted Subsidiary of any Net Available Proceeds from any Asset Sale or series of related Asset Sales permitted by Section 8.01(a), (d), (e), (f), (l), (m) or (n), the Borrowers shall either (1) prepay an aggregate principal amount of Loans or (2) irrevocably commit to prepay, redeem, purchase, defease or otherwise satisfy other term Indebtedness of the Borrowers to the extent permitted by Section 8.05 (and thereafter consummate such prepayment, redemption, purchase, defeasance or satisfaction within an additional 45 days), or any combination of the foregoing in an aggregate amount equal to 100% of such Net Available Proceeds (with any prepayments of the Loans to be applied as set forth in clauses (iv) and (vi) below); provided, that at the election of the Borrowers (as notified by the Borrowers to the Administrative Agent within ten Business Days following the date of such Asset Sale), the Company and its Restricted Subsidiaries may reinvest all or any portion of such Net Available Proceeds in assets that are used or useful in the business of the Borrowers and the Restricted Subsidiaries (including by way of merger or Investment) (x) within 365 days following the date of such Asset Sale or (y) if the Company and its Restricted Subsidiaries enter into a legally binding commitment to use such Net Available Proceeds before the expiration of the 365-day period referred to in preceding clause (x), within 180 days after the end of such 365-day period; provided further, however, that any Net Available Proceeds not subject to such legally binding commitment or so reinvested within such 365-day period (as such period may be extended as permitted above)(or, in either case, such earlier date, if any, as the Company or such Restricted Subsidiary determines not to reinvest the Net Available Proceeds from such Asset Sale as set forth above) shall be immediately applied to the prepayment of the Loans or other term Indebtedness as set forth in this Section 2.04(b)(i).

(ii)                                  Within ten days after the receipt by any Borrower or any Restricted Subsidiary of any Net Available Proceeds from any Debt Issuance, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all such Net Available Proceeds (such prepayments to be applied as set forth in clauses (iv) and (vi) below).

(iii)                             Within ten days after the receipt by any Borrower or any Restricted Subsidiary of any Net Available Proceeds of any Casualty Event (other than Casualty Events in respect of assets or property that are not Collateral or where the Net Available Proceeds therefrom do not exceed $50,000,000), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Available Proceeds received therefrom (such prepayments to be applied as set forth in clauses (iv) and (vi) below); provided, that, with respect to any Net Available Proceeds realized with respect to any such Casualty Event, at the election of the Borrowers (as notified by the Borrowers to the Administrative Agent within 45 days following such Casualty Event, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Available Proceeds in the replacement or restoration of any properties or assets in respect of which such Net Available Proceeds were paid or in assets that are used or useful in the business of the Borrowers and the Restricted Subsidiaries (including by way of merger or Investment) (x) within 365 days following the date of such Asset Sale or (y) if the Company or such Restricted Subsidiary enters into a legally binding commitment to use such Net Available Proceeds before the expiration of the 365-day period referred to in preceding clause (x), within 180 days after the end of such 365-day period; and provided further, however, that any Net Available Proceeds not subject to such legally binding commitment or so reinvested within such 365-day period (as such period may be extended as permitted above)(or, in either case, such earlier date, if any, as the Company or such Restricted Subsidiary determines not to reinvest such Net Available Proceeds as set forth above) shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.04(b)(iii)); and provided further, however, that with respect to any such replacement or restoration of property or assets constituting Collateral, the Company shall take all actions specified in Section 6.09 in order that such property or asset shall constitute Collateral upon the acquisition or construction thereof.

(iv)                              Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.04(b) shall be applied (a) ratably to each of the Term A Facility and the Term B Facility, any Incremental Term Facility, any Other Term Facility or any Extended Term Facility and (b) to the principal repayment installments thereof on a pro-rata basis.  Any prepayment of the Term B Facility on or prior to the first anniversary of the Closing Date pursuant to Section 2.04(b)(ii) in connection with a Repricing Event described in clause (i) of the definition thereof shall be accompanied by the payment of the fee described in Section 2.08(c).

(v)                                 If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrowers shall immediately prepay Revolving Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to 103% of such excess or otherwise in an amount and/or in a manner reasonably acceptable to the applicable L/C Issuer.

(vi)                              Prepayments of the Revolving Facility made pursuant to this Section 2.04(b), first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Facility required pursuant to clause (i), (ii), or (iii) of this Section 2.04(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings and Revolving Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrowers for use in the ordinary course of their business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the Revolving Lenders, as applicable.

(c)                                  If the terms of any agreement, instrument or indenture pursuant to which any Indebtedness (other than the Obligations) pari passu with or junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the Net Available Proceeds of any Asset Sale unless such Net Available Proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this Section 2.04(c), if the Borrowers and the Restricted Subsidiaries shall not have reinvested the Net Available Proceeds thereof as permitted by Section 2.04(b)(i) within the time frame permitted thereby (but prior to the date required to be applied to such Indebtedness), the Loans shall be repaid in an amount not less than the minimum amount that would be required to be prepaid not later than the latest time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

(d)                                 Right to Decline Proceeds.  Company shall deliver to the Administrative Agent (who will notify each Lender) notice of each prepayment required under Section 2.04(b) not less than three Business Days prior to the date such prepayment shall be made (each such date, a “Mandatory Prepayment Date”).  Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the principal amount of each Loan (or portion thereof) to be prepaid and (iii) the Type of each Loan being prepaid.  Company shall deliver to the Administrative Agent, at the time of each prepayment required under Section 2.04(b) a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the amount of such prepayment.  Administrative Agent will promptly notify each Lender holding Term Loans of the contents of Company’s repayment notice and of such Lender’s Pro Rata Share of any repayment.  Each such Lender may reject all or a portion of its Pro Rata Share of any mandatory repayment of Term Loans required to be made pursuant to Section 2.04(b) (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and Company no later than 5:00 p.m. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from Administrative Agent regarding such repayment.  Each Rejection Notice shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender.  If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled.  Any Declined Proceeds remaining thereafter shall be retained by the Company.

2.05                        Termination or Reduction of Commitments.

(a)                                 Optional.  The Company may, upon notice to the Administrative Agent, terminate the Revolving Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Facility or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:00 a.m. 3 Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized (in an amount equal to 103% of such Outstanding Amount or otherwise in an amount and/or in a manner reasonably acceptable to the applicable L/C Issuer) thereunder would exceed the Letter of Credit Sublimit.  Notwithstanding the foregoing, if such notice of reduction indicates that such reduction is to be funded with the proceeds of a New Financing, such notice of reduction may be revoked if such New Financing is not consummated.

(b)                                 Mandatory.

(i)                                     The aggregate Term A Commitments shall be automatically and permanently reduced to zero after giving effect to the Term A Loans (if any) on the Closing Date.

(ii)                                  The aggregate Term B Commitments shall be automatically and permanently reduced to zero after giving effect to the Term B Loans (if any) on the Closing Date.

(iii)                               If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.05, the Letter of Credit Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(iv)                              After any Incremental Term Loans, Other Term Loans or Extended Term Loans are made, the relevant portion of any Incremental Term A Commitments, Incremental Term B Commitments or Other Term Commitments shall be automatically and permanently reduced to zero.

(v)                                 With respect to any Other Revolving Facility or Extended Revolving Facility, as provided in the applicable Incremental Joinder Agreement, Refinancing Amendment or Extension Amendment.

(c)                                  Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Revolving Commitment under this Section 2.05.  Upon any reduction of the

Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount.  All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination.

2.06                        Repayment of Loans.

(a)                                 Term A Loans.  The Borrowers shall repay to the Term A Lenders on the last day of each calendar quarter from and after March 31, 2013, an amount equal to 0.25% of the aggregate principal amount of the Term A Loans outstanding as of the Closing Date; provided, that (i) such principal repayment installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04 and (ii) the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(b)                                 Term B Loans.  The Borrowers shall repay to the Term B Lenders on the last day of each calendar quarter from and after March 31, 2013, an amount equal to 0.25% of the aggregate principal amount of the Term B Loans outstanding as of the Closing Date; provided, that (i) such principal repayment installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04 and (ii) the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

(c)                                  Revolving Loans.  The Borrowers shall repay to the Revolving Lenders on the Maturity Date for the Revolving Facility the aggregate principal amount of all Revolving Loans outstanding on such date.

(d)                                 Incremental Term Loans; Extended Term Loans; Other Term Loans.  Incremental Term Loans shall mature in installments as specified in the related Incremental Joinder Agreement pursuant to which such Incremental Term Loans were made, subject, however, to Section 2.13(b). Extended Term Loans shall mature in installments as specified in the applicable Extension Amendment pursuant to which such Extended Term Loans were established, subject, however, to Section 2.15(a).  Other Term Loans shall mature in installments as specified in the related Refinancing Amendment pursuant to which such Other Term Loans were made, subject, however, to Section 2.14(a).

(e)                                  Extended Revolving Loans; Other Revolving Loans.  The Borrowers shall repay to the Extending Lenders and the Other Revolving Lenders, as applicable, the aggregate principal amount of all Extended Revolving Loans and Other Revolving Loans, respectively, outstanding on the Maturity Date for such Extended Revolving Facility and such Other Revolving Facility, as specified in the applicable Incremental Joinder Agreement, Extension Amendment or Refinancing Amendment.

(f)                                   Limitations as to Detroit.  Notwithstanding the foregoing provisions of this Section 2.06, the obligations of Detroit shall be limited as set forth in Section 2.01.

2.07        Interest.

(a)           Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility.

(b)           (i)            If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)          Upon the request of the Required Lenders, while any Event of Default (other than as set forth in clauses (b)(i) and (b)(ii) above) exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08        Fees.  In addition to certain fees described in Sections 2.03(i) and (j):

(a)           Commitment Fee.  The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Facility.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b)           Other Fees.  The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c)           Repricing Fee.  If a Repricing Event is consummated on or prior to the first anniversary of the Closing Date, the Company agrees to pay to the Administrative Agent, for the ratable account of each Term B Lender with Term B Loans that are either repaid or Term B Loans of any Term B Lender that withholds its consent to such Repricing Event and is replaced as a Lender under Section 11.13, a fee in an amount equal to 1.00% of (x) in the case of a Repricing Event described in clause (i) of the definition thereof, the aggregate principal amount of all Term B Loan prepaid in connection with such Repricing Event and (y) in the case of a Repricing Event described in clause (ii) of the definition thereof, the aggregate principal amount of all Term B Loans of any Term B Lender that withholds its consent to such Repricing Event and is replaced as a Lender under Section 11.13.  Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.

2.09        Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10        Evidence of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11        Payments Generally; Administrative Agent’s Clawback.

(a)           General.  All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by each Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. on the date specified herein.  If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received (i) by the Administrative Agent after 12:00 p.m., in the case of payments in Dollars, or (ii) by the Administrative Agent or the applicable L/C Issuer after the Applicable Time in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)           (i)            Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 10:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender (severally) and each Borrower (jointly and severally with the other Borrower but severally and not jointly with the applicable Lender) agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the

Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from any Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or such L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to any Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.12        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this Section 2.12 shall not be construed to apply to (A) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to any Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.12 shall apply except in connection with Permitted Open Market Purchases).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.13        Incremental Facilities.

(a)           Borrower Request.  The Borrowers may, at any time, by written notice to the Administrative Agent, request:

(i)            the establishment of additional Term A Loans with terms and conditions identical to the terms and conditions of existing Term A Loans hereunder (“Incremental Term A Loans” and the related commitments, the “Incremental Term A Commitments”), provided, that, upfront fees or original issue discount may be paid to Lenders providing such Incremental Term A Commitments,

(ii)           the establishment of additional Term B Loans with terms and conditions identical to the terms and conditions of existing Term B Loans hereunder (“Incremental Term B Loans” and the related commitments, the “Incremental Term B Commitments”); provided, that, upfront fees or original issue discount may be paid to Lenders providing such Incremental Term B Commitments, and/or

(iii)          the establishment of one or more new term loans (“New Term Loans” and the related commitments, “New Term Commitments”);

provided, that (x) the aggregate principal amount of all Incremental Term A Loans, Incremental Term B Loans and New Term Loans (collectively, “Incremental Term Loans”) and Incremental Term A Commitments, Incremental Term B Commitments and New Term Commitments (collectively, “Incremental Term Commitments”) shall not exceed $500,000,000 and (y) any such request for Incremental Term Commitments shall be in a minimum amount of $50,000,000.  Each such notice shall specify the identity of each Eligible Assignee (and any existing Lender) to whom the Borrowers propose any portion of such Incremental Term Commitments be allocated and the amounts of such allocations; provided, that (A) any existing Lender approached to provide all or a portion of the Incremental Term Commitments may elect or decline, in its sole discretion, to provide all or any portion of such Incremental Term Commitment offered to it and (B) any Eligible Assignee that is not an existing Lender which agrees to make available an Incremental Term Commitment shall be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) (each Incremental Lender or existing Lender which agrees to make available an Incremental Term Commitment shall be referred to as an “Incremental Lender”).

(b)           Incremental Effective Date.  The Incremental Term Commitments shall be effected by a joinder agreement to this Agreement (the “Incremental Joinder Agreement”) executed by the Borrowers, the Administrative Agent and each Incremental Lender making or providing such Incremental Term Commitment, in form and substance reasonably satisfactory to each of them (including, without limitation, such technical amendments as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrowers, to give effect to the terms and provisions of any Incremental Term Commitments (and any Loans made in respect thereof)), subject, however, to the satisfaction of the conditions precedent set forth in this Section 2.13.  The Incremental Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.13.  If the Incremental Term Commitments are provided in accordance with this Section 2.13, the Borrowers shall determine the effective date (each, an “Incremental Effective Date”) and the final allocation of such Incremental Term Commitments.  As a condition precedent to any such Incremental Term Commitments the following shall have been satisfied:

(i)            the conditions set forth in Section 4.02(a) and (b) shall be satisfied with respect to the borrowing of the applicable Incremental Term Loans;

(ii)           the Borrowers shall deliver ALTA mortgagee’s title insurance policies in favor of Administrative Agent, in customary form and substance, with respect to each Mortgaged Real Property which, in the aggregate together with all other title insurance policies with respect to Mortgaged Real Property, is in the full amount of the Obligations under this Agreement after giving effect to such Incremental Term Commitments and Incremental Term Loans (but subject to limitations as to coverage which are materially consistent with those contained in the ALTA mortgagee’s title insurance policies delivered pursuant to Section 4.01);

(iii)          all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid;

(iv)          the Borrowers shall deliver or cause to be delivered any legal opinions reasonably requested by the Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Closing Date with respect to such Guarantor reasonably in connection with any such Incremental Term Commitments;

(v)           an Incremental Joinder Agreement shall have been duly executed and delivered by the Borrowers, the Administrative Agent and each applicable Incremental Lender making or providing such Incremental Term Commitment; and

(vi)          either: (A) the Company shall deliver a certificate of a Responsible Officer certifying that, as of the Incremental Effective Date, (1) the Detroit Collateral is subject to the perfected First Priority Liens of the Administrative Agent to secure at least $450,000,000 of the Obligations, and (2) the amount of the Detroit Collateral that is subject to such Liens is not subject to any scheduled reduction pursuant to any Requirement of Law or otherwise; or (B) the Leverage Ratio, on a pro forma basis after giving effect to the incurrence of such Indebtedness, as of the end of the most recently ended Test Period as if the incurrence of such Indebtedness had occurred on the first day of such relevant Test Period, does not exceed 6.00:1.00.

Notwithstanding the foregoing, no Incremental Term Commitment shall become effective under this Section 2.13 unless on the date of such effectiveness, (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) the Incremental Term Commitments and the Loans thereunder are secured by the Collateral, and (iii) the incurrence of such Loans will not require the granting of Liens on the Collateral or any other material property of the Loan Parties to the holder of any Material Indebtedness (including pursuant to the equal and ratable lien requirements in certain of the Company’s existing senior unsecured notes).

Upon the effectiveness of any Incremental Term Commitment pursuant to this Section 2.13, any Incremental Lender that was not a Lender hereunder at such time shall become a Lender hereunder.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of any Incremental Term Commitments, and (i) any Incremental Term A Loans (to the extent funded) shall be deemed to be Term A Loans hereunder, (ii) any Incremental Term B Loans (to the extent funded) shall be deemed to be Term B Loans hereunder and (iii) any Incremental Term Loans shall be deemed to be additional Term Loans hereunder.  Notwithstanding anything to the contrary contained herein, the Borrowers and the Administrative Agent may (and the Administrative Agent is authorized by each Lender to) execute such amendments and/or amendments and restatements of any Loan Documents as may be necessary or advisable to effectuate the provisions of this Section 2.13.

(c)           Terms of Incremental Term Commitments and Loans.  The terms and provisions of the Incremental Term Commitments and Loans made pursuant thereto shall be as follows:

(i)            the terms and provisions of Incremental Term A Loans (other than yield) shall be identical to the existing Term A Loans, with appropriate adjustments to the amortization schedule set forth in Section 2.06(a) to address such Incremental Term A Loans;

(ii)           the terms and provisions of Incremental Term B Loans (other than yield) shall be identical to the existing Term B Loans, with appropriate adjustments to the amortization schedule set forth in Section 2.06(b) to address such Incremental Term B Loans;

(iii)          the terms and provisions of any New Term Loans shall be as set forth in this Agreement or as otherwise determined by the Borrowers and Lenders under such Tranche of New Term Loans and set forth in the related Incremental Joinder Agreement and reasonably satisfactory to the Administrative Agent; provided, the Weighted Average Life to Maturity of any Tranche of New Term Loans shall be no shorter than the Weighted Average Life to Maturity of the existing Term B Loans; and

(iv)          the maturity date of the New Term Loans shall not be earlier than the Final Maturity Date;

(v)           the yield applicable to the Incremental Term Loans shall be determined by the Borrowers and the applicable Lenders and shall be set forth in each applicable Incremental Joinder Agreement; provided, that, with respect to Term B Loans only, the yield applicable to such Incremental Term Loans (after giving effect to all upfront or similar fees, original issue discount payable or interest rate floors with respect to such Incremental Term Loans) shall not be greater than the applicable interest rate payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Term B Loans (including any upfront or similar fees or original issue discount paid and payable to the Lenders hereunder), plus 50 basis points per annum unless the interest rate with respect to the Term B Loans is increased so as to cause the then applicable interest rate under this Agreement on the Term B Loans (including any upfront or similar fees or original issue discount paid and payable to the Lenders hereunder and the adjustment of any interest rate floor) to equal the yield then applicable to such Incremental Term Loans (after giving effect to all upfront or similar fees, original issue discount payable or interest rate floors with respect to such Incremental Term Loans) minus 50 basis points.

(d)           Equal and Ratable Benefit.  The Loans and Commitments established pursuant to this Section 2.13 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and the security interests created by the Collateral Documents.  The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any Incremental Term Commitments or the funding of Loans thereunder.

(e)           Conflicting Provisions.  This Section shall supersede any provisions in Section 2.12 or Section 11.01 to the contrary.

2.14        Refinancing Amendments.

(a)           At any time after the Closing Date, the Borrowers may obtain Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans, Incremental Term Loans, Other Revolving Loans, Extended Term Loans and Extended

Revolving Loans), in the form of Other Term Loans, Other Term Commitments, Other Revolving Loans or Other Revolving Commitments pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this Section 2.14 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (3) assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans.  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02, and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions reasonably requested by the Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Closing Date.  Each issuance of Credit Agreement Refinancing Indebtedness under this Section 2.14(a) shall be in an aggregate principal amount that is (x) not less than $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(b)           The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Term Commitments and Other Revolving Commitments, as applicable).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.14.

(c)           This Section shall supersede any provisions in Section 2.12, Section 11.01 or Section 11.08 to the contrary.

2.15        Extensions of Loans and Commitments.

(a)           The Borrowers may, at any time request that all or a portion of the Term Loans of any Tranche (an “Existing Term Loan Tranche”) be modified to constitute another Tranche of Term Loans in order to extend the scheduled final maturity date thereof (any such Term Loans which have been so modified, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15.  In order to establish any Extended Term Loans, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Tranche) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to those applicable to the Term Loans of the Existing Term Loan Tranche from which they are to be modified except (i) the scheduled final maturity date shall be extended to the date set forth in the applicable Extension Amendment, (ii) (A) the yield with respect to the Extended Term Loans may be higher or lower than the yield for the Term Loans of such Existing Term Loan Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased yield contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any optional or mandatory prepayments or prepayment of Term Loans hereunder in each case as specified in the respective Extension Amendment, (iv) the amortization schedule set forth in Section 2.06 or the applicable Incremental Joinder Agreement or Refinancing Amendment applicable to such Existing Term Loan Tranche shall be adjusted to reflect the scheduled final maturity date of the Extended Term Loans and the amortization schedule (including the principal amounts payable pursuant thereto) in respect of such Extended Term Loans set forth in the applicable Extension Amendment; provided, that the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans of such Existing Term Loan Tranche and (v) the covenants set forth in Section 8.12 and Section 8.13 may be modified in a manner acceptable to the Borrower, the Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the Final Maturity Date in effect immediately prior to giving effect to such Extension Amendment (it being understood that each Lender providing Extended Term Loans, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 2.12 or Section 11.08).  Each Lender holding Extended Term Loans shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Section 2.04(a) and 2.04(b)(iv) applicable to Term Loans) and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties and the Liens created by the Collateral Documents.  No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche modified to constitute Extended Term Loans pursuant to any Term Loan Extension Request.  Any Extended Term Loans of any Extension Series shall constitute a separate Tranche of Term Loans from the Existing Term Loan Tranche from which they were modified.

(b)           The Borrowers may, at any time request that all or a portion of the Revolving Commitments of any Tranche (an “Existing Revolving Tranche” and any related Revolving Loans thereunder, “Existing Revolving Loans”) be modified to constitute another Tranche of Revolving Commitments in order to extend the termination date thereof (any such Revolving Commitments which have been so modified, “Extended Revolving Commitments” and any related Revolving Loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.15.  In order to establish any Extended Revolving Commitments, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Revolving Tranche) (a

“Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be identical to those applicable to the Revolving Commitments of the Existing Revolving Tranche from which they are to be modified except (i) the scheduled termination date of the Extended Revolving Commitments and the related scheduled maturity date of the related Extended Revolving Loans shall be extended to the date set forth in the applicable Extension Amendment, (ii) (A) the yield with respect to the Extended Revolving Loans may be higher or lower than the yield for the Revolving Loans of such Existing Revolving Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any increased yield contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) the Applicable Fee Rate with respect to the Extended Revolving Commitments may be higher or lower than the Applicable Fee Rate for the Revolving Commitments of such Existing Revolving Tranche and (iv) the covenants set forth in Section 8.12 and Section 8.13 may be modified in a manner acceptable to the Borrowers, the Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the Final Maturity Date in effect immediately prior to giving effect to such Extension Amendment (it being understood that each Lender providing Extended Revolving Commitments, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 2.12 or Section 11.08).  Each Lender holding Extended Revolving Commitments shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Section 2.04(a) and 2.04(b)(iv) applicable to Existing Revolving Loans) and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties and security interests created by the Collateral Documents.  No Lender shall have any obligation to agree to have any of its Revolving Commitments of any Existing Revolving Tranche modified to constitute Extended Revolving Commitments pursuant to any Revolving Extension Request.  Any Extended Revolving Commitments of any Extension Series shall constitute a separate Tranche and Class of Revolving Commitments from the Existing Revolving Tranche from which they were modified.  If, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Existing Revolving Tranche, such Revolving Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Loans (and related participations) and Existing Revolving Loans (and related participations) in the same proportion as such Extending Lender’s Extended Revolving Commitments bear to its remaining Revolving Commitments of the Existing Revolving Tranche.  In addition, if so provided in the relevant Extension Amendment and with the consent of the applicable L/C Issuer, participations in Letters of Credit expiring on or after the latest Maturity Date for any Revolving Loans then in effect shall be re-allocated from Lenders of the Existing Revolving Tranche to Lenders holding Extended Revolving Commitments in accordance with the terms of such Extension Amendment; provided, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Extended Revolving Commitments, be deemed to be participation interests in respect of such Extended Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(c)           Borrowers shall provide the applicable Extension Request at least five Business Days prior to the date on which Lenders under the existing Tranche are requested to respond.

Any Lender wishing to have all or a portion of its Term Loans or Revolving Commitments of the existing Tranche subject to such Extension Request modified to constitute Extended Loans/Commitments (an “Extending Lender”) shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans or Revolving Commitments of the existing Tranche which it has elected to modify to constitute Extended Loans/Commitments.  In the event that the aggregate amount of Term Loans or Revolving Commitments of the existing Tranche subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Term Loans or Revolving Commitments subject to such Extension Elections shall be modified to constitute Extended Loans/Commitments on a pro rata basis based on the amount of Term Loans or Revolving Commitments included in such Extension Elections.  The Borrowers shall have the right to withdraw any Extension Request upon written notice to the Administrative Agent in the event that the aggregate amount of Term Loans or Revolving Commitments of the existing Tranche subject to such Extension Request is less than the amount of Extended Loans/Commitments requested pursuant to such Extension Request.

(d)           Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement.  Each Extension Amendment shall be executed by the Borrowers, the Administrative Agent and the Extending Lenders (it being understood that such Extension Amendment shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby).  An Extension Amendment may, subject to Sections 2.15(a) and (b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.15 (including, without limitation, such technical amendments as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Borrowers, to give effect to the terms and provisions of any Extended Loans/Commitments); provided that each Lender whose Loans or Commitments are affected by such Extension Amendment shall have approved such Extension Amendment.

(e)           In addition to any conditions precedent set forth in any applicable Extension Amendment, no Extension Amendment shall be effective unless no Event of Default shall have occurred and be continuing at the time of such extension or after giving effect thereto.

(f)            This Section shall supersede any provisions in Section 2.12 or Section 11.01 to the contrary.

2.16        Reverse Dutch Auction Repurchases.

(a)           Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the applicable Borrowers may, at any time and from time to time after the Closing Date, conduct reverse Dutch auctions in order to purchase Term Loans with respect to any Term Facility (each, an “Auction”), each such Auction to be managed exclusively by an investment bank of recognized standing selected by the Borrowers following consultation with the Administrative Agent in such capacity (the “Auction Manager”), so long as the following conditions are satisfied:

(i)            each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.16 and Schedule 2.16;

(ii)           no Event of Default shall have occurred and be continuing on the date of the delivery of each auction notice and at the time of purchase of any Term Loans in connection with any Auction;

(iii)          the minimum principal amount (calculated on the face amount thereof) of all Term Loans that the Borrowers offer to purchase in any such Auction shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent) and the offered purchase price shall be at a discount to par;

(iv)          the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrowers shall automatically be cancelled and retired by the Borrowers on the settlement date of the relevant purchase (and may not be resold);

(v)           no more than one Auction may be ongoing at any one time;

(vi)          no more than three Auctions may be effected in any twelve month period (unless a higher number is agreed to by the Administrative Agent);

(vii)         each Auction shall be open and offered to all Lenders of the relevant Term Facility on a pro rata basis and shall be revocable and/or conditional at the Borrower’s option;

(viii)        an aggregate amount not to exceed 20% of the original principal amount of each Term Facility may be purchased through Auctions less the aggregate amount of Permitted Open Market Purchases consummated at or prior to the time of determination; and

(ix)          at the time of each purchase of Term Loans through an Auction, the Borrowers shall have delivered to the Auction Manager and the Administrative Agent an officer’s certificate of a Responsible Officer certifying compliance with preceding clauses (ii) and (viii).

(b)           With respect to all purchases of Term Loans made by the Borrowers pursuant to this Section 2.16, (x) the Borrowers shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to, but not including (if paid prior to 12:00 p.m. the settlement date of such purchase and (y) such purchases (and the payments made by the Borrowers and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement (including Sections 2.04(a), 2.04(b), 2.11 and 11.03) (although the par principal amount of Term Loans of the respective Tranche so purchased pursuant to this Section 2.16 shall be applied to reduce the remaining scheduled amortization payments with respect to such Term Facility of the applicable Lenders being repaid on a pro rata basis).

(c)           The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.16 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05(a), 2.05(b), 2.13 and 11.03 (it being understood and acknowledged that purchases of the Term Loans by the Borrowers contemplated by this Section 2.16 shall not constitute Investments by the Borrowers)) or any other Loan Document that may otherwise prohibit or conflict with any Auction or any other transaction contemplated by this Section 2.16 or result in an Event of Default as a result of the Auction or purchase of Term Loans pursuant to this Section 2.16.  The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article X and Section 11.04 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.17        Additional Borrowers.  Subject to the limitations set forth from time to time to the terms and conditions of the Detroit Orders, Detroit shall continue to have the right to request Loans and Letters of Credit through the Administrative Agent directly from the Lenders and the L/C Issuers.  Upon 30 days prior notice to the Administrative Agent (or such shorter period of time to which the Administrative Agent may agree), the Company may designate one or more Guarantors to be additional joint and several direct Borrowers hereunder by written request to the Administrative Agent accompanied by (a) an executed Assumption Agreement and appropriate Notes (to the extent requested by any Lender) executed by the designated Guarantor, (b) a certificate of good standing of the designated Guarantor in the jurisdiction of its incorporation or organization, (c) a certified resolutions of such Guarantor’s board of directors or other governing body authorizing the execution and delivery of the Assumption Agreement and such Notes, (d) a written consent to the Assumption Agreement executed by each Guarantor, (e) appropriate written legal opinions reasonably requested by the Administrative Agent with respect to such new Borrower and the Assumption Agreement covering matters similar to those covered in the opinions delivered on the Closing Date and (f) such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under the Act and under similar regulations and is not otherwise prohibited by Law from making Loans to such new Borrower.  The Obligations of any additional Borrowers designated pursuant to this Section 2.17 may be limited as to amount as directed by the Company.  The Administrative Agent shall promptly notify the Lenders of such request, together with copies of such of the foregoing as any Lender may request and the designated Guarantor shall become a Borrower hereunder. Notwithstanding the other provisions of this Section 2.17, each Loan made and Letter of Credit issued hereunder to Detroit shall be used solely and directly to finance and/or refinance the development, construction or operation of hotel/casino properties owned by Detroit.

2.18        Defaulting Lenders.

(a)           Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.03 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to L/C Issuer hereunder; third, to Cash Collateralize L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.18(d); fourth, as any Borrower may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and a Borrower, to be held in a Deposit Account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18(d); sixth, to the payment of any amounts owing to the Lenders or L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or reimbursement obligations with respect to Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and reimbursement obligations with respect to Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or reimbursement obligations with respect to Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to

Section 2.18(a)(iii).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii)           Certain Fees.

(A)          No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and no Borrower shall be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.08 for any period during which that Lender is a Defaulting Lender only to extent allocable to its pro rata portion of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18(d).

(B)          With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that have been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (y) pay to L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iii)          Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata portion of the L/C Obligations but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless a Borrower shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Total Revolving Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(A)          Cash Collateral.  If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrowers shall,

without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.18(d).

(b)           Defaulting Lender Cure.  If the Borrowers, the Administrative Agent and each L/C Issuer agrees in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.18(a)(iii), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c)           New Letters of Credit.  So long as any Lender is a Defaulting Lender, the L/C Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in any Existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit have been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iii) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.18(d).

(d)           Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or L/C Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize L/C Issuer’s Fronting Exposure in an amount equal to 103% of such Fronting Exposure or otherwise in an amount and/or in a manner reasonably acceptable to the applicable L/C Issuer with respect to such Defaulting Lender (determined after giving effect to Section 2.18(a)(iii) and any Cash Collateral provided by such Defaulting Lender).

(i)            Grant of Security Interest.  The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of L/C Issuer, and agree to maintain, a First Priority Lien in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and L/C Issuer as herein provided, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.18 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)          Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.18 following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (y) the determination by the Administrative Agent and L/C Issuer that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.18, the Person providing Cash Collateral and L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.

(ii)           If any Borrower or the Administrative Agent shall be required by applicable Laws to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent or such Borrower (as applicable) shall withhold or make such deductions as are determined by the Administrative Agent or such Borrower to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent or such Borrower (as applicable)

shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Borrowers.  Without limiting the provisions of clause (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Tax Indemnifications.

(i)            Without limiting the provisions of clause (a) or (b) above, the Borrowers shall, and do hereby, jointly and severally, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) withheld or deducted by any Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrowers shall also, and do hereby, jointly and severally, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, for any amount which a Lender or any L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this clause (c).  A certificate as to the amount of any such payment or liability delivered to the Borrowers by a Lender or any L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or any L/C Issuer, shall be conclusive absent manifest error.

(ii)           Without limiting the provisions of clause (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, indemnify the Borrowers and the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent) incurred by or asserted against any Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to the Borrowers or the Administrative Agent pursuant to clause (e).  Each Lender and such L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this

Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or any L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)           Evidence of Payments.  Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by any Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.

(i)            Each Lender shall deliver to the Borrowers and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by any Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)           Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,

(A)          any Lender that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code shall deliver to such Borrower and the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)          each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign

Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)            executed originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)          executed originals of IRS Form W-8ECI,

(III)        executed originals of IRS Form W-8IMY and all required supporting documentation,

(IV)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN,

(V)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner, or

(VI)         executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)          Each Lender shall promptly (A) notify the Borrowers and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)            Treatment of Certain Refunds or Credits.  If the Administrative Agent, any Lender or any L/C Issuer determines, in its reasonable discretion, that it has received a refund or credit of any Taxes or Other Taxes as to which any Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority.  This clause (f) shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(g)           FATCA.  If a payment made to the Administrative Agent or any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender were to fail to comply with the applicable reporting requirements necessary for an exemption from withholding under such provisions (including those contained in Sections 1471(b) or Section 1472(b) of the Code, as applicable), the Administrative Agent or such Lender, as the case may be, shall deliver to the Borrowers (and in the case of a Lender, the Administrative Agent) at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under Section 1471 or Section 1472 of the Code (or any successor provisions) and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)           Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or any L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03        Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)           subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or

(iii)          impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or any L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Reserves on Eurodollar Rate Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 30 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 30 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 30 days from receipt of such notice.

3.05        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

(c)           any failure by any Borrower to make payment of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by any Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.  A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender as specified in this Section 3.05 and delivered to the Borrowers shall be conclusive absent manifest error.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06        Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be.  The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 11.13.

3.07        Survival.  All of each Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.  Notwithstanding the foregoing, (a) the Borrowers shall not be required to make any payments to any Lender under Section 3.01, 3.02 or 3.04 for any costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrowers of the circumstances giving rise to such costs or reductions and of such Lender’s intention to claim compensation therefor; provided that if the event giving rise to such costs or reductions is given retroactive effect, then the 180-day period referred to above shall be extended to include the period of retroactive effect therefor; (b) the Borrowers shall not be obligated to compensate any Lender under Section 3.05 for any such losses, expenses or liabilities attributable to any such circumstance occurring prior to the date that is 30 days prior to the date on which such Lender requested such compensation from the Borrowers.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension.  The obligation of the L/C Issuers and the Lenders to make the initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer on behalf of the signing Loan Party to the extent execution thereof is contemplated thereby (and, if applicable, by the Administrative Agent and/or the Lenders) each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)            executed counterparts of this Agreement and the Guaranty;

(ii)           a Note executed by each Borrower in favor of each Lender requesting a Note;

(iii)          (x) a security agreement (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.09, in each case as amended, the “Security Agreement”) and (y) a pledge agreement (together with each other pledge agreement and pledge agreement supplement delivered pursuant to Section 6.09 or Section 8.06(p), in each case as amended, the “Pledge Agreement”), in each case duly executed by each Loan Party, together with:

(A)          to the extent certificated, certificates representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank,

(B)          proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement and the Pledge Agreement, covering the Collateral described in the Security Agreement and the Pledge Agreement,

(C)          evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby, and

(D)          evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

provided, however, notwithstanding the foregoing or anything to the contrary in the Pledge Agreement, receipt of the approval of the Nevada Gaming Commission to the pledge of the Equity Interests in each Subject Grantor (as defined in the Pledge Agreement) that is licensed by or registered with the Nevada Gaming Commission shall not be a condition to closing;

(iv)          the Mortgages, duly executed and in a form suitable for recordation, along with:

(A)          evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid or shall be paid substantially concurrently with the Closing Date,

(B)          for each Mortgaged Real Property, ALTA mortgagee’s title insurance policies in favor of Administrative Agent, in customary form and substance, dated as of the date of recording such Mortgage,

(C)          for each Mortgaged Real Property either (I) a new and current ALTA survey (or equivalent) certified to the Administrative Agent in form and substance sufficient for the issuers of the title insurance delivered pursuant to Section 4.01(a)(iv)(B) above to remove all standard survey exceptions and issue the customary survey-related endorsements, or (II) the most recent ALTA survey (or equivalent) of such premises, together with an affidavit from Company or such Restricted Subsidiary, as applicable, stating that there has been no change, in each case of clauses (I) and (II) such documentation being sufficient for the issuers of such title insurance policies to remove all standard survey exceptions and issue the customary survey-related endorsements,

(D)          evidence of the insurance required by the terms of this Agreement and the other Loan Documents (which evidence the Administrative Agent has received and acknowledges being satisfied with),

(E)           an appraisal of each of the properties described in the Mortgages complying with the requirements of FIRREA, and

(F)           opinions of counsel in customary form and substance confirming that each Mortgage creates a Lien on the Mortgaged Real Property purported to be covered by the related Mortgage, which shall be from local counsel in each state where a Mortgaged Real Property is located covering the enforceability of the relevant Mortgages and any other opinions reasonably requested by Administrative Agent;

(v)           executed copies of each Intellectual Property License Agreement;

(vi)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer authorized to act in connection with this Agreement and the other Loan Documents;

(vii)         such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;

(viii)        a favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Loan Parties, and of local counsel to the Loan Parties in each jurisdiction in which the Loan Parties are formed, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(ix)          a certificate signed by a Responsible Officer certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) the current Ratings and (D) the accuracy of the representation and warranty set forth in Section 5.16 and the extent of the inquiry made by such Responsible Officer in connection therewith;

(x)           environmental assessment reports in respect of the Mortgaged Real Property in form and substance acceptable to the Administrative Agent (which reports the Administrative Agent has received and acknowledges being satisfied with);

(xi)          a business plan and budget of the Company and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, of consolidated balance sheets and statements of operations and cash flows of the Company and its Subsidiaries on a quarterly basis for the first year following the Closing Date (which business plan and budget the Administrative Agent has received and acknowledges being satisfied with);

(xii)         evidence that the Administrative Agent, on behalf of the Lenders, has been named as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Grantors that constitute Collateral pursuant to endorsements in form and substance reasonably satisfactory to the Administrative Agent;

(xiii)        a certificate executed by the chief financial officer of the Company setting forth the amount of the CNTA Basket as of September 30, 2012;

(xiv)        evidence that the Class C and Class E Term Loans under the Existing Credit Agreement have been paid in full; and

(xv)         such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer or any Lender reasonably may require.

(b)           (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall concurrently be paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall concurrently be paid.

(c)           Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced three Business Days prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(d)           The issuance of the New Senior Notes shall be in a position to be concurrently consummated; and

(e)           Substantially concurrently with the transactions contemplated to take place on the Closing Date hereunder, any Senior Secured Notes tendered in the tender offers therefor made by the Company shall have been accepted for payment and retired, and arrangements reasonably acceptable to the Administrative Agent for the satisfaction and discharge of the indentures governing any untendered Senior Secured Notes shall have been made.

Without limiting the generality of the provisions of the last paragraph of Section 10.03(e), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02        Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)           The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05 and Section 5.06 shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 7.01(a) and (b).

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           The Administrative Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           In the case of a Letter of Credit to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable opinion of the Administrative Agent or the applicable L/C Issuer,  would make it impracticable for such Letter of Credit to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01        Existence and Qualification; Power; Compliance With Laws.

(a)           The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware.  Detroit is a limited liability company duly formed, validly existing and in good standing under the Laws of Delaware.

(b)           Each Borrower and each Guarantor is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect.  Each Borrower and each Guarantor has all requisite corporate or other organizational power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which each is a party and to perform the Obligations, except where the failure to have such power and authority would not constitute a Material Adverse Effect.

(c)           All outstanding Equity Interests of each Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws.  To the extent any Equity Interests constitute Collateral, such Equity Interests are free and clear of Liens other than Liens securing the Obligations and other Liens permitted pursuant to Section 8.03.

(d)           Each Borrower and each Guarantor is in compliance with all Requirements of Law applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business as at present conducted, except where the failure so to comply, file, register, qualify or obtain exemptions would not constitute a Material Adverse Effect.

5.02        Authority; Compliance With Other Agreements and Instruments and Government Regulations.  The execution, delivery and performance by each Borrower and each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not:

(a)           require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such party;

(b)           violate or conflict with any provision of such party’s charter, articles of incorporation, operating agreement or bylaws, as applicable, any provision of the indentures governing the public Indebtedness of the Borrowers and the Restricted Subsidiaries;

(c)           result in or require the creation or imposition of any Lien upon or with respect to any Property of the Borrowers and the Restricted Subsidiaries, other than Liens permitted by Section 8.03;

(d)           violate any Requirement of Law applicable to such Party; and

none of the Borrowers or Guarantors is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement, in any respect that constitutes a Material Adverse Effect.

5.03        No Governmental Approvals Required.  Except as obtained or made on or prior to the Closing Date and the approval of the Illinois Gaming Control Board with respect to Nevada Landing Partnership and the Nevada Gaming Commission, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by the Company or any Restricted Subsidiary of the Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated.

5.04        Subsidiaries.

(a)           As of the Closing Date, Schedule 5.04 correctly sets forth the names, form of legal entity, ownership and jurisdictions of organization of all Restricted Subsidiaries, all Unrestricted Subsidiaries and all Non-Control Subsidiaries.

(b)           As of the Closing Date, each Restricted Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified or registered to transact business and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, and has all requisite corporate or other organizational power and authority to conduct its business and to own and lease its Properties, except where the failure to qualify or register, to be in good standing or to have such power and authority would not constitute a Material Adverse Effect.

(c)           As of the Closing Date, each Restricted Subsidiary is in compliance with all Requirements of Law applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business as at present conducted, except where the failure to so comply, file, register, qualify or obtain exemptions would not constitute a Material Adverse Effect.

5.05        Financial Statements.  Each of the most recently quarterly, and audited annual, financial statements filed by the Company with the SEC fairly present in all material respects the financial condition, results of operations and changes in financial position of the Company and its Subsidiaries as of their respective dates and for the covered periods in conformity with GAAP, consistently applied (except, in the case of quarterly financial statements, for the absence of certain footnotes and other informational disclosures customarily omitted from interim financial statements).

5.06        No Other Liabilities.  The Company and its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed and not reflected or disclosed in the most recent financial statements filed by the Company with the SEC, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements.

5.07        Litigation.  As of the Closing Date, except as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, there are no actions, suits, proceedings or investigations pending as to which the Borrowers or the Restricted Subsidiaries have been served or have received notice or, to the best knowledge of the Borrowers, threatened against or affecting the Borrowers or the Restricted Subsidiaries or any Property of any of them before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

5.08        Binding Obligations.  This Agreement and each other Loan Document has been duly and validly executed and delivered by each Loan Party thereto.  Each of the Loan Documents to which the Borrowers or the Restricted Subsidiaries is a party will, when executed and delivered by such Person, constitute the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

5.09        No Default.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.10        ERISA.

With respect to each Pension Plan:

(a)           (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect; (ii) no ERISA Event has occurred or is reasonably likely to occur that could reasonably be expected to have a Material Adverse Effect; and (iii) neither Borrower nor any of the Restricted Subsidiaries has engaged in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

(b)           Neither Borrower nor any of the Restricted Subsidiaries has incurred or expects to incur any Withdrawal Liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

5.11        Regulations T, U and X; Investment Company Act.  No part of the proceeds of any extension of credit (including any Loans and Letters of Credit) hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose or for any other purpose, in each case, that entails a violation of, or is inconsistent with, the provisions of Regulation T, Regulation U or Regulation X.   Neither Borrowers nor the Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.12        Disclosure.  All written statements made by a Responsible Officer to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof, taken as a whole, and when taken as a whole together with the periodic, current and other reports filed with the Securities and Exchange Commission with respect to the Borrowers and the Restricted Subsidiaries, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements made not misleading in light of all the circumstances existing at the date any statement was made; provided that, with respect to the Projections, the Company only makes the representations set forth in Section 5.14.

5.13        Tax Liability.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Borrowers and the Restricted Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by the Borrowers and the Restricted Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, and so long as no Property of the Borrowers and the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.  As of the Closing Date, there are no Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving the Borrowers or the Restricted Subsidiaries, other than (i) those that are between the Company and its Restricted Subsidiaries and (ii) those that would not, individually or in the aggregate, have a Material Adverse Effect.

5.14        Projections.  As of the date of the preparation of any of the projections and pro forma financial information furnished at any time by any Loan Party to any Lenders pursuant to this Agreement (collectively, the “Projections”), to the best knowledge of the Company, the assumptions set forth in such Projections were believed by the preparers thereof to be reasonable and consistent with each other and with all facts known to the Borrowers and the Restricted Subsidiaries as of that date, and such Projections prepared in good faith and were reasonably based on such assumptions. As of the Closing Date, no fact or circumstance has come to the attention of the Company since the preparation of the Projections delivered to the Administrative Agent on November 15, 2012 that is in material conflict with the assumptions set forth in the Projections. Nothing in the Loan Documents shall be construed as a representation or covenant that any Projections in fact will be achieved. The Administrative Agent, Lenders and L/C Issuers acknowledge that the Projections are forward-looking statements and that actual financial results for the Borrowers and the Restricted Subsidiaries could differ materially from those set forth in the Projections.

5.15        Hazardous Materials.  To the best knowledge of the Borrowers, no condition exists that violates any Hazardous Materials Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect.

5.16        Solvency.  As of the Closing Date, immediately following the consummation of the Transactions and the extensions of credit to occur on such date, the Company (on a combined basis with Detroit and the Restricted Subsidiaries) is and will be Solvent.

5.17        Material Adverse Effect.  Since December 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have, Material Adverse Effect.

5.18        Margin Stock.  None of the Company or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock.  No part of the proceeds of any extension of credit (including any Loans and Letters of Credit) hereunder will be used in a manner which violates Regulation T, Regulation U or Regulation X.

5.19        Ownership of Property; Liens.  Borrowers and the Restricted Subsidiaries each have good and valid title to, or valid leasehold interest in, all material Property owned by it, and all such assets and Property are subject to no Liens other than Permitted Encumbrances and other Liens permitted by Section 8.03.  Borrowers and each of the Restricted Subsidiaries have good record and marketable title in fee simple with respect to owned Real Property that is Mortgaged Real Property.

5.20        Security Interest; Absence of Financing Statements; Etc.  The Collateral Documents, once executed and delivered, will create, in favor of Administrative Agent for the benefit of the Secured Parties, as security for the obligations purported to be secured thereby, a valid and enforceable security interest in and Lien upon all of the Collateral, and upon (i) filing, recording, registering or taking such other actions as may be necessary with the appropriate Governmental Authorities (including payment of applicable filing and recording taxes), (ii) the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Security Agreement) and (iii) delivery of the applicable documents to the Administrative Agent in accordance with the provisions of the applicable Collateral Documents, for the benefit of the Secured Parties, such security interest shall be a perfected security interest in and Lien upon all of the Collateral (subject to any applicable provisions set forth in the Security Agreement with respect to limitations as to perfection of Liens on the Collateral described therein) prior to all Liens other than (x) Permitted Encumbrances and (y) any other Liens permitted by Section 8.03, in each case having priority by operation of Law.

5.21        Licenses and Permits.  The Borrowers and the Restricted Subsidiaries hold all material governmental permits, licenses, authorizations, consents and approvals necessary for Borrowers and the Restricted Subsidiaries to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the “Permits”), except for Permits the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.  None of the Permits has been modified in any way since the Closing Date that would reasonably be expected to have a Material Adverse Effect.  All Permits are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.  Neither the Borrowers nor any of the Restricted Subsidiaries has received written notice that any Gaming Authority has commenced proceedings to suspend, revoke or not renew any such Permits where such suspensions, revocations or failure to renew would reasonably be expected to have a Material Adverse Effect.

5.22        Subordinated Debt.  The Obligations are senior debt with respect to all Material Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company and entitled to the full benefits of all subordination provisions therein and such subordination provisions are in full force and effect.

5.23        Intellectual Property.  Each Borrower and each of the Restricted Subsidiaries own or possesses adequate valid licenses or otherwise have the valid right to use all of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, URLs, copyrights, computer software, trade secrets, know-how and processes (collectively, “Intellectual Property”) that are necessary for the operation of their business as presently conducted except where failure to own or have such right would not reasonably be expected to have a Material Adverse Effect.  No claim is pending or, to the knowledge of any Responsible Officer, threatened to the effect that Borrowers or the Restricted

Subsidiaries infringes or conflicts with the asserted rights of any other Person under any material Intellectual Property, nor is there, to the knowledge of any Responsible Officer, any basis for such a claim, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No claim is pending or, to the knowledge of any Responsible Officer, threatened to the effect that any such material Intellectual Property owned or licensed by the Borrowers or the Restricted Subsidiaries or which the Borrowers or the Restricted Subsidiaries otherwise have the right to use is invalid or unenforceable, nor is there, to the knowledge of any Responsible Officer, any basis for such a claim, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.24        Regulation H.  Except for the Real Property listed on Schedule 5.24 attached hereto, as of the Closing Date, no Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

5.25        Mortgaged Real Property.  With respect to each Mortgaged Real Property, as of the Closing Date, to the knowledge of the Company (a) there has been issued a valid and proper certificate of occupancy or other local equivalent, if any, for the use then being made of such Mortgaged Real Property to the extent required by applicable Requirements of Law and there is no outstanding citation, notice of violation or similar notice indicating that the Mortgaged Real Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness and (b) there are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property.

5.26        Anti-Terrorism Laws.

(a)           No Loan Party is in material violation of any Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)           No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as the Termination Conditions have not been satisfied each Borrower shall, and shall cause each of the Restricted Subsidiaries to:

6.01        Preservation of Existence.  Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges,

consents, approvals, orders, licenses, permits, or registrations from any Governmental Authority that are necessary for the transaction of their respective business except (a) where the failure to so preserve and maintain the existence of any Restricted Subsidiary and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect, and (b) that a merger or Asset Sale permitted by Section 8.01 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

6.02        Maintenance of Properties.  Maintain, preserve and protect all of their respective material Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of the Borrowers and the Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant or where the failure to do so would not constitute a Material Adverse Effect.  In respect of any Mortgaged Real Property, the Borrowers and the Restricted Subsidiaries shall not (a) initiate or acquiesce in any change in zoning or any other land classification in a manner that would prohibit any casino gaming or hotel business conducted on such Mortgaged Real Property or would otherwise materially impact the value of such Mortgaged Real Property as collateral, or (b) demolish any of the primary gaming or hotel features of such Mortgaged Real Property (except in connection with refreshments or remodeling thereof within their existing core and shell and temporary construction disruption which is reasonable in relation to the anticipated benefits of the development or redevelopment thereof), provided that the Borrowers and the Restricted Subsidiaries shall be permitted to demolish any portion of such Mortgaged Real Property in connection with the expansion or renovation of such Mortgaged Real Property or the construction of adjacent or adjoining features, provided that the Company has determined in good faith that such expansion, renovation, construction or similar project would not be expected to unreasonably interfere with the business conducted at such Mortgaged Real Property or materially impair its value as Collateral.

6.03        Maintenance of Insurance.  Maintain liability, casualty and other insurance (subject to customary deductibles and retentions), including with respect to each Mortgaged Real Property, with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Borrowers and the Restricted Subsidiaries operate; and furnish to the Administrative Agent, upon written request, information as to the insurance carried.  The Administrative Agent shall be named as an additional insured on all liability insurance policies of each Loan Party (other than directors and officers liability insurance, insurance policies relating to employment practices liability, crime or fiduciary duties, kidnap and ransom insurance policies, and insurance as to fraud, errors and omissions) and the Administrative Agent shall be named as an mortgagee/loss payee on all property insurance policies of each such Person relating to Property which is Collateral.

If any portion of any Mortgaged Real Property at any time is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National

Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Company shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer (determined at the time such insurance is obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.  The Borrowers shall, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, privileges, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 6.03 shall prevent (A) sales, conveyances, transfers or other dispositions of assets, consolidations or mergers by or any other transaction in accordance with Section 8.01; (B) the withdrawal of qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; or (C) the abandonment of any rights, permits, authorizations, copyrights, trademarks, trade names, franchises, licenses and patents that the Company reasonably determines are not useful to its business.

In the event that the proceeds of any insurance claim are paid after Administrative Agent has exercised its right to foreclose after an Event of Default, such proceeds shall be paid to the Administrative Agent to satisfy any deficiency remaining after such foreclosure.  Administrative Agent shall retain its interest in the policies required to be maintained pursuant to this Section 6.03 during any redemption period.

6.04        Compliance With Laws.  Comply, within the time period, if any, given for such compliance by the relevant Governmental Authority with enforcement authority, with all Requirements of Law (including ERISA, federal tax laws and Gaming Laws and any and all zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) to the extent non-compliance with such Requirements of Law constitutes a Material Adverse Effect, except that the Borrowers and the Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

6.05        Inspection Rights.  Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of the Borrowers or the Restricted Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, the Borrowers and the Restricted Subsidiaries and to discuss the affairs, finances and accounts of the Borrowers and the Restricted Subsidiaries with any of their officers, managers, key employees (subject to such accountants’ customary policies and procedures) and, upon request, furnish promptly to the Administrative Agent, any Lender or any advisor of the Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of the Company, provided that no Company Party will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter in respect of which disclosure is then prohibited by law or contract.  Notwithstanding anything to the contrary in this Agreement, none of the Borrowers or the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter with any Competitor that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.06                        Keeping of Records and Books of Account.  Keep adequate records and books of account in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrowers or any Restricted Subsidiary.

6.07                        Use of Proceeds.

(a)                                 Use the proceeds of Loans made on the Closing Date to refinance the obligations under the Existing Credit Agreement and to redeem or defease the Senior Secured Notes.

(b)                                 Use the proceeds of each Loan and other credit extension made hereunder for corporate purposes and working capital.

provided that any Loans made to Detroit shall be used solely and directly to finance or refinance the development, construction or operation of hotel and casino properties owned by Detroit or other purposes consistent with the Detroit Orders.

6.08                        Additional Loan Parties.  Upon (i) any Loan Party creating or acquiring any Subsidiary that is a wholly-owned Restricted Subsidiary (other than an Immaterial Subsidiary) after the Closing Date, (ii) any Subsidiary that is a Restricted Subsidiary of a Loan Party ceasing to be an Immaterial Subsidiary, or (iii) any Subsidiary that is an Unrestricted Subsidiary becoming a wholly-owned Restricted Subsidiary (other than an Immaterial Subsidiary) pursuant to Section 6.11, such Loan Party shall, to the extent that it does not violate any Gaming Law, (A) cause each such Subsidiary that is a Restricted Subsidiary (other than an Immaterial Subsidiary) to promptly (but in any event within 180 days after the later of such event described in clause (i), (ii) or (iii) above or receipt of such approval (or such longer period of time as Administrative Agent may agree to in its reasonable discretion or as required to obtain any necessary Gaming Approval), execute and deliver a Guaranty and all such other documents and certificates as Administrative Agent may reasonably request in order to have such Restricted Subsidiary become a Guarantor and (B) deliver to the Administrative Agent all legal opinions reasonably requested by the Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Closing Date with respect to such Guarantor; provided that, notwithstanding anything in this Section 6.08 to the contrary, any Immaterial Subsidiary that is a guarantor of any Material Indebtedness of the Borrowers or the Restricted Subsidiaries shall only be required to be a Guarantor until such time as its guaranty of such Material Indebtedness is released (at which time it shall be released by the Administrative

Agent from the Guaranty on the request of the Company without further action by the Creditor Parties).  To the extent approvals of any Gaming Authorities for any actions required by this Section are required by applicable Gaming Laws, the Company and/or applicable Loan Party shall, at their own expense, promptly apply for and thereafter diligently pursue such approvals.

6.09                        Collateral Matters; Pledge or Mortgage of Real Property.  Subject to compliance with applicable Gaming Laws, if any Grantor shall acquire any Property (other than any Excluded Assets or any Property that is subject to a Lien permitted under Section 8.03(f) to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such Property after giving effect the applicable provisions of the UCC) after the Closing Date as to which Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien and as to which the Collateral Documents purport to grant a Lien or the Loan Documents require the grant of a Lien, that Grantor shall (subject to any applicable provisions set forth in the Security Agreement with respect to limitations on grant of security interests in certain types of assets or Collateral and perfections of Liens on such assets or Collateral) promptly (and in any event within 180 days or such longer period of time as Administrative Agent may agree to in its reasonable discretion or as required to obtain any necessary Gaming Approval) (i) execute and deliver to the Administrative Agent such amendments to the Collateral Documents or such other documents as Administrative Agent deems reasonably necessary in order to grant to the Administrative Agent, for the benefit of the Secured Parties, security interests in such Property and (ii) take all actions reasonably necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected First Priority Lien; provided, that with respect to any property acquired pursuant to Section 10.10(g), all such actions shall be taken prior to or concurrently with the release of Collateral contemplated by Section 10.10(g).  To the extent approvals of any Gaming Authorities for any actions required by this Section are required by applicable Gaming Laws, the Company and/or applicable Loan Party shall, at their own expense, promptly apply for and thereafter diligently pursue such approvals.

6.10                        Security Interests; Further Assurances.  Each Grantor shall, promptly, upon the reasonable request of Administrative Agent, and assuming the request does not violate any Gaming Law or, if necessary, is approved by the Gaming Authority, at Company’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any mortgage, deed of trust (or similar instrument), assignment of leases and rents or financing statement, or deliver to the Administrative Agent any certificates representing Equity Interests, which are reasonably necessary to create, protect or perfect or for the continued validity, perfection and priority of the Liens on the Collateral covered thereby (subject to any applicable provisions set forth in the Collateral Documents with respect to limitations on grant of security interests in certain types of Collateral and perfections of Liens on such Collateral) subject to no Liens other than Permitted Encumbrances and other Liens permitted pursuant to Section 8.03.  With respect to the Pledge Agreement, to the extent approvals of any Gaming Authorities for any actions required by the Pledge Agreement are required by applicable Gaming Laws, the Company and/or applicable Loan Party shall, at their own expense, promptly apply for and thereafter diligently pursue such approvals. Upon the exercise by the Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to any Loan Document following the occurrence and during the continuation of an

Event of Default which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, Borrowers and the Restricted Subsidiaries shall use commercially reasonable efforts to execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent or the Lenders may be so required to obtain.  The Administrative Agent shall have the right to order, at the Company’s expense, appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA (i) no more than once with respect to each Mortgaged Real Property at any time after September 30, 2014 (excluding, however, any appraisals delivered pursuant to Section 10.10(g)) and (ii) at any time after the occurrence and during the continuation of an Event of Default.

Notwithstanding anything to the contrary in this Agreement or in any Collateral Document, no Grantor shall be required to (a) perfect any security interests, or make any filings or take any other actions necessary or desirable to perfect and protect security interests, in (i) any leasehold interests in any Real Property (other than any assignment of rents and leases with respect to any Mortgaged Real Property), (ii) any motor vehicles and other assets subject to certificates of title or (iii) any letter of credit rights and commercial tort claims or (b) enter into any control agreement or control or similar arrangement with respect to deposit or securities accounts. Notwithstanding anything contained in Section 6.09 or this Section 6.10 to the contrary, this Section 6.10 shall not require the creation, perfection or maintenance of pledges of or security interests in, or the obtaining of title insurance, surveys, abstracts or appraisals with respect to, Excluded Assets, or the taking of any actions to perfect security interests in Excluded Assets apart from the filing of financing statements under the UCC.

Furthermore, the Administrative Agent (as defined in the Collateral Documents) may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrowers, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

6.11                        Limitation on Designations of Unrestricted Subsidiaries.

(a)                                 The Company may hereafter designate any Restricted Subsidiary (other than a Restricted Subsidiary which, as of the date of designation, owns any Collateral) as an “Unrestricted Subsidiary” under this Agreement (a “Designation”) only if: (i) no Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation; and (ii) such Designation complies with Section 8.06. If the Company designates a Guarantor as an Unrestricted Subsidiary in accordance with this Section 6.11, the Obligations of such Guarantor under the Loan Documents shall terminate and be of no further force and effect without any action required by the Administrative Agent; and, at the Company’s request, the Administrative Agent will execute and deliver any instrument evidencing such termination.

(b)                                 The Company may hereafter designate any Unrestricted Subsidiary as a “Restricted Subsidiary” under this Agreement or revoke any Designation of a Subsidiary as an

Unrestricted Subsidiary (in either case, a “Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if: (i) no Event of Default shall have occurred and be continuing at the time and immediately after giving effect to such Revocation; (ii) after giving effect to such Revocation as of the end of the most recently ended Fiscal Quarter for which financial statements were required to have been delivered under Section 7.01(a) or Section 7.01(b) on a pro forma basis, no Event of Default would exist under the financial covenants set forth in Section 8.12 and Section 8.13; and (iii) all Liens and Indebtedness of such Unrestricted Subsidiary and its Subsidiaries outstanding immediately following such Revocation would, if incurred at the time of such Revocation, have been permitted to be incurred for all purposes of this Agreement. All Designations and Revocations must be evidenced by an Officer’s Certificate of the Company delivered to the Administrative Agent with the Responsible Officer so executing such certificate certifying compliance with the foregoing provisions of this Section 6.11.

6.12                        Taxes.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Borrowers and the Restricted Subsidiaries shall timely file all tax returns, statements, reports and forms or other documents (including estimated Tax or information returns and including any required, related or supporting information) required to be filed by it and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrowers and the Restricted Subsidiaries shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of Collateral, the Borrowers and the Restricted Subsidiaries shall have otherwise complied with the provisions of the applicable Collateral Document in connection with such nonpayment.

6.13                        Compliance with Environmental Law.  The Borrowers and the Restricted Subsidiaries shall (a) comply with Environmental Law, and Hazardous Materials Law, and will keep or cause all Real Property to be kept free of any Liens under Environmental Law, unless, in each case, failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) in the event of any Release of Hazardous Material at, on, under or emanating from any Real Property which would result in liability under or a violation of any Environmental Law, in each case which would reasonably be expected to have a Material Adverse Effect, undertake, and/or take reasonable efforts to cause any of their respective tenants or occupants to undertake, at no cost or expense to Administrative Agent or any Creditor Party, any action required pursuant to Environmental Law to mitigate and eliminate such condition; provided, however, that no Company Party shall be required to comply with any order or directive then being contested by any of them in good faith by appropriate proceedings; and (c) if a Release of Hazardous Materials has occurred at any Mortgaged Real Property that reasonably could be expected to form the basis of an Environmental Action against any applicable Borrower, Restricted Subsidiary or Mortgaged Real Property and which would reasonably be expected to have a Material Adverse Effect, provide, at the written request of Administrative Agent, in its reasonable discretion, and at no cost or expense to Administrative Agent or any Creditor Party, an environmental site assessment (including, without limitation, the results of any soil or groundwater or other testing conducted at Administrative Agent’s request) concerning such Mortgaged Real Property, conducted by an environmental consulting firm proposed by the Company and approved by Administrative Agent in its reasonable discretion, indicating the presence or absence of Hazardous Material and the potential cost of any required action in connection with any Hazardous Material on, at, under or emanating from such Mortgaged Real Property.

ARTICLE VII
INFORMATION AND REPORTING COVENANTS

So long as the Termination Conditions have not been satisfied, each Borrower shall, and shall cause each of the Restricted Subsidiaries to:

7.01                        Financial Statements, Etc.  Deliver to the Administrative Agent (for distribution by the Administrative Agent to the Lenders):

(a)                                 Quarterly Financials. As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), the consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its consolidated statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail;

(b)                                 Annual Financials.  Commencing with the Fiscal Year ending December 31, 2012, as soon as practicable, and in any event within 105 days after the end of each Fiscal Year, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, shareholders’ equity and cash flows, in each case of the Company and its Subsidiaries for such Fiscal Year, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of one of the four largest public accounting firms in the United States of America or other independent public accountants of recognized standing selected by the Company and reasonably satisfactory to the Administrative Agent, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualification or exception expressing substantial doubt about the ability of the Company and its Subsidiaries to continue as a “going concern” or any exception as to the scope of such audit;

(c)                                  Annual Budgets. As soon as practicable, and in any event within 90 days after the commencement of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2014), a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next two succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of the Company and its Subsidiaries, all in reasonable detail;

(d)                                 SEC Filings. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports (including reports on Form 8-K) and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant to other provisions of this Section 7.01;

(e)                                  Environmental Matters.  Promptly after the assertion or occurrence thereof, written notice of any Environmental Action or Release of Hazardous Material which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect

(f)                                   Default. Promptly after a Responsible Officer becomes aware of the existence of any condition or event which constitutes an Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than three Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action the Borrowers or the Restricted Subsidiaries are taking or propose to take with respect thereto;

(g)                                  Change in Rating.  Promptly after any announcement by Moody’s or S&P of any change or possible change in a Rating, a notice of such announcement;

(h)                                 Auditors’ Reports.  Promptly upon receipt thereof, copies of all annual, interim or special reports issued to Company or any Restricted Subsidiary by independent certified public accountants in connection with each annual, interim or special audit of Company’s or such Restricted Subsidiary’s books made by such accountants, including any management letter commenting on Company’s or such Restricted Subsidiary’s internal controls issued by such accountants to management in connection with their annual audit;

(i)                                     Mandatory Prepayment Events.  Promptly after the (i) occurrence of any Asset Sale for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.04(b)(i), (ii) incurrence or issuance of any Indebtedness for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.04(b)(ii), or (iii) receipt of any Net Available Proceeds with respect to any Casualty Event for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.04(b)(iii), written notice thereof;

(j)                                    ERISA Information.  Promptly after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability to Borrowers and the Restricted Subsidiaries in an aggregate amount exceeding $250,000,000, a written notice specifying the nature thereof; and

(k)                                 Other Information.  Such other data and information as from time to time may be reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) or by the Required Lenders.

Documents required to be delivered pursuant to Section 7.01(a), Section 7.01(b) or Section 7.01(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  the Company shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Company hereby agrees that so long as the Company is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) only by marking Borrower Materials “PUBLIC” (or by expressly authorizing their posting as such in writing), will the Company be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Company shall be under no Obligation to mark any Borrower Materials “PUBLIC”.

Notwithstanding anything to the contrary in this Section 7.01, (a) neither the Company nor its Subsidiaries will be required to make any disclosure to any Creditor Party that (i) is prohibited by law or any bona fide confidentiality agreement in favor of a Person (other than the Borrowers or any of their Subsidiaries or Affiliates) (the prohibition contained in which was not entered into in contemplation of this provision), or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) in the case of Section 7.01(k) only, creates an unreasonably excessive expense or burden on the Company or any of its Subsidiaries to produce or otherwise disclose; and (b)(i) in the event that the Company delivers to the Administrative Agent an Annual Report for the Company on Form 10-K for any fiscal year, as filed with the SEC, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy all requirements of paragraph (a) of this Section 7.01 with respect to such fiscal year and (ii) in the event that the Company delivers to the Administrative Agent a Quarterly Report for the Company on Form 10-Q for any fiscal quarter, as filed with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy all requirements of paragraph (b) of this Section 7.01 with respect to such fiscal quarter to the extent that it contains the information required by such paragraph (b); in each case to the extent that information contained in such Form 10-K or Form 10-Q satisfies the requirements of paragraphs (a) or (b) of this Section 7.01, as the case may be.

7.02                        Compliance Certificates.  Commencing with the delivery of the financial statements required pursuant to Section 7.01(a) for the Fiscal Quarter ending March 31, 2013, deliver to the Administrative Agent for distribution to the Lenders concurrently with the financial statements required pursuant to Section 7.01(a) and Section 7.01(b), Compliance Certificates signed by a Responsible Officer.

ARTICLE VIII
NEGATIVE COVENANTS

So long as the Termination Conditions have not been satisfied, each Borrower shall, and shall cause each of the Restricted Subsidiaries to comply with the following covenants:

8.01                        Mergers, Consolidations and Asset Sales.  Neither the Borrowers nor any Restricted Subsidiary will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (other than solely to change the jurisdiction of organization), or make any Asset Sale, except for:

(a)                                 Asset Sales of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Asset Sales of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrowers and the Restricted Subsidiaries; provided, that the Net Available Proceeds thereof shall be applied as set forth in Section 2.04(b)(i);

(b)                                 Asset Sales of inventory and other property in the ordinary course of business;

(c)                                  Asset Sales of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Asset Sale are applied to the purchase price of such replacement property, in each case within 180 days of receiving the proceeds of such Asset Sale;

(d)                                 Asset Sales of any property which does not then comprise Collateral; provided that (i) at the time of such Asset Sale, no Event of Default then exists or would arise therefrom, (ii) such Asset Sale shall be, in the good faith determination of the Company, for fair market value, (iii) Borrowers or the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents, and (iv) the Net Available Proceeds

therefrom shall be applied as specified in Section 2.04(b)(i); provided, further, that clauses (ii), (iii) and (iv) in the foregoing proviso in this clause (d) shall not apply to operating leases;

(e)                                  Asset Sales of any of the Property subject to the Borgata Trust to a purchaser which is not an Affiliate of the Company (it being acknowledged that distributions for the payment of (1) interest, taxes and other similar amounts, (2) trustee and counsel fees incurred in the ordinary course of business, and (3) the costs of the sale of the Property subject to the Borgata Trust, including trustee, counsel and brokerage fees, shall not be deemed to constitute an Asset Sale); provided that any distributions by the Borgata Trustee to the Borrowers and the Restricted Subsidiaries as a result of the sale of all or any substantial portion of shares of stock or tangible assets which are subject to the Borgata Trust shall require the resulting prepayments under Section 2.04(b)(i) (as if such distributions were the Net Available Proceeds of an Asset Sale by the Company); provided further, that funds received from the liquidation of the Borgata Trust which represent income derived from the Borgata Property shall not be construed as Net Available Proceeds;

(f)                                   Asset Sales of any of the Company’s direct or indirect ownership interests in any undeveloped land in Atlantic City, New Jersey; provided, that not less than 75% of the aggregate consideration received therefrom shall be paid in cash and the Net Available Proceeds thereof shall be applied as set forth in Section 2.04(b)(i);

(g)                                  any Restricted Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries;

(h)                                 mergers and consolidations solely to effect a mere change in the state or form of organization of a Borrower or any Restricted Subsidiary;

(i)                                     dissolutions and liquidations of Restricted Subsidiaries provided that if the transferor of any assets subject to such dissolution and liquidation is a Loan Party, then (x) the transferee must be a Loan Party, (y) if the transferee is a Restricted Subsidiary that is not a Loan Party, then the transfer pursuant to such dissolution or liquidation shall be deemed to be an Investment which must be incurred in accordance with Section 8.06 or (z) if the transferee is not a Restricted Subsidiary, then the transfer pursuant to such dissolution or liquidation shall be deemed to be an Asset Sale and must be made in accordance with another clause of this Section 8.01;

(j)                                    the Borrowers or any Restricted Subsidiary may merge with any Person, provided that (i) the Company or a Restricted Subsidiary is the surviving Person, (ii) such merger is otherwise permitted as an Investment under Section 8.06, (iii) no Event of Default shall have occurred and be continuing or result therefrom, (iv) the financial condition of the Company and its Subsidiaries is determined by the Company to not be adversely affected thereby, as evidenced by a certificate of a Responsible Officer and (v) the Borrowers and the Restricted Subsidiaries execute such amendments to the Loan Documents as may be requested by the Administrative Agent to assure the continued effectiveness of the Guarantee and the continued priority and perfection of any Liens granted in favor of the Administrative Agent by such Persons;

(k)                                 Asset Sales of any Property to the extent constituting an Investment permitted by Section 8.06;

(l)                                     Asset Sales of (x) assets (other than Collateral) hereafter acquired pursuant to a Permitted Acquisition or Investment which assets are not used or useful to the principal business of the Company and the Restricted Subsidiaries or (y) any existing assets (other than Collateral) of the Company or its Subsidiaries which are divested in order to effectuate a Permitted Acquisition or Investment; provided, that not less than 75% of the aggregate consideration received therefrom shall be paid in cash and the Net Available Proceeds thereof shall be applied as set forth in Section 2.04(b)(i);

(m)                             any sale, transfer or other Asset Sales required pursuant to any Transfer Agreement; provided, that the Net Available Proceeds thereof shall be applied as set forth in Section 2.04(b)(i);

(n)                                 any Asset Sales by the Company or any Restricted Subsidiary of property pursuant to a Permitted Sale Leaseback; provided, that the Net Available Proceeds thereof shall be applied as set forth in Section 2.04(b)(i);

(o)                                 any Asset Sale by any Borrower or any Restricted Subsidiary to any Borrower or any Restricted Subsidiary;

(p)                                 any sale, transfer or other Asset Sales of any aircraft and any assets directly related to the operation thereof and any limited liability company or other special purpose vehicle that has been organized solely to own any aircraft and related assets; and

(q)                                 any sales or other dispositions of assets that do not constitute Asset Sales.

8.02                        Limitation on Lines of Business.  Neither the Borrowers nor any Restricted Subsidiary shall make any material change in the general nature of the business of the Company and its Subsidiaries as conducted on the Closing Date.

8.03                        Liens.  Neither the Borrowers nor any Restricted Subsidiary shall create, incur, grant, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)                                 Permitted Encumbrances;

(b)                                 Liens securing the Obligations under the Loan Documents;

(c)                                  Liens in existence on the Closing Date and Liens relating to any refinancing of the obligations secured by such Liens; provided, that such Liens do not encumber any Property other than the Property (including proceeds) subject thereto on the Closing Date;

(d)                                 purchase money Liens securing Indebtedness and Capital Lease Obligations permitted under Section 8.04(d); provided, that any such Liens attach only to the property being financed pursuant to such purchase money Indebtedness or Capital Lease Obligations (or refinancings thereof and) directly related assets, including proceeds and replacements thereof;

(e)                                  Liens granted on the Equity Interests in a Person which is not a Borrower or a Restricted Subsidiary;

(f)                                   Liens securing Indebtedness incurred in accordance with Section 8.04(g); provided that (i) such Liens do not apply to any other Property of the Borrowers or the Restricted Subsidiaries not securing such Indebtedness at the date of the related Permitted Acquisition or Investment and (ii) such Lien is not created in contemplation of or in connection with such Permitted Acquisition or Investment;

(g)                                  Liens existing on the Closing Date on the property described on Schedule 8.03 to secure the CityCenter Completion Guarantee, and any replacement Liens on such collateral to secure the CityCenter Completion Guarantee;

(h)                                 Liens in respect of Permitted Sale Leasebacks, limited to the Property subject to such Permitted Sale Leaseback;

(i)                                     Liens securing Indebtedness incurred in accordance with Section 8.04(i); provided that such Liens shall not extend to any Collateral; and

(j)                                    other Liens securing Indebtedness outstanding in an aggregate principal amount of $25,000,000;

provided that this Section 8.03 shall not be effective to prohibit the Liens with respect to securities issued by any gaming licensee to the extent that appropriate or required approvals of this covenant have not been obtained under applicable Gaming Laws.

8.04                        Indebtedness.  Neither the Borrowers nor any of the Restricted Subsidiaries will incur any Indebtedness, except:

(a)                                 Existing Indebtedness (including any Senior Secured Notes not tendered, to the extent arrangements have been made for the satisfaction and discharge of the indentures governing such Senior Secured Notes, and any unpaid consent fees payable in connection therewith) and any Permitted Refinancings or Permitted Non-Contemporaneous Refinancings thereof;

(b)                                 obligations (contingent or otherwise) existing or arising under any Swap Contract entered into for the purpose of mitigating risks associated with fluctuations in interest rates (including both fixed to floating and floating to fixed contracts), foreign exchange rates or commodity price fluctuations in a non-speculative manner;

(c)                                  Indebtedness under the Loan Documents and Secured Cash Management Agreements;

(d)                                 Capital Lease Obligations and Indebtedness secured by purchase money Liens in an aggregate outstanding principal amount not to exceed $100,000,000 at any time;

(e)                                  Indebtedness incurred in connection with any Permitted Sale Leaseback and any Permitted Refinancing in respect thereof;

(f)                                   Indebtedness of any Borrower or Restricted Subsidiary owed to a Borrower or Restricted Subsidiary; provided, that Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Borrower or any Loan Party shall be subject to Section 8.06(d);

(g)                                  Indebtedness (x) of a Person that becomes a Restricted Subsidiary after the date hereof, that existed at the time such Person became a Restricted Subsidiary and was not created in anticipation or contemplation thereof and (y) assumed in connection with any Investment permitted under this Agreement which was not incurred to finance that Investment or created, incurred or assumed in contemplation of that Investment; provided, that (i) the Leverage Ratio, on a pro forma basis after giving effect to such acquisition (and the related incurrence or assumption of any Indebtedness), as of the end of the most recently ended Test Period, as if such acquisition (and any related incurrence or assumption of Indebtedness) had occurred on the first day of such relevant Test Period, does not exceed the greater of (A) the Leverage Ratio as of the most recently ended Test Period and (B) 6.00:1.00 and (ii) with respect to any Indebtedness in excess of $250,000,000, the Company has delivered to the Administrative Agent an Officer’s Certificate to the effect set forth in clause (i) above (and Permitted Refinancings or Permitted Non-Contemporaneous Refinancings thereof);

(h)                                 unsecured Indebtedness of the Company or any Restricted Subsidiary (and any Permitted Refinancings or Permitted Non-Contemporaneous Refinancings thereof); provided that (i) the Permitted Debt Conditions are satisfied as to such Indebtedness and (ii) the Leverage Ratio, on a pro forma basis after giving effect to the incurrence of such Indebtedness, as of the end of the most recently ended Test Period as if the incurrence of such Indebtedness had occurred on the first day of such relevant Test Period, does not exceed 6.00:1.00 and, with respect to any such issuance of Indebtedness in excess of $250,000,000, the Company has delivered to the Administrative Agent an Officer’s Certificate to the effect set forth in clauses (i) and (ii) above;

(i)                                     so long as no Event of Default shall have occurred and be continuing on the date of the incurrence thereof, or would result therefrom, Indebtedness in an aggregate principal amount not to exceed at any time outstanding $1,000,000,000 (and any Permitted Refinancings or Permitted Non-Contemporaneous Refinancings thereof); provided that the Permitted Debt Conditions are satisfied as to such Indebtedness;

(j)                                    Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(k)                                 Guaranty Obligations of Borrowers or any Restricted Subsidiary in respect of any Indebtedness of the Borrower Group not prohibited hereunder;

(l)                                     Guaranty Obligations of the Company pursuant to the CityCenter Completion Guarantee and the matters described in any indemnity agreement entered into for the benefit of a title company that has been engaged by the Borrowers and their Restricted Subsidiaries; and

(m)                             subject to the conditions set forth in Section 8.06(m) or 8.06(n), as applicable, Guaranty Obligations incurred when no Event of Default has occurred and is continuing of the Indebtedness of Unrestricted Subsidiaries (which Guaranty Obligations shall for the avoidance of doubt reduce amounts available pursuant to Section 8.06(m) or 8.06(n), as applicable, on a dollar-for-dollar basis), if (i) both before and after giving effect to the incurrence of such Guaranty Obligations, no Event of Default has occurred or is continuing, and (ii) the applicable dollar limitations set forth in Section 8.06(m) or 8.06(n), as the case may be, would not be exceeded after giving effect to such incurrence when aggregated (without duplication) with all Guaranty Obligation incurred pursuant to this clause (m) in reliance on the applicable clause of Section 8.06 if such Guaranty Obligation were being incurred as an Investment thereunder.

8.05                        Payments of Certain Indebtedness.  The Borrowers or the Restricted Subsidiaries will not, nor will they permit any Restricted Subsidiary to, voluntarily prepay, redeem, purchase, defease or otherwise satisfy any Prepayment Restricted Indebtedness, except:

(a)                                 regularly scheduled or required repayments or redemptions of such Indebtedness;

(b)                                 to the extent exchanged for Equity Interests in the Company or using the proceeds of the issuance of Equity Interests in the Company, in each case provided that, after giving effect thereto, no Change of Control occurs;

(c)                                  additional Prepayment Restricted Indebtedness in an aggregate principal amount not to exceed $200,000,000;

(d)                                 so long as no Event of Default has occurred and is continuing or result therefrom, the Mandalay Stub Notes in an aggregate principal amount not to exceed $10,000,000;

(e)                                  the sum, without duplication, of (i) the portion, if any, of the Available Amount on the date of such prepayment, redemption, purchase, defeasance or satisfaction that the Company elects to apply to this Section 8.05(e), such election to be specified in a written notice of a Responsible Officer calculating in reasonable detail the amount of Available Amount immediately prior to such election and the amount thereof elected to be so applied and (ii) the portion, if any, of Cumulative Net Income on the date of such prepayment, redemption, purchase, defeasance or satisfaction that the Company elects to apply to this Section 8.05(e), such election to be specified in a written notice of a Responsible Officer calculating in reasonable detail the amount of Cumulative Net Income immediately prior to such election and the amount thereof elected to be so applied; provided that in each case (A) no Event of Default has occurred and is continuing or would result therefrom, and (B) with respect to a prepayment, redemption, purchase, defeasance or satisfaction in excess of $50,000,000, the Company has delivered to the Administrative Agent an Officer’s Certificate to the effect set forth in clause (A) above;

(f)                                   pursuant to refinancings of such Indebtedness permitted under Section 8.04, including pursuant to Permitted Refinancings and Permitted Non-Contemporaneous Refinancings;

(g)                                  so long as no Event of Default has occurred and is continuing or would result therefrom, prepayments, redemptions, purchases, defeasances or satisfactions of any Prepayment Restricted Indebtedness within 364 days prior to the final maturity date of such Prepayment Restricted Indebtedness; and

(h)                                 the prepayment of the Loans in accordance with the terms of this Agreement.

8.06                        Investments, Loans and Advances.  Neither Borrowers nor any Restricted Subsidiary will make any Investment, except for the following:

(a)                                 Investments consisting of Cash Equivalents;

(b)                                 advances to officers, directors and employees of Borrowers or the Restricted Subsidiaries in the ordinary course of business for travel, entertainment, relocation and analogous ordinary business purposes;

(c)                                  Investments outstanding on the Closing Date;

(d)                                 Investments by the Company and its Subsidiaries in Loan Parties and Investments in Indebtedness of any member of the Borrower Group permitted by Section 8.04(f);

(e)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)                                   Guaranty Obligations permitted by Section 8.04 (other than pursuant to clause (m) thereof);

(g)                                  Investments in Swap Contracts permitted under Section 8.04(b);

(h)                                 Investments made pursuant to the CityCenter Completion Guarantee;

(i)                                     obligations of the Company with respect to indemnifications of title insurance companies issuing title insurance policies in relation to construction liens at CityCenter and similar matter, including in respect of policies issued to purchasers of residential condominium units at CityCenter;

(j)                                    Investments in CityCenter Holdings (in addition to those otherwise permitted by this Section 8.06) in an amount not to exceed $50,000,000 following the Closing Date;

(k)                                 Permitted Acquisitions;

(l)                                     Investments made substantially contemporaneously with the issuance by the Company of any Convertible Debt in derivative securities or similar products purchased by the Company in connection therewith linked to Equity Interests underlying such Convertible Debt;

(m)                             Investments in an aggregate outstanding amount not at any time in excess of the sum, without duplication, of (i) the portion, if any, of the Available Amount on the date of such Investment that the Company elects to apply to this Section 8.06(m), such election to be specified in a written notice of a Responsible Officer calculating in reasonable detail the amount of Available Amount immediately prior to such election and the amount thereof elected to be so applied and (ii) the portion, if any, of Cumulative Net Income on the date of such Investment that the Company elects to apply to this Section 8.06(m), such election to be specified in a written notice of a Responsible Officer calculating in reasonable detail the amount of Cumulative Net Income immediately prior to such election and the amount thereof elected to be so applied; provided that upon the Revocation of a Subsidiary that was Designated as an Unrestricted Subsidiary, the Company may add back to this clause the aggregate amount of any Investment in such Subsidiary that was made pursuant to this Section 8.06 at the time of such Investment;

(n)                                 Investments which, when aggregated with Capital Expenditures pursuant to Section 8.13(iv), do not exceed $500,000,000;

(o)                                 any acquisition or Investment to the extent made using Equity Interests of the Company (other than Disqualified Equity Interests);

(p)                                 Investments consisting of the transfer of any Real Property to an Unrestricted Subsidiary or Joint Venture for the purpose of facilitating its development or re-development, provided that (i) no Event of Default exists or would result therefrom, (ii) the aggregate fair market value of all Real Property subject to this Section 8.06(p) does not exceed $100,000,000 in the aggregate, (iii) such Property does not, in the reasonable opinion of the Company, constitute a material functional element of the developed footprint any Mortgaged Real Property, (iv) such development or re-development, in the reasonable opinion of the Company, may not reasonably be expected to materially interfere with the operation of the business conducted at the remainder of Mortgaged Real Property (other than temporary construction disruption which is reasonable in relation to the anticipated benefits of the development or re-development) or materially impair the value of the remaining Mortgaged Real Property and (v) to the extent such Real Property is Mortgaged Real Property, the Administrative Agent, for the benefit of the Secured Parties, is granted a perfected First Priority Lien in the Equity Interests in such Unrestricted Subsidiary or Joint Venture prior to or concurrently with such Investment;

(q)                                 to the extent constituting Investments, transactions expressly permitted under Sections 8.01(including the receipt of permitted noncash consideration for the dispositions of assets permitted thereunder), 8.03, 8.04 and 8.07;

(r)                                    Investments arising as a result of Permitted Sale Leasebacks;

(s)                                   Investments in the Insurance Subsidiaries, provided, that Investments in the Insurance Subsidiaries pursuant to this Section 8.06(s) following the Closing Date shall not exceed $200,000,000 in the aggregate.

For purposes of this Section 8.06, (i) at the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, the Company shall be deemed to have made an Investment in an amount equal to its direct or indirect pro rata ownership interest in the fair market value of the net assets of such Subsidiary at the time of such Designation and (ii) at the time of Revocation of any such Designation, the amount of Investments otherwise then available to be made under clauses (m) or (n) of this Section 8.06 shall be deemed increased by (x) the amount of deemed Investment made under such clauses (m) and (n) pursuant to the immediately preceding clause (i) plus (y) the amount of Investments in such Subsidiary made since its Designation as an Unrestricted Subsidiary pursuant to such clauses (m) and (n).

8.07                        Restricted Payments.  Neither the Borrowers nor the Restricted Subsidiaries shall at any time, directly or indirectly, declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom, and without duplication:  (a) each Subsidiary may make Restricted Payments to the Company, any of the Company’s Subsidiaries that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrowers and their Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests and to the extent required under the Organizational Documents of any non-wholly owned Restricted Subsidiary, based on the formulation required in such Organizational Documents); (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; (c)  a Restricted Subsidiary may issue Equity Interests to the extent constituting an Asset Sale permitted by Section 8.01 or Investment permitted by Section 8.06; (d) a Restricted Subsidiary may issue Equity Interests in additional, newly formed Restricted Subsidiaries; and (e) the Borrowers and the Restricted Subsidiaries may make Restricted Payments from and after the Closing Date in an aggregate amount not to exceed the sum of (i) $100,000,000 plus (ii) the portion, if any, of Cumulative Net Income on the date of such Restricted Payment that the Company elects to apply to this Section 8.07(e), such election to be specified in a written notice of a Responsible Officer calculating in reasonable detail the amount of Cumulative Net Income immediately prior to such election and the amount thereof elected to be so applied provided in the case of this clause (e) that (A) no Event of Default has occurred and is continuing or would result therefrom and (B) with respect to a Restricted Payment in excess of $50,000,000 pursuant to this clause (e), the Company has delivered to the Administrative Agent an Officer’s Certificate to the effect set forth in clauses (A) and (B) above.

8.08                        Limitation on Certain Restrictions Affecting Subsidiaries. Except for any agreement in effect (i) on the date hereof or (ii) at the time any Subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, none of the Borrowers or the Restricted Subsidiaries shall enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Restricted Subsidiary to make Restricted Payments to the Company or to otherwise transfer property to or invest in the Company, (b) of any Restricted Subsidiary to guaranty the Obligations of the Borrowers or (c) of the Borrowers or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, that this clause (c) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 8.04(d) or (g) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or Sections 8.04(h) or (i).

8.09                        Transactions with Affiliates.  Neither the Borrowers nor any of the Restricted Subsidiaries shall hereafter enter into any transaction of any kind with any of their Affiliates with a value in excess of $15,000,000 in the aggregate for any transaction or series of related transactions, whether or not in the ordinary course of business, other than on fair and reasonable terms that are substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, the Borrowers and the Restricted Subsidiaries may enter into (i) license or lease agreements with any Unrestricted Subsidiary or Joint Venture on terms which, taken as a whole together with all related transactions with such Unrestricted Subsidiary or Joint Venture, are commercially reasonable, (ii) other agreements and transactions in the ordinary course of business (and reasonable extensions of such course of business) with any Unrestricted Subsidiary or Joint Venture on terms which are materially consistent with the past practices of the Company, and (iii) any agreement by an Unrestricted Subsidiary to pay management, development or other similar fees to the Loan Parties directly or indirectly.

8.10                        Limitation on Changes to Fiscal Year.  The Company shall not change its Fiscal Year end (December 31 of each year) unless required to do so by law or by then prevailing auditing standards or at the request of any Governmental Authority.

8.11                        Detroit Obligations.  Except (a) in connection with the repayment in full of the Obligations or (b) the sale, transfer or other disposition of Detroit by the Company in a transaction permitted hereunder, the Company will not permit Detroit to prepay the Detroit Loans in a manner which reduces the aggregate principal amount thereof to less than the maximum amount permitted by the Detroit Orders.

8.12                        Minimum Borrower Group EBITDA. So long as there are any outstanding Revolving Commitments or any amounts outstanding under the Term A Facility, the Borrowers shall not permit Borrower Group EBITDA as of the last day of any Fiscal Quarter and for the period of four consecutive Fiscal Quarters ending on such date, to be less than the amount set forth below opposite such date:

Fiscal Quarters Ending	Minimum Borrower Group EBITDA
March 31, 2013 through June 30, 2013	$1,000,000,000
September 30, 2013 through December 31, 2013	$1,050,000,000
March 31, 2014 through June 30, 2014	$1,100,000,000
September 30, 2014 through December 31, 2014	$1,200,000,000
March 31, 2015 through June 30, 2015	$1,250,000,000
September 30, 2015 through December 31, 2015	$1,300,000,000
March 31, 2016 through December 31, 2016	$1,350,000,000

Fiscal Quarters Ending	Minimum Borrower Group EBITDA
March 31, 2017 and thereafter	$1,400,000,000

; provided that the Minimum Borrower Group EBITDA for each Fiscal Quarter ending on or following the date of any Asset Sale consummated by the Borrowers or the Restricted Subsidiaries shall be reduced by the amount of the Associated EBITDA for such Asset Sale if, within ten Business Days following such date, (a) the Borrowers either (i) prepay the Term Loans or (ii) irrevocably commit to prepay, redeem, purchase, defease or otherwise satisfy any other term Indebtedness of the Borrowers and the Restricted Subsidiaries (and thereafter consummate such prepayment, redemption, purchase, defeasance or satisfaction within an additional 45 days), or any combination thereof, in an aggregate amount equal to the Net Available Proceeds from such Asset Sale and in accordance with Section 2.04(b)(i) and (b) the Company notifies the Administrative Agent and the Lenders that it has irrevocably waived its right to reinvest such Net Available Proceeds in the manner contemplated by Section 2.04(b)(i).

8.13                        Capital Expenditures

.  So long as there are any outstanding Revolving Commitments and any amounts outstanding under the Term A Facility, the Borrowers and the Restricted Subsidiaries shall not make any Capital Expenditure, except for Capital Expenditures not exceeding the sum, without duplication, of (i) $500,000,000 in the aggregate during each Fiscal Year (commencing with the Fiscal Year ending December 31, 2013); provided, that any portion of the $500,000,000 amount set forth above, if not expended in the Fiscal Year for which it is permitted above, may be carried over for expenditure in the next following Fiscal Year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent Fiscal Year before the $500,000,000 amount set forth above for such subsequent Fiscal Year, (ii) the portion, if any, of the Available Amount on the date of such Capital Expenditure that the Company elects to apply to this Section 8.13, such election to be specified in a written notice of a Responsible Officer calculating in reasonable detail the Available Amount immediately prior to such election and the amount thereof elected to be so applied, (iii) the portion, if any, of Cumulative Net Income on the date of such Capital Expenditure that the Company elects to apply to this Section 8.13, such election to be specified in a written notice of a Responsible Officer calculating in reasonable detail Cumulative Net Income immediately prior to such election and the amount thereof elected to be so applied and (iv) the portion, if any, of the amount set forth in Section 8.06(n) on the date of such Capital Expenditure that the Company elects to apply to this Section 8.13, such election to be specified in a written notice of a Responsible Officer calculating in reasonable detail the amount of Section 8.06(n) available immediately prior to such election and the amount thereof elected to be so applied.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

9.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 any Borrower fails to pay any amount of principal on any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations on the date when due; or

(b)                                 any Borrower fails to pay any interest on any Loan or L/C Obligation made hereunder, or any fees, or any portion thereof, within five Business Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Business Days following written demand by the applicable Creditor Party entitled to such payment; or

(c)                                  any Borrower fails to comply with the covenants contained in Section 7.01(f) or Article VIII (other than the covenant contained in Section 8.02); or

(d)                                 the Company or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed within thirty days after notice thereof by the Administrative Agent to the Borrowers; provided, that a Default by the Borrowers under Section 8.12 or Section 8.13 (a “Financial Covenant Event of Default”) shall not constitute a Default with respect to any Loan (other than the Revolving Facility and the Term A Facility) unless and until the Required Revolving/Tranche A Lenders have terminated the Revolving Commitments and declared all amounts outstanding under the Revolving Facility and the Term A Facility to be due and payable; or

(e)                                  any representation or warranty of a Loan Party made in any Loan Document shall prove to have been incorrect in any material respect when deemed made; or

(f)                                   the Borrowers or the Restricted Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $250,000,000 or more, or any guaranty of present or future Indebtedness of $250,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by failure to make any required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $250,000,000 or more, or of any guaranty of present or future Indebtedness of $250,000,000 or more, if as a result of such failure or sufferance of any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require the Borrowers or the Restricted Subsidiaries to be redeemed, purchased, prepaid, defeased or otherwise become due (automatically or otherwise) or an offer to prepay, defease, redeem or purchase, all or any portion of such Indebtedness; or

(g)                                  any Loan Document, at any time after its execution and delivery and for any reason other than (i) as expressly permitted hereunder, (ii) the agreement or action (or omission to act) of the Administrative Agent or any of the Lenders, or (iii) satisfaction in full of all

Obligations, ceases to be in full force and effect and, in the reasonable judgment of the Required Lenders, such circumstance is materially adverse to the interests of the Lenders; or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Required Lenders, is materially adverse to the interests of the Lenders; or the Borrowers or the Restricted Subsidiaries denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(h)                                 a final judgment against the Company or any of its Material Subsidiaries is entered for the payment of money in excess of $250,000,000 (to the extent not paid, and not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not dispute coverage) and, absent procurement of a stay of execution, such judgment remains unsatisfied as of the earlier to occur of (x) thirty calendar days after the date of entry of judgment and (y) five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

(i)                                     any Loan Party or any Material Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or

(j)                                    any Pension Plan maintained by the Borrowers, the Restricted Subsidiaries or any of their ERISA Affiliates is determined to have failed to satisfy the minimum funding standard set forth in Section 412 of the Code and Section 302 of ERISA or the incurrence of any Withdrawal Liability to any Multiemployer Plan, in each case that could reasonably be expect to result in a current liability of the Borrowers and the Restricted Subsidiaries in an aggregate amount exceeding $250,000,000; or

(k)                                 the occurrence of a License Revocation that continues for (i) fifteen consecutive calendar days with respect to gaming operations at any Gaming Facility accounting for ten percent or more of the Total Assets or consolidated gross revenues of the Borrowers and Restricted Subsidiaries or (ii) 60 consecutive calendar days with respect to gaming operations at any Gaming Facility operated on Mortgaged Real Property outside of the State of Nevada; provided that, if the Company replaces such Mortgaged Real Property before the end of such 60 day period in accordance with Section 10.10(g) with substitute Mortgaged Real Property that is not subject to a License Revocation, such License Revocation shall not result in an Event of Default under this clause (k)(ii); or

(l)                                     Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected First Priority Lien on the Collateral purported to be covered thereby with respect to any material portion of the Collateral; or

(m)                             a Change of Control occurs.

9.02                        Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall at the request of the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing, at the request of, or with the consent of, the Required Revolving/Tranche A Lenders only, and in such case, without limiting Section 9.01(d), only with respect to the Revolving Facility and any Letters of Credit, L/C Credit Extensions, L/C Obligations and Term A Facility), take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c)                                  require that the Company Cash Collateralize the L/C Obligations (in an amount equal to an amount equal to 103% of such Outstanding Amount or otherwise in an amount and/or in a manner reasonably acceptable to the applicable L/C Issuer); and

(d)                                 exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03                        Application of Funds.  After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the

Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X
ADMINISTRATIVE AGENT

10.01                 Appointment and Authority.

(a)                                 Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Borrower shall have any rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02                 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03                 Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)                                 the Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 10.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by any Borrower, a Lender or an L/C Issuer; and

(e)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04                 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05                 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06                 Resignation of Administrative Agent or L/C Issuer.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor; provided that, if no Event of Default shall have occurred and be continuing, then the successor agent shall be subject to the consent of the Borrowers (which consent of the Borrowers shall not be unreasonably withheld or delayed if such successor is a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $5,000,000,000).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (c) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor; provided that, if no Event of Default shall have occurred and be continuing, then the successor agent shall be subject to the consent of the Borrowers (which consent of the Borrowers shall not be unreasonably withheld or delayed if such successor is a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $5,000,000,000).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date, as applicable, (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by, or in the name of, the Administrative Agent on behalf of the Lenders or any L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.06.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.06).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)                                 Any resignation by Bank of America as Administrative Agent pursuant to this Section 10.06 shall also constitute its resignation as an L/C Issuer.  If Bank of America or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Borrowers of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and acceptance by such successor of such appointment, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of such retiring L/C Issuer, (ii) such retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

10.07                 Non-Reliance on Administrative Agent, Other Lenders and Arrangers.  Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender, any Arranger or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender, any Arranger or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08                 No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arrangers are parties to this Agreement or any of the other Loan Documents or have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents in their capacity as such, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

10.09                 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03, 2.08 and 11.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

10.10                 Collateral and Guaranty Matters.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)                                 to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon satisfaction of the Termination Conditions, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii)  if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)                                 to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary or Restricted Subsidiary as a result of a transaction permitted hereunder;

(c)                                  to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary that is a Material Subsidiary;

(d)                                 to release any Guarantor, other than any Person that is a Grantor, from its obligations under the Guaranty if such Person is a guarantor of any Material Indebtedness of the Borrowers or the Restricted Subsidiaries, at such time as its guaranty of such Material Indebtedness and any other Material Indebtedness is released;

(e)                                  to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.04(d);

(f)                                   to execute and deliver customary subordination, non-disturbance and attornment agreements to tenants on Mortgaged Real Property;

(g)                                  to release any Mortgaged Real Property (and any related Collateral and Guaranty Obligations), or any portion thereof, in connection with the exchange of such Real Property for any other Real Property of any Borrower or Restricted Subsidiary as Mortgaged Real Property; provided, that (i) the fair market value of the Real Property received shall be equal to at least 110% of the fair market value of the Real Property transferred, (ii) all Real Property received in such exchange shall concurrently become Collateral as provided in Section 6.09 (and the Person owning such Real Property shall become a Grantor), (iii) the fair market value of the Real Property received shall be determined with reference to appraisals reasonably satisfactory to the Administrative Agent conducted by appraisal firms reasonably satisfactory to the Administrative Agent, (iv) if (x) all or substantially all of such Mortgaged Real Property is released, the fair market value of such released Mortgaged Real Property shall be determined pursuant to the appraisals delivered to the Administrative Agent pursuant to Section 4.01(a)(iv)(E) on the Closing Date and (y) if a portion constituting less than substantially all of such Mortgaged Real Property is transferred the fair market value of such released Mortgaged Real Property shall be determined with reference to additional appraisals reasonably satisfactory to the Administrative Agent conducted by appraisal firms reasonably satisfactory to the Administrative Agent, (v) where any personal property or equity securities are so released, they are replaced as Collateral by the similar property or securities of a Borrower or Restricted Subsidiary owning the replacement Real Property, (vi) no Event of Default shall have occurred and be continuing or would result therefrom and (vii) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received an environmental site assessment relating to the Real Property received covering matters similar to those covered in the environmental site assessment in connection with the Closing Date; and

(h)                                 to release any Mortgaged Real Property (and any related Collateral) to the extent that such Mortgaged Real Property is the subject of an Investment of the type described in Section 8.06(p) (it being understood that the Company shall have the right, in its reasonable judgment, to make lot line adjustments in parcels and subdivide parcels with respect to the released Mortgaged Real Property to the extent necessary in order to effectuate the transactions contemplated in this clause (h), so long as the applicable Grantor retains the legal parcel).

The Administrative Agent hereby agrees to use its commercially reasonable efforts to take any of the foregoing actions requested by the Company to facilitate any transaction permitted hereunder within ten Business Days following request by the Company (or such shorter period of time as Administrative Agent may agree to in its reasonable discretion), in a form reasonably requested by the Company.

In each case as specified in this Section 10.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.10.

10.11                 Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE XI
MISCELLANEOUS

11.01                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in clause (a) below) and the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall:

(a)                                 (i) amend or otherwise modify Section 8.12 or 0, or (ii) waive or consent to any Default or Event of Default resulting from a breach of Section 8.12 or 0, without the written consent of the Required Revolving/Tranche A Lenders; provided, that the amendments, modifications, waivers and consents described in this clause (a) shall not require the consent of any Lenders other than the Required Revolving/Tranche A Lenders;

(b)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to a Lender under any Loan Document without the written consent of the Lender entitled to such payment;

(d)                                 reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender entitled to such amount; provided, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(e)                                  change (x) Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (y) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.04(b) or 2.05(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Term B Facility, the Required Term B Lenders, (iii) if such Facility is the Revolving Facility, the Required Revolving Lenders, (iv) if such Facility is an Incremental Term Facility, the Required Incremental Term Lenders, (v) if such Facility is an Other Term Facility, the Required Other Term Lenders, (vi) if such Facility is an Other Revolving Facility, the Required Other Revolving Lenders, (vii) if such Facility is an

Extended Term Facility, the Required Extended Term Lenders and (viii) if such Facility is an Extended Revolving Facility, the Required Extended Revolving Lenders;

(f)                                   change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(f)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” Required Revolving/Tranche A Lenders,” “Required Term A Lenders,” “Required Term B Lenders”, “Required Incremental Term Lenders”, “Required Other Term Lenders”, “Required Other Revolving Lenders”, “Required Extended Term Lenders” or “Required Extended Revolving Lenders” without the written consent of each Lender under the applicable Facility;

(g)                                  release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h)                                 release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone, and shall be made promptly upon the request of the Company);

(i)                                     impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Term B Facility, the Required Term B Lenders, (iii) if such Facility is the Revolving Facility, the Required Revolving Lenders, (iv) if such Facility is an Incremental Term Facility, the Required Incremental Term Lenders, (v) if such Facility is an Other Term Facility, the Required Other Term Lenders, (vi) if such Facility is an Other Revolving Facility, the Required Other Revolving Lenders, (vii) if such Facility is an Extended Term Facility, the Required Extended Term Lenders and (viii) if such Facility is an Extended Revolving Facility, the Required Extended Revolving Lenders; or

(j)                                    subordinate all or substantially all of the Liens securing the Obligations except as expressly permitted pursuant to this Agreement as of the Closing Date without the written consent of (i) Lenders holding at least 75% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Lender for purposes of this definition) and (b) aggregate unused Revolving Commitments, Other Revolving Commitments and Extended Revolving Commitments; provided that the Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) the Required Term A Lenders, the Required Term B Lenders, the Required Revolving Lenders, the Required Incremental Term Lenders, the Required Other Term Lenders, the Required Other Revolving Lenders, the Required Extended Term Lenders and the Required Extended Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by any L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iv) the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender (or any L/C Issuer, if applicable) or the Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (v) the Administrative Agent and the Borrowers shall be permitted to amend any provision of any Collateral Document to better implement the intentions of this Agreement and the other Loan Documents and to add Collateral.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Lender may not be increased or extended and the principal amount of any Loan of such Lender may not be decreased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

The Administrative Agent and the Borrowers may (without the consent of Lenders) amend any Loan Document to the extent (but only to the extent) necessary to reflect (i) the existence and terms of Incremental Term Loans, Other Term Loans, Extended Term Loans, Other Revolving Loans and Extended Revolving Loans and (ii) any amendment or modification of the Detroit Orders following the Closing Date to permit additional Loans to be made and Letters of Credit to be issued to Detroit. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document. In addition, upon the effectiveness of any Refinancing Amendment, the Administrative Agent, the Borrowers and the Lenders providing the relevant Credit Agreement Refinancing Indebtedness may amend this Agreement to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and

Commitments subject thereto as Other Term Loans, Other Term Commitments, Other Revolving Loans and/or Other Revolving Commitments). The Administrative Agent and the Borrowers may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the terms of any Refinancing Amendment. The Administrative Agent may enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of the Loans and/or Commitments extended pursuant to Section 2.15 or incurred pursuant to Sections 2.13 or Section 2.14 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with Section 2.15, Section 2.13 or Section 2.14.

11.02                 Notices; Effectiveness; Electronic Communications.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to any Borrower, the Administrative Agent or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                                  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc.  Each of each Borrower, the Administrative Agent and any L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to each Borrower, the Administrative Agent and any L/C Issuer.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Each Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as any L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04                 Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  Borrowers agree (a) if the Closing Date occurs, to pay or reimburse all reasonable and documented in reasonable detail out-of-pocket expenses (including the allocated cost of internal counsel) incurred on or after the Closing Date by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), limited, in the case of legal fees and expenses, to the Attorney Costs of O’Melveny & Myers LLP and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole (which may be a single local counsel acting in multiple material jurisdictions), and (b) to pay or reimburse the Administrative Agent, any Lender or any L/C Issuer for all reasonable and documented in reasonable detail out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent, any Lender and any L/C Issuer taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction (which may be a single local counsel acting in multiple material jurisdictions) and, solely in the event of a conflict of interest between the Administrative Agent, any Lender or any L/C Issuer, where the Person or Persons affected by such conflict of interest inform the Borrowers in writing of such conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Persons similarly situated taken as a whole)).  The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  All amounts due under this Section 11.04 shall be paid promptly following receipt by the Borrowers of an invoice relating thereto setting forth such expenses in reasonable detail.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its reasonable discretion.

(b)                                 Indemnification by Borrowers.  Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each L/C Issuer, each Arranger, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any other Loan Party arising out of, in connection with, or as a result of (but limited, in the case of legal fees and expenses, to the Attorney Costs of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a special counsel for all Indemnitees taken as a whole in each subject matter area that is material to the interests of such Indemnitees, a single local counsel for all

Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of such Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of a conflict of interest between Indemnitees (where the Indemnitee affected by such conflict of interest informs the Borrowers in writing of such conflict of interest), one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction determines in a final-non-appealable judgment that any such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any Related Indemnified Person of such Indemnitee, (y) a material breach of any obligations of such Indemnitee under any Loan Document by such Indemnitee or (z) any dispute solely among Indemnitees or of any Related Indemnified Person of such Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent (and any sub-agent thereof), Lender, L/C Issuer or Arranger under the Facility and other than any claims arising out of any act or omission of the Borrowers or any of their Affiliates.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct or gross negligence of such Indemnitee or any Related Indemnified Person (as determined by a final and non-appealable judgment of a court of competent jurisdiction), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 11.04(b) (after the determination of a court of competent jurisdiction, if required pursuant to the terms of this Section 11.04(b) shall be paid within twenty Business Days after written demand therefor.  The agreements in this Section 11.04(b) shall survive the resignation of the Administrative Agent, the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.  This Section 11.04(b) shall not apply to Taxes, Other Taxes, taxes covered by Section 3.04 or amounts excluded from the definition of Taxes pursuant to Section 3.01, which shall be governed by Section 3.01 or Section 3.04, except it shall apply to any taxes (other than taxes imposed on or measured by net income (however denominated, and including branch profits and similar taxes) and franchise or similar taxes) that represent losses, claims, damages, etc. arising from a non-tax claim (including a value added tax or similar tax charged with respect to the supply of legal or other services).

(c)                                  Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.04 to be paid by them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity.  The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.11(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                                  Payments.  All amounts due under this Section 11.04 shall be payable not later than twenty Business Days after demand therefor.

(f)                                   Survival.  The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05                 Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and each L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06                 Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement and the other Loan Documents, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each L/C Issuer, each Lender and each Arranger) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an

Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of either Term Facility, unless each of the Administrative Agent and, with respect to the Revolving Facility only and so long as no Event of Default has occurred and is continuing, each Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)                                Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)                             Required Consents.  No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:

(A)                               with respect to the Revolving Facility and the Term A Facility only, the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, or (3) with respect to the Term A Facility only, such assignment is to an Affiliate of a Lender or an Approved Fund;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                               the consent of any L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more of its Letters of Credit (whether or not then outstanding).

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Borrowers.  No such assignment shall be made to any Borrower or any Affiliate or Subsidiary of any Borrower.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)                           No Assignment to a Competitor or Disqualified Lender.  No such assignment shall be made to (x) a Competitor or (y) any Person specified to the Administrative Agent in writing prior to the Closing Date.

(viii)                        Assignments from Defaulting Lenders.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and Administrative Agent, the applicable pro rata portion of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, L/C Issuer and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata portion of all Loans and participations in Letters of Credit.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d) and, for the avoidance of doubt, such sale shall not be effective until it is recorded in the applicable Participant Register pursuant to Section 11.06(e).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Borrower and any Lender (with respect to (i) any entry relating to such Lender’s Loans, and (ii) the identity of the other Lenders (but not any information with respect to such other Lenders’ Loans)), at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Subject to the requirements of clause (e) of this Section 11.06, any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender, a Competitor or any Borrower or any Affiliate or Subsidiary of any Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to clause (f) of this Section 11.06, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

(e)                                  Participant Register.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant’s interest in Loans made hereunder (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other Obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that any such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Participant Register as a participant for all purposes of this Agreement.  No sale or other transfer of any participation or other beneficial ownership interest in any Loan shall be effective until such sale or transfer is recorded in the applicable Participant Register and, prior to such recordation, all amounts owing to the selling Lender with respect to any Loan shall remain owing to the selling Lender.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)                                   Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(g)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)                                 Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may, subject to the requirements of clause (i) of this Section 11.06, grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(ii).  Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.04), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (I) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (II) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guaranty or credit or liquidity enhancement to such SPC. Each SPC shall be entitled to the benefits of Sections 3.01, 3.04, 11.04(a) and 11.04(b) and this Section 11.06 to the same extent as if it were a Lender.

(i)                                     SPC Register.  Each Granting Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each SPC to which it has granted a funding option pursuant to clause (h) of this Section 11.06 (the “SPC Register”).  Upon the funding of all or any portion of any Loan by an SPC, the Granting Lender with respect to such SPC shall enter the principal amounts of (and stated interest on) each Loan or portion thereof funded by such SPC on the SPC Register.  The entries in the SPC Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the SPC Register as an SPC for all purposes of this Agreement.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining an SPC Register.  Any funding of all or any portion of any Loan by an SPC with respect to which the requirements of this clause (i) are not satisfied shall be treated for purposes of this Agreement as a sale by the Granting Lender of a participation in such Granting Lender’s rights and obligations under this Agreement in accordance with Section 11.06(d) and, for the avoidance of doubt, such sale shall not be effective until it is recorded in the applicable Participant Register pursuant to Section 11.06(e).

(j)                                    Resignation as L/C Issuer after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Revolving Commitment and Revolving Loans pursuant to Section 11.06(b), such L/C Issuer may, upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer.  In the event of any such resignation of an L/C Issuer, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, that no failure by the Borrowers to appoint any such successor shall affect the resignation of such L/C Issuer; provided, further, that no Lender shall be required to serve as an L/C Issuer unless such Lender consents in its sole discretion.  If an L/C Issuer resigns, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  Upon the appointment of a successor L/C Issuer, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of such retiring L/C Issuer with respect to such Letters of Credit.

11.07                 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.13(c) or 2.14(b) or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or similar transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or their Restricted Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrowers, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than any Borrower or (j) to any credit insurance provider relating to the Borrowers and their obligations.  Nothing herein shall permit the disclosure of confidential Information regarding the Loan Parties or their Affiliates to any Competitor of Company or any of its Subsidiaries except to the extent required, directly or indirectly, by Law or compulsory legal process or any regulatory authority.

For purposes of this Section 11.07, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08                 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent and Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and each L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent and the applicable L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13                 Replacement of Lenders.  If (a) any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (b) any Lender is a Defaulting Lender, (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 11.01, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders whose consent is required shall not have been obtained, any such Lender (a “Non-Consenting Lender”), (d) any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto or (e) as a result of a redemption required by Gaming Law, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing right to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)                                     such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts, including, in the case of a Repricing Event described in clause (ii) of the definition thereof on or prior to the first anniversary of the Closing Date, the fee described in Section 2.08(c));

(ii)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iii)                               such assignment does not conflict with applicable Laws; and

(iv)                              in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.  Notwithstanding the foregoing, each Lender agrees that if a Borrower exercises its option pursuant to this Section 11.13 to cause an assignment by such Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 11.06.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice (a “Non-Compliant Lender”), each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 11.06 on behalf of such Non-Compliant Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 11.06.  Any removal of Bank of America or its successor as a Defaulting Lender pursuant to this Section 11.13 shall also constitute the removal of Bank of America or its successor as the Administrative Agent pursuant to Section 10.06.

11.14                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN ANY LOAN DOCUMENT WHICH EXPRESSLY STATES THAT IT SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL EACH BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 11.14.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15                 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, on the other hand, (B) the arranging and other services regarding this Agreement provided by the Arrangers are arm’s-length commercial transactions between the Company, on the one hand, and the Arrangers, on the other hand, (C) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company Parties, their Affiliates or any other Person and (B) neither the Administrative Agent nor any Arranger nor any Lender has any obligation to the Company

Parties or their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company Parties and their Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation under the Loan Documents to disclose any of such interests to the Company Parties or their Affiliates.  To the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent and each Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17                 Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18                 USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19                 Joint and Several Obligations.  The Company, Detroit and each other Person that becomes a Borrower in accordance with Section 2.17 shall be obligated for all of the Obligations on a joint and several basis, notwithstanding which of them may have directly received the proceeds or benefit of any particular Credit Extension, provided that, anything to the contrary herein notwithstanding (including Exhibit B), (i) the liability of Detroit, including, without limitation, indemnification obligations pursuant to Section 11.04, shall be limited to the Detroit Amount, and (ii) the liability of each Person hereafter formed and designated as an additional borrower in accordance with Section 2.17 may be limited in a similar manner if so provided in the Assumption Agreement executed by that Borrower.  Each Borrower acknowledges and agrees that, for purposes of the Loan Documents, the Company, Detroit, each other Borrower and the Guarantors constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement.  Each Borrower hereby waives all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with their joint and several obligations under this Agreement. Without limiting the foregoing, each Borrower agrees to the Joint Borrower Provisions set forth in Exhibit B, incorporated by this reference.

11.20                 Gaming Law.

(a)                                 This Agreement and the other Loan Documents are subject to the Gaming Laws and the laws involving the sale, distribution and possession of alcoholic beverages (the “Liquor Laws”).  Without limiting the foregoing, each of the Administrative Agent, the Lenders and participants acknowledges that (i) it is subject to being called forward by the Gaming Authorities or Governmental Authorities enforcing the Liquor Laws (each a “Liquor Authority”), in the discretion of each of them, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Agreement and the other Loan Documents, including with respect to the entry into and ownership and operation of the Gaming Facilities, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Governmental Authorities.

(b)                                 Each Creditor Party agrees to cooperate with the Gaming Authority or Liquor Authority (or, in each case, to be subject to Section 11.13) in connection with the provisions of such documents or other information as may be requested by such Gaming Authority or Liquor Authority relating to any Company Party or to the Loan Documents.

(c)                                  Notwithstanding anything to the contrary herein, (i) any obligation on Nevada Landing Partnership to provide a Guaranty hereunder, and the obligation to provide a lien on the direct and indirect Equity Interests in Nevada Landing Partnership, will each be subject to the approval of the Illinois Gaming Control Board and (ii) the pledge of any Equity Interests of any Loan Party that is licensed by or registered with the Nevada Gaming Commission is not effective until such pledge has been approved by the Nevada Gaming Commission.

11.21                 ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Borrowers:

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
Name:	John M. McManus
Title:	Executive Vice President, General Counsel and Secretary

MGM GRAND DETROIT, LLC

By:	/s/ John M. McManus
Name:	John M. McManus
Title:	Corporate Secretary

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Maurice Washington
Name:	Maurice Washington _
Title:	Vice President, Agency Management Officer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.,
as a Revolving Lender, a Term A Lender, the sole initial Term B Lender and an L/C Issuer

By:	/s/ Brian D. Corum
Name:	Brian D. Corum
Title:	Managing Director

[Signature Page to Credit Agreement]

DEUTSCHE BANK AG, NY BRANCH, as a Revolving Lender and a Term A Lender

By:	/s/ Mary Kay Coyle
Name:	Mary Kay Coyle
Title:	Managing Director

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Director

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as a Revolving Lender and a Term A Lender

By:	/s/ Diane Rolfe
Name:	Diane Rolfe
Title:	Director

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Revolving Lender and a Term A Lender

By:	/s/ Marc Costantino
Name:	Marc Costantino
Title:	Executive Director

[Signature Page to Credit Agreement]

BNP PARIBAS, as a Revolving Lender and a Term A Lender

By:	/s/ James Goodall
Name:	James Goodall
Title:	Managing Director

By:	/s/ John Treadwell, Jr.
Name:	John Treadwell, Jr.
Title:	Vice President

[Signature Page to Credit Agreement]

THE ROYAL BANK OF SCOTLAND PLC, as a Revolving Lender and a Term A Lender

By:	/s/ Alex Daw
Name:	Alex Daw
Title:	Director

[Signature Page to Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Revolving Lender and a Term A Lender

By:	/s/ William G. Karl
Name:	William G. Karl
Title:	General Manager

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Revolving Lender and a Term A Lender

By:	/s/ Keith Lukasavich
Name:	Keith Lukasavich
Title:	Vice President

[Signature Page to Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Revolving Lender and a Term A Lender

By:	/s/ Steven Jonassen
Name:	Steven Jonassen
Title:	Managing Director

By:	/s/ Joseph A. Asciolla
Name:	Joseph A. Asciolla
Title:	Managing Director

[Signature Page to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Lender and a Term A Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Revolving Lender and a Term A Lender

By:	/s/ Christopher Usas
Name:	Christopher Usas
Title:	Director

[Signature Page to Credit Agreement]

UBS AG, STAMFORD BRANCH, as a Revolving Lender and a Term A Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

[Signature Page to Credit Agreement]

SCHEDULE 1.01

Collateral Properties

Property commonly known as Bellagio Hotel and Casino, described as follows:

LEGAL DESCRIPTION

PARCEL I:

THAT PORTION OF THE NORTHEAST QUARTER (NE ¼) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE LEFT OR WESTERLY RIGHT OF WAY LINE OF SR-604 (LAS VEGAS BLVD.), 150.00 FEET LEFT OF AND AT RIGHT ANGLES TO HIGHWAY ENGINEER’S STATION “A”919+24.30 P.O.T.; SAID POINT OF BEGINNING FURTHER DESCRIBED AS BEARING SOUTH 2°00’23” WEST A DISTANCE OF 1697.78 FEET FROM THE NORTHEAST CORNER OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., THENCE ALONG THE FORMER LEFT OR WESTERLY RIGHT OF WAY LINE OF SAID SR-604, THE FOLLOWING FIVE (5) COURSES AND DISTANCES:

1. NORTH 0°21’22” WEST-123.14 FEET;

2. NORTH 0°39’22” WEST-474.86 FEET;

3. NORTH 89°40’38” EAST-27.35 FEET;

4. FROM A TANGENT WHICH BEARS NORTH 3°40’25” EAST, CURVING TO THE RIGHT WITH A RADIUS OF 10054 FEET, THROUGH AN ANGLE OF 0°38’44”, AN ARC DISTANCE OF 113.28 FEET;

5. FROM A TANGENT WHICH BEARS NORTH 4°19’09” EAST, CURVING TO THE LEFT WITH A RADIUS OF 9,946 FEET, THROUGH AN ANGLE OF 02°25’02”, AN ARC DISTANCE OF 419.61 FEET TO A POINT ON SAID LEFT OF WESTERLY RIGHT OF WAY LINE OF SR-604, WHICH IS COINCIDENT WITH THE BACK OF CURB; THENCE ALONG SAID LEFT OR WESTERLY RIGHT OF WAY AND BACK OF CURB, THE FOLLOWING THREE (3) COURSES:

1. SOUTH 1°57’41” WEST-822.54 FEET;

2. SOUTH 0°40’42” WEST-241.64 FEET;

3. SOUTH 0°14’01” EAST-66.26 FEET;

THENCE SOUTH 89°38’38” WEST, ALONG SAID WESTERLY RIGHT OF WAY LINE, A DISTANCE OF 21.07 FEET TO THE POINT OF BEGINNING.

THE ABOVE PARCEL IS ALSO DESCRIBED AS FOLLOWS:

A PORTION OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 20, THENCE ALONG THE EASTERLY LINE OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 20, SOUTH 00°53’23” EAST, 1317.83 FEET TO THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 20; THENCE CONTINUING ALONG SAID EASTERLY LINE SOUTH 00°53’23” EAST, 377.21 FEET; THENCE DEPARTING SAID EASTERLY LINE SOUTH 89°6’37” WEST,

96.44 FEET TO THE POINT OF BEGINNING BEING A POINT ON THE EASTERLY LINE OF A PARCEL OF LAND DESCRIBED BY THAT CERTAIN “GRANT DEED” RECORDED MARCH 24, 1975 IN BOOK 504 OF OFFICIAL RECORDS AS INSTRUMENT NO. 463559 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, SAID POINT BEARS SOUTH 02°22’01” WEST, 1697.78 FEET FROM THE NORTHEAST CORNER OF SAID SECTION 20; THENCE ALONG SAID EASTERLY LINE NORTH 00°02’31” WEST, 0.34 FEET TO AN ANGLE POINT IN THE EASTERLY LINE OF LOT 1 AS SHOWN BY FINAL MAP OF “BELLAGIO NORTH” RECORDED JUNE 25, 2008 IN BOOK 20080625 OF OFFICIAL RECORDS AS INSTRUMENT NO. 1637 IN BOOK 140 OF PLATS, PAGE 39 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA; THENCE ALONG SAID EASTERLY LINE CONTINUING NORTH 00°02’31” WEST, 12.00 FEET TO THE SOUTHEAST CORNER OF A PARCEL OF LAND DESCRIBED IN THAT CERTAIN “GRANT, BARGAIN, SALE DEED” TO MKB COMPANY RECORDED APRIL 27, 1995 IN BOOK 950427 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00291 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA; THENCE ALONG SAID EASTERLY LINE CONTINUING NORTH 00°02’31” WEST, 134.00 FEET TO THE NORTHEAST CORNER OF SAID PARCEL OF LAND SAID POINT ALSO BEING AN ANGLE POINT IN THE AFOREMENTIONED EASTERLY LINE OF LOT 1 OF SAID FINAL MAP OF “BELLAGIO NORTH”; THENCE ALONG SAID EASTERLY LINE OF LOT 1 THE FOLLOWING FOUR (4) COURSES:

CONTINUING NORTH 00°02’31” WEST, 454.61 FEET; THENCE SOUTH 88°34’25” EAST, 26.34 FEET TO A POINT ON A NON-TANGENT CURVE HAVING A RADIUS OF 10054.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 85°55’23” EAST;

THENCE CURVING TO THE RIGHT ALONG THE ARC OF SAID CURVE, CONCAVE EASTERLY, THROUGH A CENTRAL ANGLE OF 00°38’13”, AN ARC LENGTH OF 111.77 FEET TO A POINT OF REVERSE CURVATURE WITH A TANGENT CURVE HAVING A RADIUS OF 9946.00 FEET, A RADIAL LINE THROUGH SAID POINT BEARS NORTH 85°17’10” WEST; THENCE CURVING TO THE LEFT ALONG THE ARC OF SAID CURVE, CONCAVE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 01°31’06”, AN ARC LENGTH OF 263.58 FEET TO THE MOST SOUTHERLY POINT OF A PARCEL OF LAND DESCRIBED IN THAT CERTAIN “GRANT, BARGAIN, SALE DEED” TO THE COUNTY OF CLARK RECORDED OCTOBER 13, 1998 IN BOOK 981013 OF OFFICIAL RECORDS AS INSTRUMENT NO. 01317 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, TO WHICH A RADIAL LINE BEARS SOUTH 89°48’16” EAST;

THENCE ALONG THE EASTERLY LINE OF SAID PARCEL CONTINUING CURVING TO THE LEFT ALONG THE LAST DESCRIBED ARC, THROUGH A CENTRAL ANGLE OF 00°48’46”, AN ARC LENGTH OF 141.09 FEET TO A POINT OF CUSP ON THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD AS DESCRIBED IN THAT CERTAIN “QUITCLAIM DEED” TO BELLAGIO, A NEVADA CORPORATION, RECORDED NOVEMBER 5, 1998 IN BOOK 981105 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00541 IN THE CLARK COUNTY, RECORDER’S OFFICE, CLARK COUNTY, NEVADA, TO WHICH A RADIAL LINE BEARS SOUTH 87°37’02” EAST;

THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE THE FOLLOWING FOUR (4) COURSES: DEPARTING SAID EASTERLY LINE SOUTH 02°22’58” WEST, 808.43 FEET;

THENCE SOUTH 00°59”33 WEST, 241.64 FEET; THENCE SOUTH 00°32’52” WEST, 66.26 FEET; THENCE SOUTH 89°57’29 WEST, 21.07 FEET TO THE POINT OF BEGINNING.

PARCEL II:

ALL OF LOT 1 AS SHOWN BY FINAL MAP OF “BELLAGIO NORTH COMMERCIAL SUBDIVISION” RECORDED JUNE 25, 2008 IN BOOK 20080625 OF OFFICIAL RECORDS AS INSTRUMENT NO. 01637, BOOK 140 OF PLATS, PAGE 39 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN THE NORTHEAST QUARTER (NE 1/4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA

EXCEPTING THEREFROM THAT PORTION OF LOT 1 AS DESCRIBED IN BOOK 20081205, INSTRUMENT NO. 01233 OFFICIAL RECORDS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN THE NORTHEAST QUARTER (NE ¼) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 20; THENCE ALONG THE SOUTHERLY LINE OF SAID NORTHEAST QUARTER (NE 1/4), SOUTH 89°00’39” EAST, 375.96 FEET TO A POINT OF THE RIGHT-OF-WAY LINE OF HARMON AVENUE AS DESCRIBED IN THAT CERTAIN GRANT, BARGAIN, SALE DEED TO THE COUNTY OF CLARK, A POLITICAL SUBDIVISION OF THE STATE OF NEVADA RECORDED OCTOBER 31, 2007 IN BOOK 20071031 OF OFFICIAL RECORDS AS INSTRUMENT NO’S 02389 AND 02390 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, SAID RIGHT-OF-WAY LINE ALSO BEING THE SOUTHERLY LINE OF LOT 1 AS SHOWN BY FINAL MAP OF “BELLAGIO NORTH COMMERCIAL SUBDIVISION” RECORDED JUNE 25, 2008 IN BOOK 20080625 OF OFFICIAL RECORDS AS INSTRUMENT NO. 01637, BOOK 140 OF PLATS, PAGE 39 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA,; THENCE DEPARTING SAID SOUTHERLY LINE OF SAID NORTHEAST QUARTER (NE 1/4) ALONG SAID RIGHT-OF-WAY LINE OF HARMON AVENUE THE FOLLOWING THREE (3) COURSES: NORTH 00°12’57” EAST, 45.52 FEET TO AN ANGLE POINT THEREIN; THENCE SOUTH 88°59’10” EAST, 189.56 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 676.00 FEET;

THENCE CURVING TO THE LEFT ALONG THE ARC OF SAID CURVE, CONCAVE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 12°45’51”, AN ARC LENGTH OF 150.60 FEET TO THE POINT OF BEGINNING; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY LINE, NORTH 00°02’25” EAST, 537.93 FEET; THENCE SOUTH 89°57’35” EAST, 463.18 FEET; THENCE SOUTH 00°02’25” WEST, 90.80 FEET TO THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 5.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 88°53’33” EAST; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 50°24’20”, AN ARC LENGTH OF 4.40 FEET;

THENCE SOUTH 51°30’47” WEST, 39.34 FEET; THENCE SOUTH 38°32’48” WEST, 16.50 FEET TO THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 237.26 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 53°05’46” WEST;

THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE, CONCAVE NORTHEASTERLY, THROUGH A CENTRAL ANGLE OF 24°31’55”, AN ARC LENGTH OF 101.56 FEET TO A POINT TO WHICH A RADIAL LINE BEARS SOUTH 28°34’11” WEST; THENCE ALONG THE SOUTHWESTERLY PROLONGATION OF SAID RADIAL LINE SOUTH 28°34’11” WEST, 12.00 FEET TO A POINT ON A NON-TANGENT CURVE HAVING A RADIUS OF 249.26 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 28°34’11” WEST; THENCE CURVING TO THE LEFT ALONG THE ARC OF SAID CURVE, CONCAVE

NORTHEASTERLY, THROUGH A CENTRAL ANGLE OF 07°15’31”, AN ARC LENGTH OF 31.58 FEET TO A POINT ON THE AFOREMENTIONED NORTHERLY RIGHT-OF-WAY LINE OF SAID HARMON AVENUE; THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE THE FOLLOWING EIGHT (8) COURSES:

SOUTH 68°47’12” WEST, 32.48 FEET; THENCE SOUTH 30°30’15” EAST, 22.90 FEET TO A POINT ON A NON-TANGENT CURVE HAVING A RADIUS OF 844.68 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 30°30’03” WEST; THENCE CURVING TO THE LEFT ALONG THE ARC OF SAID CURVE, CONCAVE SOUTHEASTERLY, THROUGH A CENTRAL ANGLE OF 08°27’40”, AN ARC LENGTH OF 124.74 FEET TO A POINT ON A NON-TANGENT CURVE HAVING A RADIUS OF 842.71 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 38°57’36” WEST; THENCE CURVING TO THE LEFT ALONG THE ARC OF SAID CURVE, CONCAVE SOUTHEASTERLY, THROUGH A CENTRAL ANGLE OF 03°16’55”, AN ARC LENGTH OF 48.27 FEET TO A POINT OF REVERSE CURVATURE WITH A TANGENT CURVE HAVING A RADIUS OF 753.99, A RADIAL LINE THROUGH SAID POINT BEARS NORTH 42°14’31” WEST;

THENCE CURVING TO THE RIGHT ALONG THE ARC OF SAID CURVE, CONCAVE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 11°35’49”, AN ARC LENGTH OF 152.61 FEET TO A POINT ON A NON-TANGENT CURVE HAVING A RADIUS OF 776.91 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 30°36’24” EAST;

THENCE CURVING TO THE RIGHT ALONG THE ARC OF SAID CURVE, CONCAVE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 02°54’50”, AN ARC LENGTH OF 39.51 FEET TO A POINT ON A NON-TANGENT CURVE HAVING A RADIUS OF 755.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 27°29”14’ EAST;

THENCE CURVING TO THE RIGHT ALONG ARC OF SAID CURVE, CONCAVE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 15°41”19’, AN ARC LENGTH OF 206.73 FEET TO A POINT ON A NON-TANGENT CURVE HAVING A RADIUS OF 676.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 12°42”12’ EAST;

THENCE CURVING TO THE RIGHT ALONG THE ARC OF SAID CURVE, CONCAVE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 00°57”13’, AN ARC LENGTH OF 11.25 FEET TO THE POINT OF BEGINNING.

PARCEL II A:

AN EASEMENT FOR INGRESS, EGRESS, AND ROAD AS CONTAINED IN THE EASEMENT AGREEMENT RECORDED JULY 14, 1969 IN BOOK 963 AS DOCUMENT NO. 772938, OFFICIAL RECORDS.

PARCEL II B:

AN EASEMENT TO CONSTRUCT, USE, OPERATE, AND MAINTAIN IMPROVEMENTS AND FOR THE LOCATION OF PRIVATE UTILITIES AS CONTAINED IN THE GRANT, BARGAIN, SALE DEED RECORDED OCTOBER 31, 2007 IN BOOK 20071031 AS DOCUMENT NO. 02389, OFFICIAL RECORDS.

PARCEL II C:

AN EASEMENT FOR ANY ENCROACHMENT OF THE VEHICULAR EASEMENT AREA, THE PARKING GARAGE OF PEDESTRIAN AREA AS CONTAINED IN THE

DECLARATION OF VDARA EASEMENTS AND COVENANTS RECORDED NOVEMBER 11, 2007 IN BOOK 20071116 AS DOCUMENT NO. 00068 AND AS MODIFIED IN THE FIRST AMENDMENT TO DECLARATION OF VDARA EASEMENT AND COVENANTS RECORDED MARCH 27, 2009 IN BOOK 20090327 AS DOCUMENT NO. 00724, OFFICIAL RECORDS.

PARCEL II D:

A RECIPROCAL EASEMENT AGREEMENT AS SET FORTH IN THAT CERTAIN SERVICE ROAD EASEMENT AGREEMENT BETWEEN BELLAGIO, LLC AND NEVADA PROPERTY 1, LLC, RECORDED OCTOBER 28, 2010 IN BOOK 20101028 AS DOCUMENT NO. 03766 OF OFFICIAL RECORDS.

PARCEL III A:

THAT PORTION OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST (NW) CORNER OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SAID SECTION 20; THENCE SOUTH 88°34’25” EAST, ALONG THE NORTH LINE THEREOF, A DISTANCE OF 1,096.19 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF U.S. HIGHWAY NO. 91;

THENCE SOUTH 00°20’00” EAST, ALONG SAID WESTERLY RIGHT OF WAY LINE, A DISTANCE OF 234.58 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 00°20’00” EAST, ALONG SAID WESTERLY LINE, A DISTANCE OF 22.86 FEET TO AN ANGLE POINT IN SAID WESTERLY LINE; THENCE SOUTH 00°09’00” EAST, A DISTANCE OF 111.14 FEET; THENCE NORTH 88°39’47” WEST, A DISTANCE OF 275.00 FEET; THENCE NORTH 00°02’00” WEST, A DISTANCE OF 134.00 FEET; THENCE SOUTH 88°39’47” EAST, A DISTANCE OF 274.88 FEET TO THE TRUE POINT OF BEGINNING.

THE ABOVE PARCEL IS ALSO DESCRIBED AS FOLLOWS:

A PORTION OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 20, THENCE ALONG THE NORTHERLY LINE OF SAID SOUTHEAST QUARTER SOUTH 88°34’25” EAST, 1097.34 FEET TO A POINT ON THE EASTERLY LINE OF LOT 1 AS SHOWN BY FINAL MAP OF “BELLAGIO NORTH” RECORDED JUNE 25, 2008 IN BOOK 20080625 OF OFFICIAL RECORDS AS INSTRUMENT NO. 1637 IN BOOK 140 OF PLATS, PAGE 39 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA; THENCE ALONG SAID EASTERLY LINE OF LOT 1 SOUTH 00°02’’31” EAST, 454.61 FEET TO THE POINT OF BEGINNING; THENCE DEPARTING SAID EASTERLY LINE OF LOT 1 CONTINUING SOUTH 00°02’31” EAST, 134.00 FEET TO A POINT ON THE AFOREMENTIONED EASTERLY LINE OF LOT; THENCE ALONG SAID EASTERLY LINE OF LOT 1 THE FOLLOWING THREE (3) COURSES: NORTH 88°39’47” WEST, 274.85 FEET, THENCE NORTH 00°02’00” WEST, 134.00 FEET; THENCE SOUTH 89°39’47” EAST, 274.83 FEET TO THE POINT OF BEGINNING

PARCEL III B:

AN EASEMENT OVER AND ACROSS THAT PORTION OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST (NW) CORNER OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SAID SECTION 20; THENCE SOUTH 88°34’25” EAST, ALONG THE NORTH LINE THEREOF, A DISTANCE OF 1,096.19 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF U.S. HIGHWAY NO. 91;

THENCE SOUTH 00°20’00” EAST, ALONG SAID WESTERLY RIGHT OF WAY LINE, A DISTANCE OF 257.44 FEET TO AN ANGLE POINT IN SAID WESTERLY LINE; THENCE SOUTH 00°02’00” EAST, A DISTANCE OF 111.14 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 00°02’00” EAST, ALONG SAID WESTERLY RIGHT OF WAY LINE, A DISTANCE OF 12.00 FEET; THENCE NORTH 88°39’47” WEST, A DISTANCE OF 275.00 FEET; THENCE NORTH 00°02’00” EAST, A DISTANCE OF 12.00 FEET; THENCE SOUTH 88°39’47” EAST, A DISTANCE OF 275.00 FEET TO THE TRUE POINT OF BEGINNING. THE ABOVE PARCEL IS ALSO DESCRIBED AS FOLLOWS:

AN EASEMENT OVER AND ACROSS THAT PORTION OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 20, THENCE ALONG THE NORTHERLY LINE OF SAID SOUTHEAST QUARTER SOUTH 88°34’25” EAST, 1097.34 FEET TO A POINT ON THE EASTERLY LINE OF LOT 1 AS SHOWN BY FINAL MAP OF “BELLAGIO NORTH” RECORDED JUNE 25, 2008 IN BOOK 20080625 OF OFFICIAL RECORDS AS INSTRUMENT NO. 1637 IN BOOK 140 OF PLATS, PAGE 39 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA; THENCE ALONG SAID EASTERLY LINE OF LOT 1 SOUTH 00°02’’31” EAST, 588.61 FEET TO THE POINT OF BEGINNING BEING AN ANGLE POINT IN THE AFOREMENTIONED EASTERLY LINE OF LOT 1; THENCE ALONG SAID EASTERLY LINE OF LOT 1 CONTINUING SOUTH 00°02’31” EAST, 12.00 FEET TO AN ANGLE POINT IN SAID EASTERLY LINE OF LOT 1; THENCE ALONG SAID EASTERLY LINE OF LOT 1 NORTH 88°39’47” WEST, 274.85 FEET; THENCE DEPARTING SAID EASTERLY LINE OF LOT 1 NORTH 00°02’00” WEST, 12.00 FEET TO A POINT ON SAID EASTERLY LINE OF LOT 1;

THENCE ALONG SAID EASTERLY LINE OF LOT 1 SOUTH 89°39’47” EAST, 274.85 FEET TO THE POINT OF BEGINNING.

PARCEL IV:

A PORTION OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER (NW COR) OF THE SAID SOUTHEAST QUARTER (SE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SECTION 20, THENCE SOUTH 0°12’30” WEST ALONG THE WEST LINE THEREOF A DISTANCE OF 382.48 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 0°12’30” WEST ALONG SAID WEST LINE A DISTANCE OF 64.49 FEET TO A POINT FROM WHICH THE SOUTHWEST CORNER OF THE NORTH HALF OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION 20 BEARS SOUTH 0°12’30” WEST A

DISTANCE OF 215.92 FEET; THENCE SOUTH 88°40’22” EAST A DISTANCE OF 1099.48 FEET TO A POINT IN THE WESTERLY RIGHT OF WAY LINE OF U.S. HIGHWAY NO. 91; THENCE NORTH 0°02’15” EAST ALONG SAID WESTERLY LINE A DISTANCE OF 64.07 FEET TO A POINT FROM WHICH AN ANGLE POINT IN SAID RIGHT OF WAY LINE BEARS NORTH 0°02’15” EAST A DISTANCE OF 123.14 FEET; THENCE NORTH 88°39’02” WEST A DISTANCE OF 1099.35 FEET TO THE TRUE POINT OF BEGINNING.

THE ABOVE PARCEL IS ALSO DESCRIBED AS FOLLOWS:

A PORTION OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER (NW COR) OF SAID SOUTHEAST QUARTER (SE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SECTION 20; THENCE SOUTH 00°08’15” WEST ALONG THE WEST LINE THEREOF 382.27 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 00°08’15” WEST ALONG SAID WEST LLILNE 64.70 FEET; THENCE SOUTH 88°41’46” EAST 1,098.68 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF U.S. HIGHWAY NO. 91; THENCE NORTH 00°02’31” WEST ALONG SAID WESTERLY LINE 63.73 FEET; THENCE NORTH 88°39’47” WEST 1,098.49 FEET TO THE POINT OF BEGINNING.

PARCEL IV-A:

A RECIPROCAL EASEMENT AGREEMENT AS SET FORTH IN THAT CERTAIN SERVICE ROAD EASEMENT AGREEMENT BETWEEN BELLAGIO, LLC AND NEVADA PROPERTY 1, LLC, RECORDED OCTOBER 28, 2010 IN BOOK 20101028 AS DOCUMENT NO. 03766 OF OFFICIAL RECORDS

Subject property commonly known as: BELLAGIO, Las Vegas, NV

Property commonly known as MGM Grand Las Vegas, described as follows:

LEGAL DESCRIPTION

PARCEL I:

THAT PORTION OF SECTIONS 21 AND 28, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST (SW) CORNER OF SAID SECTION 21; THENCE SOUTH 87°32’31” EAST, ALONG THE SOUTH LINE OF SAID SECTION 21, A DISTANCE OF 50.06 FEET TO THE POINT OF BEGINNING ON THE EASTERLY RIGHT-OF-WAY LINE OF U.S. HIGHWAY NO’S 91-466; THENCE NORTH 00°17’00” WEST, ALONG SAID RIGHT-OF-WAY LINE 101.64 FEET TO AN ANGLE POINT THEREIN; THENCE NORTH 00°02’00” WEST, ALONG SAID RIGHT-OF-WAY LINE, 348.34 FEET; THENCE DEPARTING SAID RIGHT-OF-WAY LINE NORTH 89°48’31” EAST, 149.96 FEET;

THENCE NORTH 00°02’00” WEST, 388.16 FEET; THENCE NORTH 88°42’28” WEST, 150.00 FEET TO A POINT ON THE AFOREMENTIONED EASTERLY RIGHT-OF-WAY LINE OF U.S. HIGHWAY NO’S. 91-466; THENCE NORTH 00°02’00” WEST, ALONG SAID RIGHT-OF-WAY LINE, 25.00 FEET; THENCE DEPARTING SAID RIGHT-OF-WAY LINE SOUTH 88°42’28” EAST, 150.00 FEET; THENCE NORTH 00°02’00” WEST, 175.00 FEET;

THENCE SOUTH 88°42’28” EAST, 80.99 FEET; THENCE NORTH 00°02’00” WEST, 49.99 FEET; THENCE SOUTH 88°42’28” EAST 362.93 FEET TO A POINT ON THE EAST LINE OF THE WEST HALF (W 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 21; THENCE SOUTH 00°40’08” EAST, ALONG SAID EAST LINE, 1,104.85 FEET TO THE NORTHEAST (NE) CORNER OF THE WEST HALF (W 1/2) OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 28; THENCE SOUTH 00°18’34” EAST, ALONG THE EAST LINE OF SAID WEST HALF (W 1/2), 31.96 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF TROPICANA AVENUE (100.00 FEET WIDE); THENCE SOUTH 89°48’40” WEST, ALONG SAID RIGHT-OF-WAY LINE 590.34 FEET TO THE MOST EASTERLY CORNER OF THAT CERTAIN PARCEL OF LAND DESCRIBED BY DEED TO CLARK COUNTY RECORDED APRIL 23, 1957 IN BOOK 127 OF OFFICIAL RECORDS AS INSTRUMENT NO. 104312, IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA;

THENCE FROM A TANGENT BEARING NORTH 44°00’07” WEST, CURVING TO THE RIGHT ALONG A 65.00 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY THROUGH A CENTRAL ANGLE OF 43°43’07”, AN ARC LENGTH OF 49.60 FEET TO A POINT ON THE AFOREMENTIONED EASTERLY RIGHT-OF-WAY LINE OF U.S. HIGHWAY NO’S. 91-466; THENCE NORTH 00°17’00” WEST, ALONG SAID RIGHT-OF WAY LINE, 15.19 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER (SW COR) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 21 AS SHOWN ON RECORD OF SURVEY FILE 59, PAGE 69 RECORDED MAY 16, 1991; THENCE ALONG THE SOUTHERLY LINE OF SAID SOUTHWEST QUARTER (SW 1/4) SOUTH 87°32’26” EAST, 49.79 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD SOUTH (54.00 FEET FROM CENTER

LINE); THENCE ALONG SAID EASTERLY RIGHT-OF WAY LINE NORTH 00°17’00” WEST, 101.28 FEET TO AN ANGLE POINT; THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE NORTH 00°02’00” WEST, 880.36 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE NORTH 00°02’00” WEST, 60.02 FEET; THENCE SOUTH 88°42’28” EAST, 150.00 FEET TO A POINT ON THE EASTERLY LINE OF THE PARCEL DESCRIBED IN THAT DEED RECORDED SEPTEMBER 17, 1968 IN BOOK 900 AS DOCUMENT NO. 722463; THENCE ALONG THE EASTERLY LINE OF SAID PARCEL SOUTH 00°02’00” EAST, 60.02 FEET; THENCE NORTH 88°42’28” WEST, 150.00 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER (SW COR) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 21 AS SHOWN ON RECORD OF SURVEY FILE 59, PAGE 69, RECORDED MAY 16, 1991; THENCE ALONG THE SOUTHERLY LINE OF SAID SOUTHWEST QUARTER (SW 1/4) SOUTH 87°32’26” EAST, 49.79 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD SOUTH (54.00 FEET FROM CENTER LINE); THENCE ALONG SAID EASTERLY RIGHT-OF-WAY LINE NORTH 00°17’00” WEST, 101.28 FEET TO AN ANGLE POINT; THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE NORTH 00°02’00” WEST, 740.38 FEET TO THE NORTHWEST CORNER (NW COR) OF THE PARCEL DESCRIBED IN THAT DEED RECORDED NOVEMBER 4, 1964 IN BOOK 582 AS DOCUMENT NO. 468779, ALSO BEING THE POINT OF BEGINNING;

THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE NORTH 00°02’00” WEST, 25.00 FEET TO THE SOUTHWEST CORNER (SW COR) OF THE PARCEL DESCRIBED IN THAT DEED RECORDED SEPTEMBER 17, 1968 IN BOOK 900 AS DOCUMENT NO. 722463; THENCE ALONG THE SOUTHERLY LINE OF SAID PARCEL SOUTH 88°42’28” EAST, 150.00 FEET TO THE SOUTHEAST CORNER (SE COR) OF SAID PARCEL; THENCE SOUTH 00°02’00” EAST, 25.00 FEET TO THE NORTHEAST CORNER (NE COR) OF THE AFOREMENTIONED PARCEL DESCRIBED IN THE DEED RECORDED IN BOOK 582 AS DOCUMENT NO. 468779; THENCE ALONG THE NORTHERLY LINE OF SAID PARCEL NORTH 88°42’28” WEST, 150.00 FEET TO THE POINT OF BEGINNING.

FURTHER EXCEPTING THEREFROM THAT PORTION OF SAID LAND AS CONVEYED TO THE COUNTY OF CLARK FOR ROAD PURPOSES BY THAT GRANT, BARGAIN, SALE DEED RECORDED DECEMBER 16, 1993 IN BOOK 931216 AS DOCUMENT NO. 01072 OF OFFICIAL RECORDS. AND FURTHER EXCEPTING THEREFROM THAT PORTION AS GRANTED TO THE STATE OF NEVADA BY QUITCLAIM DEED RECORDED FEBRUARY 22, 2006 IN BOOK 20060222 AS DOCUMENT NO. 0001359, OF OFFICIAL RECORDS.

AFFECTS APN: 162-21-401-022

PARCEL I-A:

EASEMENTS (CURRENT EASEMENTS) AS DEFINED IN AND SUBJECT TO THAT “DECLARATION OF COVENANTS AND EASEMENTS” RECORDED DECEMBER 19, 1975 IN BOOK 580 AS DOCUMENT NO. 539365, OFFICIAL RECORDS.

PARCEL II:

THAT PORTION OF THE SOUTH HALF (S ½) OF THE SOUTHWEST QUARTER (SW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B.&M., DESCRIBED AS FOLLOWS:

LOT TWO (2) AS SHOWN BY MAP THEREOF ON FILE IN BOOK 80 OF PARCEL MAPS, PAGE 81, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

AFFECTS: APN: 162-21-401-016

PARCEL II-A:

EASEMENTS (CURRENT EASEMENTS) AS DEFINED IN AND SUBJECT TO THAT “DECLARATION OF COVENANTS AND EASEMENTS” RECORDED DECEMBER 19, 1975 IN BOOK 580 AS DOCUMENT NO. 539365, OFFICIAL RECORDS.

PARCEL III:

THAT PORTION OF THE AMENDED PLAT OF TROPICANA COUNTRY CLUB ESTATES TRACT 2 AS REVERTED TO ACREAGE ON PLAT BOOK 61 PAGE 25 SITUATE IN THE SOUTHWEST QUARTER (SW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER (NE COR) OF THE SOUTHWEST QUARTER (SW ¼) OF SAID SECTION 21 AS SHOWN ON RECORD OF SURVEY FILE 59, PAGE 69; THENCE ALONG THE EASTERLY LINE THEREOF, ALSO BEING THE CENTER LINE OF KOVAL LANE, SOUTH 00°24’02” EAST, 2110.91 FEET; THENCE SOUTH 89°35’58” WEST 42.00 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF SAID KOVAL LANE (42.00 FEET WIDE FROM CENTER LINE) AND TO THE POINT OF BEGINNING; THENCE ALONG SAID WESTERLY RIGHT-OF-WAY OF KOVAL LANE SOUTH 00°24’02” EAST, 212.00 FEET TO THE SOUTHERLY LINE OF LOT 12 OF BLOCK 2 OF THE AMENDED PLAT OF TROPICANA COUNTRY CLUB ESTATES TRACT 2 RECORDED AUGUST 7, 1962 IN PLAT BOOK 7 PAGE 63; THENCE ALONG SAID SOUTHERLY LINE OF LOT 12 NORTH 89°01’52” WEST, 103.00 FEET TO THE WESTERLY BOUNDARY LINE OF THE AFOREMENTIONED AMENDED PLAT OF TROPICANA COUNTRY CLUB ESTATES TRACT 2; THENCE ALONG SAID WESTERLY BOUNDARY LINE NORTH 00°24’02” WEST, 212.00 FEET TO THE NORTHERLY LINE OF THE SOUTHERLY 106.00 FEET OF LOT 13 OF BLOCK 2 OF THE AFOREMENTIONED AMENDED PLAT OF TROPICANA COUNTRY CLUB ESTATES TRACT 2; THENCE ALONG SAID NORTHERLY LINE SOUTH 89°01’52: EAST, 103.00 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION AS CONVEYED TO THE COUNTY OF CLARK BY DEED RECORDED MAY 17, 1994 IN BOOK 940517 AS DOCUMENT NO. 00957 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE COUNTY IN DOCUMENT RECORDED APRIL 3, 1998 IN BOOK 980403 AS DOCUMENT NO. 00744, OF OFFICIAL RECORDS.

AFFECTS: APN: 162-21-401-013

PARCEL III-A:

EASEMENTS (CURRENT EASEMENTS) AS DEFINED IN AND SUBJECT TO THAT “DECLARATION OF COVENANTS AND EASEMENTS” RECORDED DECEMBER 19, 1975 IN BOOK 580 AS DOCUMENT NO. 539365, OFFICIAL RECORDS.

PARCEL IV:

A PORTION OF THE SOUTHWEST QUARTER (SW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B.&M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

LOT ONE (1) AS SHOWN BY MAP THEREOF ON FILE IN BOOK 105 OF PARCEL MAPS, PAGE 99, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

AFFECTS: 162-21-401-025

PARCEL IV-A:

NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS OF VEHICULAR AND PEDESTRIAN AS SET FORTH IN THAT CERTAIN DECLARATION OF PERMANENT EASEMENTS AND COVENANTS RECORDED August 26, 2004 IN BOOK 20040826 AS DOCUMENT NO. 0003562, AND AMENDED AND RESTATED, RECORDED MAY 10, 2006 IN BOOK 20060510 AS DOCUMENT NO. 04010, OF OFFICIAL RECORDS.

PARCEL V:

THAT PORTION OF LOTS TWO (2) AND THREE (3) IN BLOCK 1 OF THE TROPICANA COUNTY CLUB ESTATES SUBDIVISION, AS RECORDED IN BOOK 6, PAGE 78 OF PLATS AND ON FILE IN THE OFFICE OF THE CLARK COUNTY RECORDER, SITUATED IN THE SOUTHWEST QUARTER (SW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF LOT 2 OF THE AFOREMENTIONED TROPICANA COUNTRY CLUB ESTATES SUBDIVISION;

THENCE NORTH 00°11’21’ WEST ALONG THE WESTERLY LINE OF LOT 2, FOR A DISTANCE OF 110.47 FEET TO THE NORTHWEST CORNER OF SAID LOT;

THENCE NORTH 89°48’39” EST, ALONG THE NORTHERLY LINE OF LOT 2 AND LOT 3, FOR A DISTANCE OF 146.25 FEET TO A POINT;

THENCE SOUTH 01°46’04” WEST FOR A DISTANCE OF 88.78 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE NORTHWESTERLY;

THENCE SOUTHWESTERLY ALONG SAID CURVE TO THE RIGHT HAVING A RADIUS OF 20.00 FEET THROUGH A CENTRAL ANGLE OF 86°31’31” FOR AN ARC DISTANCE OF 30.20 FEET TO A POINT;

THENCE SOUTH 88°17’35” WEST FOR A DISTANCE OF 91.78 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT 2; THENCE SOUTH 89°48’39” WEST FOR A DISTANCE OF 32.01 FEET TO THE POINT OF BEGINNING.

AFFECTS: 162-21-401-026

PARCEL V-A:

NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS, A PEDESTRIAN BRIDGE AND THE MAINTENANCE OF THE SAME, PARKING, PARTY WALLS, PEDESTRIAN MOVEMENT AND VEHICULAR ENTRANCE AND EXIT PURPOSES, WHICH EASEMENT IS APPURTENANT TO PARCELS ONE(1) THROUGH SEVEN (7), INCLUSIVE, AS CREATED, GRANTED AND DEFINED BY THAT GRANT OF RECIPROCAL EASEMENTS AND DECLARATION OF COVENANTS, RECORDED MARCH 7, 1995 IN BOOK 950307 AS DOCUMENT NO. 00092 AND RE-RECORDED MAY 17, 1995 IN BOOK 950517 AS DOCUMENT NO. 00988 OF OFFICIAL RECORDS.

PARCEL VI:

LOT ELEVEN (11) IN BLOCK TWO (2) OF AMENDED TROPICANA COUNTRY CLUB ESTATES TRACT NO. 2, AS SHOWN BY MAP THEREOF IN BOOK 7 OF PLATS, PAGE 63, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO COUNTY OF CLARK BY DEED RECORDED APRIL 3, 1998 IN BOOK 980403 AS DOCUMENT NO. 00742 OFFICIAL RECORDS.

PARCEL VII:

CONDOMINIUM UNITS ONE (1) THROUGH TWELVE (12), INCLUSIVE, OF TROPICANA GOLF ESTATES 2, AS SHOWN BY MAP THEREOF IN BOOK 30 OF PLATS, PAGE 13, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO COUNTY OF CLARK BY DEED RECORDED APRIL 3, 1998 IN BOOK 980403 AS DOCUMENT NO. 00742 OF OFFICIAL RECORDS.

PARCEL VIII:

CONDOMINIUM UNITS ONE (1) THROUGH TEN (10), INCLUSIVE, OF TROPICANA GOLF ESTATES 1, AS SHOWN BY MAP THEREOF IN BOOK 30 OF PLATS, PAGE 67, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO COUNTY OF CLARK BY DEED RECORDED APRIL 3, 1998 IN BOOK 980403 AS DOCUMENT NO. 00742 OF OFFICIAL RECORDS.

PARCEL IX:

PARCEL TWO (2) OF THAT CERTAIN PARCEL MAP FILED IN FILE 105 OF PARCEL MAPS, PAGE 99, LYING WITHIN THE SOUTHWEST QUARTER (SW ¼) OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA.

EXCEPTING THEREFROM ANY PORTION LYING WITHIN THE FINAL MAP OF TURNBERRY/M.G.M. GRAND TOWERS, LLC, TOWER A, FILED IN BOOK 118 OF PLATS, PAGE 16; LYING WITHIN THE FINAL MAP OF TURNBERRY/M.G.M. TOWERS, LLC, PASE 2, TOWER B, FILED IN BOOK 124 OF PLATS, PAGE 24; AND LYING WITHIN THE FINAL MAP OF TURNBERRY/M.G.M. GRAND TOWERS, LLC, PHASE 3, TOWER C,

FILED IN BOOK 129 OF PLATS, PAGE 90, ALL IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL X:

THAT PORTION OF THE SOUTHWEST QUARTER OF SECTION 21, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 3 IN BLOCK 1 OF THE “TROPICANA COUNTRY CLUB ESTATES” SUBDIVISION, AS RECORDED IN BOOK 6 OF PLATS, PAGE 78;

1) THENCE SOUTH 00°11’21” EAST ALONG THE EASTERLY LINE OF SAID LOT 3 FOR A DISTANCE OF 73.45 FEET TO A POINT;

2) THENCE SOUTH 89°48’39” WEST FOR A DISTANCE OF 0.52 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE NORTHEASTERLY;

3) THENCE NORTHWESTERLY ALONG SAID CURVE TO THE RIGHT HAVING A RADIUS OF 65.00 FEET THROUGH A CENTRAL ANGLE OF 91°57’25” FOR AN ARC DISTANCE OF 104.32 FEET TO A POINT;

4) THENCE NORTH 01°46’04” EAST FOR A DISTANCE OF 6.24 FEET TO A POINT ON THE NORTHERLY LINE OF LOT 3;

5) THENCE NORTH 89°48’39” EAST ALONG THE NORTHERLY LINE OF SAID LOT FOR A DISTANCE OF 65.27 FEET TO THE POINT OF BEGINNING.

PARCEL XI:

EASEMENTS AS DEFINED IN AND SUBJECT TO THAT “GRANT OF EASEMENT FOR SIGHT” RECORDED JULY 22, 1994 IN BOOK 940722 AS DOCUMENT NO. 00919, OFFICIAL RECORDS.

PARCEL XII:

EASEMENTS AS DEFINED IN AND SUBJECT TO THAT “EASEMENT AGREEMENT” RECORDED MARCH 23, 2007 IN BOOK 20070323 AS DOCUMENT NO. 02571, OFFICIAL RECORDS.

PARCEL XIII:

EASEMENTS AS DEFINED IN AND SUBJECT TO THAT “EASEMENT AGREEMENT” RECORDED MAY 7, 2007 IN BOOK 20070507 AS DOCUMENT NO. 03959, OFFICIAL RECORDS, AS AMENDED BY THAT “FIRST AMENDMENT TO EASEMENT AGREEMENT” RECORDED MAY 19, 2009 IN BOOK 20090519 AS DOCUMENT NO. 02449 OFFICIAL RECORDS. ALSO DESCRIBED AS:

BEING A PORTION OF THE SOUTHWEST QUARTER (SW ¼) OF SECTION 21, AND THE NORTHWEST QUARTER (NW ¼) OF SECTION 28, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECITON 21; THENCE ALONG THE SOUTHERLY LINE THEREOF, SOUTH 87°32’21” EAST, 49.76 FEET;

THENCE DEPARTING SAID SOUTHERLY LINE, NORTH 00°17’00” WEST, 13.11 FEET TO THE POINT OF BEGINNING, SAID POINT BEING ON THE EASTERLY RIGHT-OF-WAY

LINE OF LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 00°17’00” WEST, 1.99 FEET TO THE EASTERLY RIGHTOF-WAY LINE OF LAS VEGAS BOULEVARD PER AN ABANDONMENT OF RIGHT-OF WAY IN ACCORDANCE WITH DOCUMENT RECORDED IN BOOK 20060222, AS INSTRUMENT NO. 01365, OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA, ALSO BEING THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 88.46 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 56°40’18” WEST; THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTHERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE EASTERLY THROUGH A CENTRAL ANGLE OF 32°19’31”, AN ARC LENGTH OF 49.91 FEET; THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 00°05’10” WEST, 161.02 FEET; THENCE CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 89°58’00” EAST, 14.28 FEET; THENCE DEPARTING SAID ABANDONMENT AND CONTINUING ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 00°02’00” WEST, 226.43 FEET TO THE SOUTHERLY LINE OF LAND DESCRIBED IN BOOK 19990930, INSTRUMENT NO. 03567 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA;

THENCE DEPARTING SAID EASTERLY RIGHT-OF-WAY LINE AND ALONG SAID SOUTHERLY LINE, NORTH 89°48’31” EAST, 149.96 FEET TO THE SOUTHEAST CORNER DESCRIBED IN SAID DOCUMENT;

THENCE ALONG THE EASTERLY LINE THEREOF AND ITS PROJECTION, NORTH 00°02’00” WEST, 528.14 FEET TO THE SOUTHEAST CORNER OF LAND DESCRIBED IN DOCUMENT RECORDED IN BOOK 19950217, INSTRUMENT NO. 00132 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA;

THENCE ALONG THE SOUTHERLY LINE THEREOF, NORTH 88°42’28” WEST, 150.00 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF THE AFORESAID LAS VEGAS BOULEVARD SOUTH; THENCE ALONG SAID EATERLY RIGHT-OF-WAY LINE, NORTH 00°02’00” WEST, 60.02 FEET TO THE SOUTHERLY LINE OF THE LAND DESCRIBED IN DOCUMENT RECORDED IN BOOK 20050215, INSTRUMENT NO. 00931 OF OFFICIAL RECOORDS, CLARK COUNTY, NEVADA; THENCE ALONG SAID SOUTHERLY LINE, SOUTH 88°42’28” EAST, 231.00 FEET TO THE SOUTHEAST CORNER DESCRIBED IN SAID DOCUMENT; THENCE ALONG THE EASTERLY LINE THEREOF, NORTH 00°02’00” WEST, 49.87 FEET TO THE SOUTHERLY LINE OF THE LAND DESCRIBED IN BOOK 20050215, INSTRUMENT NO. 00931 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA; THENCE ALONG SAID SOUTHERLY LINE SOUTH 88°42’28” EAST, 363.26 FEET TO THE SOUTHEAST CORNER DESCRIBED IN SAID DOCUMENT, BEING THE SAME AS THE WESTERLY LINE OF PARCEL 1 OF THE MAP ON FILE IN FILE 105 OF PARCEL MAPS, PAGE 99 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA; THENCE ALONG SAID WESTERLY LINE THE FOLLOWING FIVE (5) COURSES:

THENCE NORTH 00°49’15” WEST, 280.19 FEET;

THENCE SOUTH 88°42’28” EAST, 138.57 FEET;

THENCE NORTH 00°58’03” WEST, 751.34 FEET;

THENCE SOUTH 88°43’00” EAST, 733.45 FEET;

THENCE NORTH 00°02’32” WEST, 377.58 FEET TO THE SOUTHERLY RIGHT-OF-WAY OF HARMON AVENUE; THENCE DEPARTING SAID WESTERLY LINE AND ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE THE FOLLOWING SEVEN (7) COURSES: SOUTH 89°54’58” EAST, 1.01 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 10.00 FEET;

THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT

CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 89°54’58”, AN ARC LENGTH OF 15.69 FEET;

THENCE SOUTH 90°00’00” EAST, 30.00 FEET;

THENCE SOUTH 00°00’00” WEST, 23.15 FEET;

THENCE SOUTH 90°00’00” EAST, 30.00 FEET TO THE BEGINNING OF A NONTANGENT CURVE HAVING A RADIUS OF 30.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 89°59’40” WEST;

THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHEASTERLY THROUGH A CENTRAL ANGLE OF 44°30’39”, AN ARC LENGTH OF 23.31 FEET;

THENCE SOUTH 89°54’58” EAST, 19.67 FEET TO THE WESTERLY LINE OF PARCEL 2 OF SAID PARCEL MAP;

THENCE DEPARTING SAID SOUTHERLY RIGHT-OF-WAY LINE AND ALONG SAID WESTERLY LINE, SOUTH 00°03’56” WEST, 885.56 FEET TO THE SOUTHWEST

CORNER OF SAID PARCEL 2;

THENCE ALONG SAID SOUTHERLY LINE THE FOLLOWING FOUR (4) COURSES:

THENCE NORTH 89°56’11” EAST, 324.81 FEET;

THENCE NORTH 44°56’11” EAST, 124.74 FEET;

THENCE NORTH 00°03’49” WEST, 74.51 FEET;

THENCE NORTH 89°56’11” EAST, 156.00 FEET;

THENCE DEPARTING SAID SOUTHERLY LINE AND ALONG THE EASTERLY LINE OF THAT MAP ON FILE IN BOOK 124 OF PLATS, PAGE 24 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA THE FOLLOWING FIVE (5) COURSES:

THENCE NORTH 00°03’49” WEST, 195.33 FEET;

THENCE SOUTH 89°59’47” WEST, 25.65 FEET;

THENCE NORTH 00°00’13” WEST, 459.00 FEET;

THENCE NORTH 89°59’47” EAST, 16.67 FEET;

THENCE NORTH 00°00’13” WEST, 67.07 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF SAID HARMON AVENUE;THENCE ALONG SAID SOUTHERLY RIGHT-OF WAY LINE, SOUTH 89°54’58” EAST, 387.73 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 25.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 86°53’21”, AN ARC LENGTH OF 37.91 FEET TO THE WESTERLY RIGHTOF-WAY LINE OF KOVAL LANE;

THENCE ALONG SAID WESTERLY RIGHT-OF-WAY LINE THE FOLLOWING TWELVE (12) COURSES:

THENCE SOUTH 03°01’37” EAST, 98.21 FEET;

THENCE SOUTH 05°37’14” EAST, 152.92 FEET;

THENCE SOUTH 00°24’02” EAST, 1249.25 FEET;

THENCE SOUTH 04°48’49” WEST, 222.28 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 50.00 FEET;

THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 47°54’57”, AN ARC LENGTH OF 41.81 FEET;

THENCE SOUTH 00°24’02” EAST, 72.00 FEET;

THENCE NORTH 89°35’53” EAST, 7.98 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 25.00 FEET;

THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 36°38’57”, AN ARC LENGTH OF

15.99 FEET TO THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 25.00 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 08°40’32” EAST;

THENCE WESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 07°42’40”, AN ARC LENGTH OF 3.36 FEET;

THENCE NORTH 89°02’13” WEST, 21.10 FEET TO THE BEGINNING OF A NONTANGENT CURVE HAVING A RADIUS OF 20.01 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 00°58’34” EAST;

THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 88°35’28”, AN ARC LENGTH OF 30.94 FEET;

THENCE SOUTH 00°24’02” EAST, 500.91 FEET TO THE NORTHERLY LINE OF THAT MAP ON FILE IN FILE 80 OF PARCEL MAPS, PAGE 81 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA;

THENCE ALONG SAID NORTHERLY LINE, NORTH 89°02’13” WEST, 461.32 FEET TO THE NORTHEAST CORNER OF PARCEL 2 OF SAID PARCEL MAP; THENCE DEPARTING SAID NORTHERLY LINE AND ALONG THE BOUNDARY OF SAID PARCEL 2, SOUTH 00°00’01” EAST, 16.43 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 64.00 FEET; THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE EASTERLY THROUGH A CENTRAL ANGLE OF 29°12’36”, AN ARC LENGTH OF 32.63 FEET TO THE BEGINNING OF A COMPOUND CURVE HAVING A RADIUS OF 30.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 60°47’23” WEST; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE NORTHEASTERLY THROUGH A CENTRAL ANGLE OF 60°02’11”, AN ARC LENGTH OF 31.44 FEET TO THE BEGINNING OF A NONTANGENT CURVE HAVING A RADIUS OF 23018.31 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 00°45’13” EAST; THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 00°09’54”, AN ARC LENGTH OF 66.29 FEET; THENCE SOUTH 89°04’53” EAST, 154.12 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 239.00 FEET;

THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 25°35’13”, AN ARC LENGTH OF 106.73 FEET; THENCE SOUTH 63°29’40” EAST, 4.91 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 67.00 FEET; THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE NORTHERLY THROUGH A CENTRAL ANGLE OF 26°33’02”, AN ARC LENGTH OF 31.05 FEET; THENCE SOUTH 00°02’42” EAST, 11.00 FEET TO THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 78.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 00°02’42” EAST, THE SAME BEING A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF TROPICANA AVENUE; THENCE CONTINUING ALONG THE BOUNDARY OF SAID PARCEL 2 AND ALONG SAID NORTHERLY RIGHT-OF-WAY LINE, THE FOLLOWING FIVE (5) COURSES:

THENCE WESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHERLY THROUGH A CENTRAL ANGLE OF 26°33’02”, AN ARC LENGTH OF 36.14 FEET;

THENCE NORTH 63°29’40” WEST, 4.91 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 228.00 FEET;

THENCE WESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 25°35’13”, AN ARC LENGTH OF

101.82 FEET;

THENCE NORTH 89°04’53” WEST, 154.12 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 23007.31 FEET;

THENCE WESTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 00°37’40”, AN ARC LENGTH OF 252.09 FEET;

THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY LINE AND CONTINUING ALONG THE BOUNDARY OF SAID PARCEL 2, NORTH 00°11’42” WEST, 11.00 FEET TO THE BEGINNING OF A NON-TANGENT CURVE HAVING A RADIUS OF 23018.31 FEET, A RADIAL LINE TO SAID POINT BEARS NORTH 00°17’26” EAST, THENCE EASTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE SOUTHERLY THROUGH A CENTRAL ANGLE OF 00°11’29”, AN ARC LENGTH OF 76.89 FEET;

THENCE NORTH 00°57’47” EAST, 63.10 FEET TO THE NORTHWEST CORNER OF SAID PARCEL 2; THENCE ALONG THE NORTHERLY LINE OF SAID PARCEL MAP ON FILE IN FILE 80 OF PARCEL MAPS, PAGE 81, NORTH 89°02’13” WEST, 48.31 FEET; THENCE DEPARTING SAID NORTHERLY LINE, SOUTH 89°48’18” WEST, 278.76 FEET; THENCE SOUTH 00°11’42” EAST, 73.47 FEET; THENCE SOUTH 89°48’18” WEST, 0.52 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 65.00 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHEASTERLY THROUGH A CENTRAL ANGLE OF 91°57’25”, AN ARC LENGTH OF 104.32 FEET;

THENCE NORTH 01°45’43” EAST, 6.24 FEET; THENCE NORTH 89°29’36” WEST, 38.48 FEET;

THENCE SOUTH 01°45’43” WEST, 88.78 FEET TO THE BEGINNING OF A CURVE HAVING A RADIUS OF 20.00 FEET; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 86°31’31”, AN ARC LENGTH OF 30.20 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF SAID TROPICANA AVENUE; THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE THE FOLLOWING TEN (10) COURSES:

THENCE SOUTH 88°17’14” WEST 91.78 FEET;

THENCE SOUTH 89°48’18” WEST, 157.01;

THENCE SOUTH 00°11’57” EAST, 4.16 FEET;

THENCE SOUTH 88°17’19” WEST, 31.15 FEET;

THENCE SOUTH 89°48’23” WEST, 351.14 FEET;

THENCE NORTH 88°37’53” WEST, 55.02 FEET;

THENCE SOUTH 89°48’23” WEST, 31.57 FEET;

THENCE NORTH 82°19’53” WEST, 54.83 FEET;

THENCE SOUTH 89°48’23” WEST, 696.97 FEET TO THE BEGINNING OF A CURVE

HAVING A RADIUS OF 89.50 FEET;

THENCE WESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT CONCAVE NORTHERLY THROUGH A CENTRAL ANGLE OF 55°40’18”, AN ARC LENGTH OF 86.96 FEET TO THE POINT OF BEGINNING.

Subject property commonly known as: MGM GRAND HOTEL, Las Vegas, NV

Property commonly known as The Mirage Casino Hotel, described as follows:

LEGAL DESCRIPTION

PARCEL ONE (I):

THAT PORTION OF LOT ONE (1) OF “TI/MIRAGE ONE LOT COMMERCIAL SUBDIVISION”, A COMMERCIAL SUBDIVISION, ON FILE IN BOOK 141 OF PLATS, PAGE 55 IN THE CLARK COUNTY RECORDER’S OFFICE, LYING WITHIN THE WEST HALF (W 1/2) OF SECTION 16 AND THE EAST HALF (E 1/2) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 16; THENCE ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 16 NORTH 00°24’19” WEST 493.27 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 63°50’11” EAST 94.06 FEET;

THENCE SOUTH 33°16’55” WEST 26.46 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4.60 FEET, A CENTRAL ANGLE OF 92°13’00”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 08°52’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 7.40 FEET;

THENCE SOUTH 01°21’09” WEST 36.82 FEET;

THENCE SOUTH 01°32’41” WEST 53.52 FEET TO THE BEGINNING POINT OF CUSP OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 04°29’12” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 87°31’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 2.74 FEET;

THENCE SOUTH 01°14’10” WEST 90.31 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 278.00 FEET, A CENTRAL ANGLE OF 22°05’33”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 89°07’35” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 107.19 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 249.00 FEET, A CENTRAL ANGLE OF 26°50’50”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 68°46’53” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 116.67 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 298.00 FEET, A CENTRAL ANGLE OF 21°01’58”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 41°56’03” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 109.39 FEET;

THENCE SOUTH 69°05’55” EAST 50.46 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 830.00 FEET, A CENTRAL ANGLE OF 09°03’24”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 20°46’30” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 131.20 FEET TO

THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 49.80 FEET, A CENTRAL ANGLE OF 14°47’53”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 11°43’06” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 12.86 FEET;

THENCE NORTH 86°55’14” EAST 12.30 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD AS DEDICATED IN DOCUMENT 931020 INSTRUMENT 01511 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING FIFTEEN (15) COURSES;

1) THENCE SOUTH 11°41’28” EAST, 22.85 FEET;

2) THENCE SOUTH 24°39’16” WEST, 29.31 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 210.00 FEET AND A CENTRAL ANGLE OF 04°36’48”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 24°39’17” EAST;

3) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 16.91 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 8.00 FEET, A CENTRAL ANGLE OF 86°03’20” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 29°16’06” EAST;

4) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.02 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4066.00 FEET, A CENTRAL ANGLE OF 03°11’04” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 64°40’34” WEST;

5) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 225.98 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 1000.00 FEET, A CENTRAL ANGLE OF 05°04’14” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 67°51’39” WEST;

6) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 88.50 FEET;

7) THENCE SOUTH 17°04’07” WEST, 271.00 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4054.00 FEET AND A CENTRAL ANGLE OF 02°20’57”;

8) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 166.22 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 8.00 FEET, A CENTRAL ANGLE OF 91°48’30” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 75°16’49” EAST;

9) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.82 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 200.00 FEET, A CENTRAL ANGLE OF 02°20’23” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 16°31’41” WEST;

10) THENCE ALONG SAID CURVE TO THE RIGHT AN ARCH LENGTH OF 8.17 FEET;

11) THENCE SOUTH 18°52’04” WEST, 33.74 FEET;

12) THENCE SOUTH 45°12’14” WEST, 19.51 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 61.24 FEET, A CENTRAL ANGLE OF 60°48’08” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 45°12’14” EAST;

13) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 64.99 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 248.30 FEET, A CENTRAL ANGLE OF 06°46’08” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 73°59’38” WEST;

14) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 29.33 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 512.04 FEET, A CENTRAL ANGLE OF 02°59’41” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 80°45’46” EAST;

15) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 26.76 FEET; THENCE DEPARTING SAID RIGHT-OF-WAY LINE, NORTH 88°44’46” WEST, 138.91 FEET;

THENCE NORTH 88°51’07” WEST, 1924.03 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 45.00 FEET, A CENTRAL ANGLE OF 44°33’49” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 45°13’22” WEST, SAID POINT BEING ON THE EAST RIGHT-OF-WAY LINE OF FRANK SINATRA DRIVE AND INDUSTRIAL ROADS AS DEDICATED IN DOCUMENT 940831:01339 OF OFFICIAL RECORDS IN THE CLARK COUNTY NEVADA RECORDER’S OFFICE;

THENCE ALONG SAID EAST RIGHT-OF-WAY LINE THE FOLLOWING NINE (9) COURSES:

1) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 35.00 FEET;

2) THENCE NORTH 00°12’49” WEST, 137.18 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 40.00 FEET AND A CENTRAL ANGLE OF 91°31’55”;

3) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 63.90 FEET;

4) THENCE NORTH 00°12’49” WEST, 46.19 FEET;

5) THENCE NORTH 35°46’51” EAST, 5.00 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 75.00 FEET, A CENTRAL ANGLE OF 68°15’46” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 35°46’42” WEST;

6) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 89.36 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 500.00 FEET, A CENTRAL ANGLE OF 04°42’30” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 75°57’32” WEST;

7) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 41.09 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 143.00 FEET, A CENTRAL ANGLE OF 08°20’29” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 71°15’02” WEST;

8) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 20.82 FEET;

9) THENCE NORTH 27°05’27” EAST, 389.60 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 6000.00 FEET, A CENTRAL ANGLE OF 00°28’42” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 63°51’57” WEST;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 0496:0399453 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, THE FOLLOWING THREE (3) COURSES:

1) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 50.09 FEET;

2) NORTH 27°37’16” EAST, 228.55 FEET;

3) THENCE NORTH 89°12’43” WEST, 9.14 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 6000.00 FEET, A CENTRAL ANGLE OF 00°22’57” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 65°32’14” EAST, SAID POINT ALSO BEING ON THE EAST RIGHT-OF-WAY LINE OF

INDUSTRIAL ROAD AS DEDICATED IN THE AFOREMENTIONED DOCUMENT 940831:01339 OF OFFICIAL RECORDS;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD THE FOLLOWING TWO (2) COURSES:

1) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 40.06 FEET;

2) THENCE NORTH 24°04’49” EAST ALONG SAID RIGHT-OF-WAY, 142.71 FEET; THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 940831:01338 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, THE FOLLOWING EIGHT (8) COURSES:

1) NORTH 24°06’50” EAST, 76.42 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 40.00 FEET AND A CENTRAL ANGLE OF 90°36’48”;

2) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 63.26 FEET;

3) THENCE NORTH 24°43’38” EAST, 32.50 FEET;

4) THENCE NORTH 65°16’22” WEST, 1.55 FEET;

5) THENCE NORTH 24°43’38” EAST, 32.50 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 40.00 FEET, A CENTRAL ANGLE OF 89°23’12” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 24°43’38” WEST;

6) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 62.40 FEET;

7) THENCE NORTH 24°06’50” EAST, 30.30 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 3000.00 FEET, A CENTRAL ANGLE OF 03°53’45” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 65°53’11” WEST;

8) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 203.99 FEET; THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 900501:00870 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, NORTH 70°41’14” EAST, 13.27 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 43.38 FEET, A CENTRAL ANGLE OF 44°15’53” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 69°15’46” WEST; THENCE DEPARTING SAID RIGHT-OF-WAY LINE AND ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 33.51 FEET;

THENCE SOUTH 62°18’55” EAST, 307.43 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 228.35 FEET, A CENTRAL ANGLE OF 20°36’47” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 24°32’14” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 82.15 FEET;

THENCE SOUTH 89°17’23” EAST, 143.71 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 1275.46 FEET, A CENTRAL ANGLE OF 04°52’51” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 01°57’34” EAST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 108.65 FEET;

THENCE NORTH 33°06’16” EAST 24.72 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 45.50 FEET, A CENTRAL ANGLE OF 68°17’20” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 00°32’30” EAST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 54.23 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE

SOUTHEAST, HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 69°47’28” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 68°49’50” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 30.45 FEET;

THENCE SOUTH 89°11’01” EAST, 61.01 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 70.00 FEET AND A CENTRAL ANGLE OF 90°59’03”;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 111.16 FEET TO A POINT OF CUSP ON THE EAST RIGHT-OF-WAY LINE OF VEGAS PLAZA DRIVE AS SHOWN BY MAP THEREOF IN BOOK 46, PAGE 64 OF PLATS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE;

THENCE SOUTH 00°12’48” EAST 39.29 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 21.50 FEET, A CENTRAL ANGLE OF 55°05’49”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 54°34’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 20.67 FEET;

THENCE SOUTH 88°49’38” EAST 99.04 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 449.10 FEET, A CENTRAL ANGLE OF 04°47’17”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 11°59’48” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 37.53 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 21.10 FEET, A CENTRAL ANGLE OF 49°21’12”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 16°49’25” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 18.18 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 10.70 FEET, A CENTRAL ANGLE OF 27°53’16”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 32°29’52” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 5.21 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 12.70 FEET, A CENTRAL ANGLE OF 23°06’26”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 04°37’48” EAST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 5.12 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 68.60 FEET, A CENTRAL ANGLE OF 41°03’53”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 13°26’43” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 49.17 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 52.50 FEET, A CENTRAL ANGLE OF 43°00’24”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 23°03’16” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 39.41 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 177.80 FEET, A CENTRAL ANGLE OF 19°15’45”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 15°57’04” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 59.78 FEET;

THENCE SOUTH 88°48’48” EAST 117.50 FEET;

THENCE SOUTH 63°50’11” EAST 23.91 FEET TO THE POINT OF BEGINNING.

THE ABOVE DESCRIPTION WAS PREPARED BY RANDY A. OXBORROW, PLS NO. 10119, OF LOCHSA SURVEYING, 6345 S. JONES BLVD., SUITE 200, LAS VEGAS, NV 89118, AND REPRESENTS THE REMAINDER OF LOT 1 OF “TI/MIRAGE ONE LOT COMMERCIAL

SUBDIVISION” ON FILE IN BOOK 141 OF PLATS, PAGE 55, OFFICIAL RECORDS, AFTER EXCEPTING THEREFROM THOSE CERTAIN RECORDS OF SURVEY FILED IN FILE 177 OF SURVEYS, PAGE 0064, OFFICIAL RECORDS; FILE 177 OF SURVEYS, PAGE 0065, OFFICIAL RECORDS; AND FILE 177 OF SURVEYS, PAGE 0066, OFFICIAL RECORDS.

PARCEL TWO (II):

THAT PORTION OF LOT ONE (1) OF “TI/MIRAGE ONE LOT COMMERCIAL SUBDIVISION”, A COMMERCIAL SUBDIVISION, ON FILE IN BOOK 141 OF PLATS, PAGE 55 IN THE CLARK COUNTY RECORDER’S OFFICE, LYING WITHIN THE WEST HALF (W 1/2) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT OF THE WESTERLY LINE AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 931020 AS INSTRUMENT NO. 01511 OF OFFICIAL RECORDS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, FROM WHICH A LAS VEGAS BOULEVARD RIGHT-OF-WAY BRASS CAP NO. 029Y, AS SHOWN BY THAT CERTAIN MAP IN FILE 169, PAGE 20 OF SURVEYS IN CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEARS NORTH 31°42’48” EAST 217.60 FEET;

THENCE SOUTH 28°49’54” WEST 8.60 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE WEST, HAVING A RADIUS OF 50.00 FEET, A CENTRAL ANGLE OF 52°41’26”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 66°21’08”EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 45.98 FEET;

THENCE SOUTH 29°02’34” WEST 60.11 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 50.00 FEET AND A CENTRAL ANGLE OF 07°07’30”;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 6.22 FEET;

THENCE SOUTH 36°10’04” WEST 87.41 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 100.00 FEET AND A CENTRAL ANGLE OF 07°07’30”.

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 12.44 FEET;

THENCE SOUTH 29°02’34’ WEST 146.78 FEET TO A POINT FROM WHICH A LAS VEGAS BOULEVARD RIGHT-OF-WAY BRASS CAP NO. 027Y, AS SHOWN BY THAT CERTAIN MAP IN FILE 169, PAGE 20 OF SURVEYS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEARS NORTH 56°46’46” WEST 8.60 FEET AND THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 75.00 FEET AND A CENTRAL ANGLE OF 49°15’58”;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 64.49 FEET;

THENCE SOUTH 86°55’14” WEST 12.30 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 49.80 FEET AND A CENTRAL ANGLE OF 14°47’52”;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.86 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 830.00 FEET, A CENTRAL ANGLE OF 09°03’24”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 11°43’06” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 131.20 FEET;

THENCE NORTH 69°05’55” WEST 50.46 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 298.00 FEET AND A CENTRAL ANGLE OF 21°01’58”;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 109.39 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 249.00 FEET, A CENTRAL ANGLE OF 26°50’50”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 41°56’03” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 116.67 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 278.00 FEET, A CENTRAL ANGLE OF 22°05’32”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 68°46’53” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 107.19 FEET;

THENCE NORTH 01°14’10” EAST 90.31 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 69°24’13”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 87°59’26” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 42.40 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 365.00 FEET, A CENTRAL ANGLE OF 09°29’47”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 20°08’21” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 60.50 FEET;

THENCE NORTH 81°57’31” EAST 31.42 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 385.00 FEET, A CENTRAL ANGLE OF 05°49’26”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 05°08’41” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 39.13 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 43.00 FEET, A CENTRAL ANGLE OF 17°10’23”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 00°40’45” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.89 FEET;

THENCE SOUTH 67°00’52” EAST 15.55 FEET;

THENCE SOUTH 88°37’20” EAST 143.54 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 44.00 FEET, A CENTRAL ANGLE OF 27°03’59”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 04°30’55” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 20.79 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE , CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 36.00 FEET, A CENTRAL ANGLE OF 31°43’57”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 29°09’16” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 19.94 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 435.00 FEET, A CENTRAL ANGLE OF 12°24’36”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 07°11’21” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 94.22 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 455.00 FEET, A CENTRAL ANGLE OF 09°44’50”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 19°35’57” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 77.41 FEET;

THENCE SOUTH 62°30’28” EAST 50.13 FEET;

THENCE SOUTH 60°07’37” EAST 18.81 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 35.54 FEET, A

CENTRAL ANGLE OF 23°56’30”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 37°39’02” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 14.85 FEET TO THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS JOINT VALET PARCEL ON THAT CERTAIN RECORD OF SURVEY FILED IN FILE 177 OF SURVEYS, PAGE 0065, OFFICIAL RECORDS.

PARCEL THREE (III):

THAT PORTION OF LOT ONE (1) OF “TI/MIRAGE ONE LOT COMMERCIAL SUBDIVISION”, A COMMERCIAL SUBDIVISION, ON FILE IN BOOK 141 OF PLATS, PAGE 55 IN THE CLARK COUNTY RECORDER’S OFFICE, LYING WITHIN THE EAST HALF (E 1/2) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE ¼) OF SAID SECTION 17;

THENCE NORTH 53°33’40” WEST 828.35 FEET TO AN ALUMINUM CAP, PLS #6030 AT THE CENTER OF THE CUL-DE-SAC OF PERSHING AVENUE;

THENCE SOUTH 00°32’30” EAST 45.50 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF PERSHING AVENUE AND THE POINT OF BEGINNING;

THENCE SOUTH 33°06’16” WEST, DEPARTING SAID RIGHT-OF-WAY LINE, 24.72 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 1275.46 FEET, A CENTRAL ANGLE OF 04°52’52”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 06°50’26” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 108.66 FEET;

THENCE NORTH 89°17’23” WEST 143.71 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 228.35 FEET, A CENTRAL ANGLE OF 20°36’47”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 03°55’27” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 82.15 FEET;

THENCE NORTH 62°18’55” WEST 307.43 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 43.38 FEET, A CENTRAL ANGLE OF 44°15’53”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 24°59’53” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 33.51 FEET TO

THE EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 900501 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00870 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT FOUR (4) COURSES:

NORTH 70°41’14” EAST 4.22 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 47°55’52”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 70°40’14” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 29.28 FEET;

THENCE NORTH 28°36’06” EAST 257.71 FEET;

THENCE NORTH 27°38’40” EAST 227.58 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF SPRING MOUNTAIN ROAD AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 980415 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00154 IN CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEING THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 30.00 FEET AND A CENTRAL ANGLE OF 67°45’49;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 35.48 FEET;

THENCE SOUTH 84°35’31” EAST 337.34 FEET;

THENCE SOUTH 00°25’43” WEST 292.58 FEET TO THE RIGHT-OF-WAY LINE OF BLACK CANYON AVENUE AND THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 45.50 FEET, A CENTRAL ANGLE OF 73°47’02”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 66°18’24” WEST;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 58.59 FEET;

THENCE SOUTH 50°05’26” EAST 24.08 FEET;

THENCE SOUTH 00°48’59” WEST, DEPARTING SAID RIGHT-OF-WAY LINE, 150.00 FEET TO THE NORTH RIGHT-OF-WAY LINE OF PERSHING AVENUE;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: SOUTH 65°38’25” WEST 7.82 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 45.50 FEET AND A CENTRAL ANGLE OF 156°10’55”;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 124.03 FEET TO THE POINT OF BEGINNING;

SAID LAND IS ALSO SHOWN AS JOINT EMPLOYEE GARAGE PARCEL ON THAT CERTAIN RECORD OF SURVEY FILED IN FILE 177 OF SURVEYS, PAGE 0066, OFFICIAL RECORDS.

THE ABOVE PARCEL ONE (I), PARCEL TWO (II) AND PARCEL THREE (III) ARE ALSO DESCRIBED AS FOLLOWS:

THAT PORTION OF BOOK 19880407, INSTRUMENT 00313 AND BOOK 19901004, INSTRUMENT 00062 IN BOOK OF DEEDS, ON FILE IN THE CLARK COUNTY RECORDER’S OFFICE, LOCATED WITHIN THE WEST HALF (W 1/2) OF SECTION 16 AND THE EAST HALF (E 1/2) OF SECTION 17, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 16; THENCE ALONG THE WEST LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 16 NORTH 00°24’19” WEST 493.27 FEET TO THE POINT OF BEGINNING;

THENCE SOUTH 63°50’11” EAST 94.06 FEET;

THENCE SOUTH 33°16’55” WEST 26.46 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4.60 FEET, A CENTRAL ANGLE OF 92°13’00”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 08°52’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 7.40 FEET;

THENCE SOUTH 01°21’09” WEST 36.82 FEET;

THENCE SOUTH 01°32’41” WEST 53.52 FEET TO THE POINT OF CUSP OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 64°55’01” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 87°31’21” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 39.66 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 365.00 FEET, A CENTRAL ANGLE OF 09°29’47”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 20°08’21” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 60.50 FEET;

THENCE NORTH 81°57’31” EAST 31.42 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 385.00 FEET, A CENTRAL ANGLE OF 05°49’26”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 05°08’41” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 39.13 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 43.00 FEET, A CENTRAL ANGLE OF 17°10’23”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 00°40’45” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.89 FEET;

THENCE SOUTH 67°00’52” EAST 15.55 FEET;

THENCE SOUTH 88°37’20” EAST 143.54 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 44.00 FEET, A CENTRAL ANGLE OF 27°03’59”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 04°30’55” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 20.79 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 36.00 FEET, A CENTRAL ANGLE OF 31°43’57”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 29°09’16” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 19.94 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 435.00 FEET, A CENTRAL ANGLE OF 12°24’36”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 07°11’21” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 94.22 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 455.00 FEET, A CENTRAL ANGLE OF 09°44’50”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 19°35’57” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 77.41 FEET;

THENCE SOUTH 62°30’28” EAST 50.13 FEET;

THENCE SOUTH 60°07’37” EAST 18.81 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 35.54 FEET, A CENTRAL ANGLE OF 23°56’30”, AND A POINT TO WHICH A RADIA LINE BEARS NORTH 37°39’02” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 14.85 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF LAS VEGAS BOULEVARD AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 931020 AS INSTRUMENT 01511 OF

OFFICIAL RECORDS IN THE CLARK COUNTY, RECORDER’S OFFICE, CLARK COUNTY, NEVADA, FROM WHICH A LAS VEGAS BOULEVARD RIGHTOF-WAY BRASS CAP NO. 029Y, AS SHOWN BY THAT CERTAIN MAP IN FILE 169, PAGE 20 OF SURVEYS IN CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEARS NORTH 31°42’48” EAST 217.60 FEET;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING TWENTY THREE (23) COURSES;

1) SOUTH 28°49’54” WEST 8.60 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE WEST, HAVING A RADIUS OF 50.00 FEET, A CENTRAL ANGLE OF 52°41’26”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 66°21’08” EAST;

2) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 45.98 FEET;

3) THENCE SOUTH 29°02’34” WEST, 60.11 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE NORTHWEST, HAVING A RADIUS OF 50.00 FEET AND A CENTRAL ANGLE OF 07°07’30”;

4) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 6.22 FEET;

5) THENCE SOUTH 36°10’04” WEST, 87.41 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 100.00 FEET AND A CENTRAL ANGLE OF 07°07’30”;

6) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 12.44 FEET;

7) THENCE SOUTH 29°02’34” WEST, 146.78 FEET TO A POINT FROM WHICH A LAS VEGAS BOULEVARD RIGHT-OF-WAY BRASS CAP NO. 027Y, AS SHOWN BY THAT CERTAIN MAP IN FILE 169, PAGE 20 OF SURVEYS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEARS NORTH 56°46’46” WEST 8.60 FEET AND THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 75.00 FEET AND A CENTRAL ANGLE OF 49°15’58”;

8) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 64.49 FEET;

9) THENCE SOUTH 11°41’28” EAST, 22.85 FEET;

10) THENCE SOUTH 24°39’16” WEST 29.31 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 210.00 FEET AND A CENTRAL ANGLE OF 04°36’48”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 24°39’17” EAST;

11) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 16.91 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 8.00 FEET, A CENTRAL ANGLE OF 86°03’20” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 29°16’06” EAST;

12) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.02 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4066.00 FEET, A CENTRAL ANGLE OF 03°11’04” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 64°40’34” WEST;

13) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 225.98 FEET TO THE BEGINNING OF A NON-TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 1000.00 FEET, A CENTRAL ANGLE OF 05°04’14” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 67°51’39” WEST;

14) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 88.50 FEET;

15) THENCE SOUTH 17°04’07” WEST, 271.00 FEET TO THE BEGINNING OF A

TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 4054.00 FEET AND A CENTRAL ANGLE OF 02°20’57”;

16) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 166.22 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 8.00 FEET, A CENTRAL ANGLE OF 91°48’30” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 75°16’49” EAST;

17) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 12.82 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 200.00 FEET, A CENTRAL ANGLE OF 02°20’23” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 16°31’41” WEST;

18) THENCE ALONG SAID CURVE TO THE RIGHT AN ARCH LENGTH OF 8.17 FEET;

19) THENCE SOUTH 18°52’04” WEST 33.74 FEET;

20) THENCE SOUTH 45°12’14” WEST 19.51 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 61.24 FEET, A CENTRAL ANGLE OF 60°48’08” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 45°12’14” EAST;

21) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 64.99 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 248.30 FEET, A CENTRAL ANGLE OF 06°46’08” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 73°59’38” WEST;

22) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 29.33 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 512.04 FEET, A CENTRAL ANGLE OF 02°59’41” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 80°45’46” EAST;

23) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 26.76 FEET; THENCE DEPARTING SAID RIGHT-OF-WAY LINE, NORTH 88°44’46” WEST 138.91 FEET;

THENCE NORTH 88°51’07” WEST 1924.03 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 45.00 FEET, A CENTRAL ANGLE OF 44°33’49” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 45°13’22” WEST, SAID POINT BEING ON THE EAST RIGHT-OF-WAY LINE OF FRANK SINATRA DRIVE AND INDUSTRIAL ROADS AS DEDICATED IN DOCUMENT 940831:01339 OF OFFICIAL RECORDS IN THE CLARK COUNTY NEVADA RECORDER’S OFFICE;

THENCE ALONG SAID EAST RIGHT-OF-WAY LINE THE FOLLOWING NINE (9) COURSES:

1) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 35.00 FEET;

2) THENCE NORTH 00°12’49” WEST, 137.18 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 40.00 FEET AND A CENTRAL ANGLE OF 91°31’55”;

3) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 63.90 FEET;

4) THENCE NORTH 00°12’49” WEST 46.19 FEET;

5) THENCE NORTH 35°46’51” EAST 5.00 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 75.00 FEET, A CENTRAL ANGLE OF 68°15’46” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 35°46’42” WEST;

6) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 89.36 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 500.00 FEET, A CENTRAL ANGLE OF 04°42’30” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 75°57’32” WEST;

7) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 41.09 FEET TO THE BEGINNING OF A TANGENT COMPOUND CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 143.00 FEET, A CENTRAL ANGLE OF 08°20’29” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 71°15’02” WEST;

8) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 20.82 FEET;

9) THENCE NORTH 27°05’27” EAST, 389.60 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 6000.00 FEET, A CENTRAL ANGLE OF 00°28’42” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 63°51’57” WEST;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 0496:0399453 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, THE FOLLOWING THREE (3) COURSES:

1) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 50.09 FEET;

2) NORTH 27°37’16” EAST 228.55 FEET;

3) THENCE NORTH 89°12’43” WEST, 9.14 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 6000.00 FEET, A CENTRAL ANGLE OF 00°22’57” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 65°32’14” EAST, SAID POINT ALSO BEING ON THE EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN THE AFOREMENTIONED DOCUMENT 940831:01339 OF OFFICIAL RECORDS;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD THE FOLLOWING TWO (2) COURSES:

1) THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 40.06 FEET;

2) THENCE NORTH 24°04’49” EAST ALONG SAID RIGHT-OF-WAY, 142.71 FEET;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 940831:01338 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, THE FOLLOWING EIGHT (8) COURSES:

1) NORTH 24°06’50” EAST, 76.42 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 40.00 FEET AND A CENTRAL ANGLE OF 90°36’48”;

2) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 63.26 FEET;

3) THENCE NORTH 24°43’38” EAST 32.50 FEET;

4) THENCE NORTH 65°16’22” WEST 1.55 FEET;

5) THENCE NORTH 24°43’38” EAST 32.50 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 40.00 FEET, A CENTRAL ANGLE OF 89°23’12” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 24°43’38” WEST;

6) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 62.40 FEET;

7) THENCE NORTH 24°06’50” EAST 30.30 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 3000.00 FEET, A CENTRAL ANGLE OF 03°53’45” AND A POINT TO WHICH A

RADIAL LINE BEARS NORTH 65°53’11” WEST;

8) THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 203.99 FEET;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE OF INDUSTRIAL ROAD AS DEDICATED IN DOCUMENT 900501:00870 OF OFFICIAL RECORDS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE, NORTH 70°41’14” EAST, 17.49 FEET TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NOREAST, HAVING A RADIUS OF 35.00 FEET, A CENTRAL ANGLE OF 47°55’52” AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 70°40’14” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 29.28 FEET;

THENCE NORTH 28°36’06” EAST 257.71 FEET;

THENCE NORTH 27°38’40” EAST 227.58 FEET TO THE SOUTH RIGHT-OF-WAY LINE OF SPRING MOUNTAIN ROAD AS DEDICATED BY THOSE CERTAIN DOCUMENTS RECORDED IN BOOK 980415 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00154 IN CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, BEING THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 30.00 FEET AND A CENTRAL ANGLE OF 67°45’49”;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 35.48 FEET;

THENCE SOUTH 84°35’31” EAST, 337.34 FEET;

THENCE SOUTH 00°25’43” WEST 292.58 FEET TO THE RIGHT-OF-WAY LINE OF BLACK CANYON AVENUE AND THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 45.50 FEET, A CENTRAL ANGLE OF 73°47’02” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 66°18’24” WEST;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 58.59 FEET;

THENCE SOUTH 50°05’26” EAST, 24.08 FEET;

THENCE SOUTH 00°48’59” WEST, DEPARTING SAID RIGHT-OF-WAY LINE, 150.00 FEET TO THE NORTH RIGHT-OF-WAY LINE OF PERSHING AVENUE;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE NEXT TWO (2) COURSES: SOUTH 65°38’25” WEST 7.82 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE EAST, HAVING A RADIUS OF 45.50 FEET AND A CENTRAL ANGLE OF 224°28’15”;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 178.26 FEET TO THE BEGINNING OF A TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 25.00 FEET, A CENTRAL ANGLE OF 69°47’28” AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 68°49’50” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 30.45 FEET;

THENCE SOUTH 89°11’01” EAST 61.01 FEET TO THE BEGINNING OF A TANGENT CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 70.00 FEET AND A CENTRAL ANGLE OF 90°59’03”;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 111.16 FEET TO A POINT OF CUSP ON THE EAST RIGHT-OF-WAY LINE OF VEGAS PLAZA DRIVE AS SHOWN BY MAP THEREOF IN BOOK 46, PAGE 64 OF PLATS IN THE CLARK COUNTY, NEVADA RECORDER’S OFFICE;

THENCE SOUTH 00°12’48” EAST 39.29 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 21.50 FEET, A CENTRAL ANGLE OF 55°05’49”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 54°34’21” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 20.67 FEET;

THENCE SOUTH 88°49’38” EAST 99.04 FEET TO THE BEGINNING OF A NONTANGENT CURVE, CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 449.10 FEET, A CENTRAL ANGLE OF 04°47’17”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 11°59’48” EAST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 37.53 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 21.10 FEET, A CENTRAL ANGLE OF 49°21’12”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 16°49’25” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 18.18 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 10.70 FEET, A CENTRAL ANGLE OF 27°53’16”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 32°29’52” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 5.21 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 12.70 FEET, A CENTRAL ANGLE OF 23°06’26”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 04°37’48” EAST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 5.12 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 68.60 FEET, A CENTRAL ANGLE OF 41°03’53”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 13°26’43” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 49.17 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE NORTH, HAVING A RADIUS OF 52.50 FEET, A CENTRAL ANGLE OF 43°00’24”, AND A POINT TO WHICH A RADIAL LINE BEARS SOUTH 23°03’16” WEST;

THENCE ALONG SAID CURVE TO THE LEFT AN ARC LENGTH OF 39.41 FEET TO THE BEGINNING OF A NON-TANGENT REVERSE CURVE, CONCAVE TO THE SOUTH, HAVING A RADIUS OF 177.80 FEET, A CENTRAL ANGLE OF 19°15’45”, AND A POINT TO WHICH A RADIAL LINE BEARS NORTH 15°57’04” WEST;

THENCE ALONG SAID CURVE TO THE RIGHT AN ARC LENGTH OF 59.78 FEET;

THENCE SOUTH 88°48’48” EAST 117.50 FEET;

THENCE SOUTH 63°50’11” EAST 23.91 FEET TO THE POINT OF BEGINNING.

PARCEL FOUR (IV):

PERPETUAL NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN “DECLARATION OF RECIPROCAL EASEMENTS AND OPTION TO PURCHAVEE TENANCY-IN-COMMON INTEREST”, RECORDED MARCH 20, 2009 IN BOOK 20090320 AS DOCUMENT NO. 00883 OFFICIAL RECORDS.

Subject property commonly known as: THE MIRAGE CASINO-HOTEL, Las Vegas, NV

Property commonly known as New York-New York Hotel & Casino, described as follows:

LEGAL DESCRIPTION

PARCEL ONE (1):

THAT PORTION OF THE NORTH HALF (N ½) OF THE SOUTHEAST QUARTER (SE ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF SECTION 20, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY BOUNDARY OF U.S. HIGHWAY NO. 91, FROM WHICH THE SOUTHEAST CORNER OF SAID SECTION 20 BEARS SOUTH 10°35’48” EAST, A DISTANCE OF 822.32 FEET, SAID POINT BEING THE SOUTHEAST CORNER OF THAT PARCEL OF LAND CONVEYED TO MICHELE TERLIZZI, ET AL, BY DEED RECORDED JULY 30, 1953 AS DOCUMENT NO. 410028 OF CLARK COUNTY, NEVADA RECORDS; THENCE SOUTH 89°58’00” WEST, ALONG THE SOUTH LINE OF SAID PARCEL, 600.00 FEET; THENCE ALONG THE SOUTHERLY PROLONGATION OF THE WEST LINE OF SAID PARCEL SOUTH 0°02’00” EAST, 156.40 FEET, MORE OR LESS, TO A POINT IN THE SOUTHERLY BOUNDARY LINE OF THAT PARCEL OF LAND CONVEYED TO MAJOR A. RIDDLE, ET AL, BY DEED RECORDED DECEMBER 30, 1960 AS DOCUMENT NO. 222929 OF OFFICIAL RECORDS OF SAID COUNTY;

THENCE ALONG SAID SOUTHERLY BOUNDARY LINE NORTH 89°30’50” EAST, 600.02 FEET, MORE OR LESS, TO A POINT IN THE AFOREMENTIONED WEST LINE OF U.S. HIGHWAY NO. 91; THENCE ALONG SAID LAST MENTIONED WEST LINE NORTH 0°02’00” WEST, 151.82 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

PARCEL TWO (2):

THAT PORTION OF SECTIONS 20 AND 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B. & M., MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE NORTHEAST QUARTER (NE ¼) OF SAID SECTION 29; THENCE SOUTH 89°03’00” WEST ALONG THE NORTH LINE THEREOF A DISTANCE OF 150.29 FEET TO A POINT ON THE WESTERLY RIGHT OF WAY LINE OF LAS VEGAS BOULEVARD SOUTH (U.S. HIGHWAY 91-93-466) SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE SOUTH 00°17’00” EAST ALONG SAID WESTERLY RIGHT OF WAY LINE A DISTANCE OF 13.15 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 93.50 FEET; THENCE FROM A RADIAL LINE THAT BEARS SOUTH 45°06’47” EAST, SOUTHWESTERLY ALONG THAT ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 44°08’00” AN ARC LENGTH OF 72.02 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF SR-593 (TROPICANA AVENUE);

THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE THE FOLLOWING TWO COURSES AND DISTANCES; SOUTH 89°01’13” WEST A DISTANCE OF 232.78 FEET;

THENCE NORTH 86°24’21” WEST A DISTANCE OF 85.27 FEET TO A POINT ON THE RIGHT OR EASTERLY RIGHT-OF-WAY LINE OF IR-15 FREEWAY 1797.84 FEET RIGHT OF AND AT RIGHT ANGLES TO HIGHWAY ENGINEER’S STATION “B1’ 205+31.46 P.O.T.;

THENCE ALONG SAID RIGHT-OF-WAY LINE THE FOLLOWING NINE COURSES AND DISTANCES; CONTINUING NORTH 86°24’21” WEST A DISTANCE OF 65.21 FEET;

THENCE SOUTH 89°01’13” WEST A DISTANCE OF 178.50 FEET TO A POINT ON A TANGENT CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 35.50 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 43°20’30” AN ARC LENGTH OF 26.85 FEET TO A POINT ON A TANGENT COMPOUND CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 13.50 FEET; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 10°19’02” AN ARC LENGTH OF 2.43 FEET;

THENCE SOUTH 89°01’13” WEST A DISTANCE OF 54.25 FEET TO A POINT ON A NONTANGENT CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 49.50 FEET; THENCE FROM A RADIAL LINE THAT BEARS SOUTH 67°08’56” EAST, SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 66°10’09” AN ARC LENGTH OF 57.17 FEET; THENCE SOUTH 89°01’13” WEST A DISTANCE OF 181.02 FEET; THENCE NORTH 00°58’47” WEST A DISTANCE OF 46.02 FEET TO A POINT ON THE NORTH LINE OF THE AFOREMENTIONED NORTHEAST QUARTER (NE ¼) OF SECTION 29; THENCE SOUTH 89°03’00” WEST A DISTANCE OF 175.55 FEET TO THE SOUTHWEST CORNER OF THE SOUTH HALF (S ½) OF THE SOUTHEAST QUARTER (SE ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF SECTION 20; THENCE NORTH 00°06’17” EAST ALONG THE WEST LINE THEREOF A DISTANCE OF 667.98 FEET TO AN ANGLE POINT IN THE PROPERTY LINE DESCRIBED IN THE DEED FROM W.D. CLOSE, ET AL TO MAJOR A. RIDDLE, ET AL., RECORDED IN BOOK 275, DOCUMENT NUMBER 222926, DECEMBER 11, 1961, OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA; THENCE NORTH 89°30’50” EAST ALONG THE NORTH LINE THEREOF A DISTANCE OF 1106.46 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF THE AFOREMENTIONED LAS VEGAS BOULEVARD SOUTH (U.S. HIGHWAY 91-93-466); THENCE SOUTH 00°02’00” EAST ALONG SAID WESTERLY RIGHT-OF-WAY LINE A DISTANCE OF 557.86 FEET TO AN ANGLE POINT IN SAID WESTERLY RIGHT-OF-WAY LINE; THENCE SOUTH 00°17’00” EAST ALONG SAID WESTERLY RIGHT-OF-WAY LINE A DISTANCE OF 101.12 FEET TO THE TRUE POINT OF BEGINNING.

TOGETHER WITH THAT PORTION OF THE NORTHEAST QUARTER (NE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 29; THENCE SOUTH 88°59’00” WEST ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER (NE ¼) A DISTANCE OF 776.46 FEET; THENCE SOUTH 1°02’47” EAST (BEING A RADIAL BEARING) A DISTANCE OF 27.06 FEET TO THE NORTH LINE OF TROPICANA AVENUE, ALSO BEING THE TRUE POINT OF BEGINNING 91.32 FEET RIGHT OF (“BRI” 84+43.50 P.O.T.); THENCE NORTHWESTERLY 26.85 FEET ALONG A CURVE CONCAVE NORTHEASTERLY THROUGH A CENTRAL ANGLE OF 43°20’30” HAVING A RADIUS OF 35.50 FEET TO A POINT OF COMPOUND CURVE; THENCE CONTINUING NORTHWESTERLY 2.43 FEET ALONG A CURVE CONCAVE NORTHEASTERLY THROUGH A CENTRAL ANGLE OF 10°19’05” HAVING A RADIUS OF 13.50 FEET; THENCE SOUTH 88°57’13” WEST A DISTANCE OF 54.25 FEET;

THENCE SOUTH 82°14’19” EAST A DISTANCE OF 75.11 FEET; THENCE NORTH 88°57’13” EAST A DISTANCE OF 6.00 FEET TO THE POINT OF BEGINNING.

EXCEPTING FROM PARCEL TWO (2) THOSE PORTIONS DEEDED TO THE STATE OF NEVADA, ACTING BY AND THROUGH ITS DEPARTMENT OF TRANSPORTATION, BY DEEDS RECORDED JULY 29, 1997 IN BOOK 970729 AS DOCUMENT NUMBERS 00025 AND 00027 AND DESCRIBED AS FOLLOWS:

A PORTION OF THE NORTHEAST QUARTER (NE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SECTION 29, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH LINE OF SAID NORTHEAST QUARTER (NE ¼) OF THE NORTHEAST QUARTER (NE ¼), SOUTH 88°59’00” WEST A DISTANCE OF 982.96 FEET FROM THE NORTHEAST CORNER OF SAID SECTION 29; THENCE CONTINUING SOUTH 88°59’00” WEST ALONG SAID NORTH LINE AND NORTHERLY LINE OF TROPICANA AVENUE, A DISTANCE OF 100.02 FEET TO A POINT 118.54 FEET RIGHT OF STATION 87+50.02 FEET P.O.T. OF “BRI” LINE; THENCE ALONG THE FORMER NORTHERLY LINE OF TROPICANA AVENUE SOUTH 1°02’59” EAST A DISTANCE OF 45.22 FEET; THENCE CONTINUING ALONG SAID FORMER NORTHERLY LINE NORTH 88°57’13” EAST A DISTANCE OF 181.02 FEET; THENCE CONTINUING ALONG SAID FORMER NORTHERLY LINE 57.17 FEET ALONG A CURVE CONCAVE NORTHWESTERLY, THROUGH A CENTRAL ANGLE OF 66°10’09” HAVING A RADIUS OF 49.50 FEET; THENCE ALONG THE NORTHERLY LINE OF TROPICANA AVENUE NORTH 83°58’25” WEST A DISTANCE OF 127.25 FEET TO THE POINT OF BEGINNING; AND COMMENCING AT THE NORTHEAST CORNER OF SECTION 29; THENCE SOUTH 88°59’00” WEST ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER (NE ¼) A DISTANCE OF 362.88 FEET; THENCE SOUTH 1°01’00” EAST A DISTANCE OF 38.85 FEET TO THE TRUE POINT OF BEGINNING ALSO BEING ON THE NORTH LINE OF TROPICANA AVENUE, STATION 80+29.93, 79.32 FEET RIGHT “BRI” LINE; THENCE SOUTH 88°57’13” WEST ALONG SAID NORTH LINE A DISTANCE OF 85.07 FEET;

THENCE CONTINUING ALONG SAID NORTH LINE NORTH 86°28’21” WEST A DISTANCE OF 138.86 FEET; THENCE NORTH 87°25’34” EAST A DISTANCE OF 41.71 FEET; THENCE NORTHEASTERLY 1.49 FEET ALONG A CURVE CONCAVE SOUTHEASTERLY THROUGH A CENTRAL ANGLE OF 01°31’37” HAVING A RADIUS OF 56.00 FEET; THENCE NORTH 88°57’13” EAST A DISTANCE OF 105.07 FEET;

THENCE SOUTHEASTERLY 9.61 FEET ALONG A CURVE CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 09°50’05” HAVING A RADIUS OF 56.00 FEET; THENCE SOUTH 81°12’43” EAST A DISTANCE OF 66.64 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING FROM PARCEL TWO (2) ANY PORTION DEEDED TO THE STATE OF NEVADA, ACTING BY AND THROUGH ITS DEPARTMENT OF TRANSPORTATION, BY DEED RECORDED AUGUST 2, 1990 IN BOOK 900802 AS DOCUMENT NO. 00475 OF OFFICIAL RECORDS.

FURTHER EXCEPTING THEREFROM THAT PORTION OF SAID LAND AS DESCRIBED IN DEED RECORDED FEBRUARY 22, 2006 IN BOOK 20060222 AS DOCUMENT NO. 0001360, OFFICIAL RECORDS.

TOGETHER WITH THAT PORTION OF SAID LAND AS DESCRIBED IN DEED

RECORDED FEBRUARY 22, 2006 IN BOOK 20060222 AS DOCUMENT NO. 0001361, OF OFFICIAL RECORDS. TOGETHER WITH THAT PORTION OF SAID LAND AS ABANDONED BY THAT CERTAIN RESOLUTION OF ABANDONMENT RECORDED FEBRUARY 22, 2006 IN BOOK 20060222 AS DOCUMENT NO. 01365 OFFICIAL RECORDS.

Subject property commonly known as: NEW YORK NEW YORK HOTEL & CASINO, Las Vegas, NV

Property commonly known as MGM Grand Detroit Hotel and Casino, described as follows:

LEGAL DESCRIPTION

Real property in the City of Detroit, County of Wayne, State of Michigan, described as follows:

Part of Private Claims 23, 55, and 247, City of Detroit, Wayne County, Michigan, described as: Part of Lots 1 thru 7 of Block 57, part of Lots 1 thru 6 of Block 64, part of Lots 1 thru 6 of Block 69, of “Cass Western Addition to the City of Detroit, between the Chicago and Grand River Roads, by Lewis Cass 1851”, as recorded in Liber 42, Pages 138 thru 141 of Deeds, Wayne County Records; part of Lot 8 and all of Lot 9 of Block 57, part of Lots 1 thru 4, and all of Lots 5 and 6 of Block 61, all of Lots 7 and 8 of Block 64, part of Lots 1 thru 6, and all of Lots 7 and 8 of Block 67, all of Lots 7 and 8 of Block 69, of “Plat of Subdivision of Blocks 52, 61, 67 and part of Blocks 57, 64, 69, and 71 of the Cass Farm” as recorded in Liber 1, Page 128A of Plats, Wayne County Records; also all of Lots 1 thru 6, and all of Lots 10 and 11, and part of Lots 7 thru 9 of Block 55, all of Lots 1 thru 8 of Block 56, all of Lots 1 thru 8 Block 57, all of Lots 7 thru 15, and part of Lots 1 thru 6 of Block 54, of “Plat of the Subdivision of the Jones’ Farm between Michigan Avenue and the North line of Beech Street”, as recorded in Liber 53, Page 53 of Deeds, Wayne County Records; also all of Lots 1 thru 10 of Block 58, all of Lots 1 thru 10 of Block 59, all of Lots 1 thru 10 of Block 60, all of Lots 1 thru 10 of Block 61, all of Lots 2 thru 8, and part of Lots 1, 9, and 10 of Block 62, all of Lots 1 thru 10 of Block 63 of “Plat of Subdivision of the Jones’ Farm South of the Grand River Road”, as recorded in Liber 1, Page 184 of Plats, Wayne County Records; also all of Lots 8 thru 12, and part of Lots 1 thru 7 of Block 1, all of Lots 11 and 12, and part of Lot 10 of Block 2, all of Lot 3, all of Lots 5 thru 8, and part of Lots 1, 2, and 4 of Block 3, all of Lots 1 thru 8 of Block 4, all of Lots 1 thru 9 of Block 5, all of Lots 2 thru 9, and part of Lot 1 of Block 6, all of Lots 4 and 5, and part of Lots 2 and 3, and part Lots 6 thru 9 of Block 7, all of Lots 1 thru 9 of Block 8, all of Lots 1, 4, and 5, and part of Lots 2 and 3, and part of Lots 6 thru 8 of Block 9, part of Lot 5 of Block 10 of “Crane and Wesson’s Section of the Forsyth Farm between Chicago and Grand River Roads”, as recorded in Liber 44, Pages 10 and 11, of Deeds, Wayne County Records; also Elton Park, vacated Fourth, Fifth, Beech, Elizabeth & Plum Streets, and Plaza Drive; also all of the alleys, all within the bounds of the more particularly described parcel:

Beginning at a point distant South 67 degrees 04 minutes 00 seconds West 38.00 feet from the Northerly corner of Lot 1 of Block 69 of “Cass Western Addition to the City of Detroit” as recorded in Liber 42, Pages 138-141 of Deeds, Wayne County Records, being also the intersection of the Westerly line of Third Avenue (98 feet wide) and the Southerly line of the Fisher Service Drive and proceeding thence South 22 degrees 56 minutes 00 seconds East 323.50 feet along the Westerly line of Third Avenue (98 feet wide); thence North 67 degrees 04 minutes 00 seconds East 12.00 feet; thence South 22 degrees 56 minutes o0 seconds East 254.62 feet, along the Westerly line of Third Avenue (86 feet wide); thence South 67 degrees 04 minutes 00 seconds West 10.50 feet; thence South 22 degrees 56 minutes 00 seconds East 327.03 feet, along the Westerly line of Third Avenue (96.5 feet wide); thence North 67 degrees 04 minutes 00 seconds East 10.50 feet; thence South 22 degrees 56 minutes 00 seconds East 250.35 feet along the Westerly line of Third Avenue (86 feet wide); thence South 67 degrees 04 minutes 00 seconds West 12.00 feet; thence South 22 degrees 56 minutes 00 seconds East 218.50 feet along the Westerly line of Third Avenue (98 feet wide); thence South 67 degrees 04 minutes 00 seconds West 95.05 feet along the Northerly line of Bagley Avenue (90.00 feet wide); thence North 22 degrees 56 minutes 00 seconds West 8.00 feet; thence South 67 degrees 04 minutes 00 seconds West 190.00 feet along the Northerly line of Bagley Avenue (98 feet wide); thence South 71 degrees 38 minutes 09 seconds West 50.16 feet; thence South 89 degrees 50 minutes 52 seconds West 368.44 feet; thence North 83 degrees 53 minutes 39 seconds West 57.19 feet; thence South 82 degrees 26 minutes 40 seconds West 72.31 feet; thence North 83 degrees 37 minutes 39 seconds West 23.54 feet; thence North 23 degrees 24 minutes 01 seconds West 66.89 feet; thence North 59 degrees 04 minutes 20 seconds West 49.52 feet; thence North 33 degrees 33 minutes 11 seconds West 162.79 feet; thence North 40 degrees 40 minutes 41 seconds West 52.50 feet; thence North 22 degrees 56 minutes 00 seconds West 96.00 feet; thence South 67 degrees 04 minutes 00 seconds West 4.00 feet; thence North 22 degrees 56 minutes 00 seconds West 152.00 feet; thence North 14 degrees 17 minutes 30 seconds West 50.90 feet; thence North 17 degrees 12 minutes 04 seconds West 75.57 feet; thence North 05 degrees 05 minutes 55 seconds West 31.51 feet; thence North 04 degrees 38 minutes 20 seconds West 48.35 feet; thence North 07 degrees 12 minutes 29 seconds East 71.72 feet; thence North 08 degrees 18 minutes 11 seconds East 40.42 feet; thence North 17 degrees 01 minutes 52 seconds East 65.24 feet; thence North 18 degrees 41 minutes 24 seconds East 46.82 feet; thence North 27 degrees 42 minutes 54 seconds East 64.66 feet; thence North 32 degrees 04 minutes 41 seconds East 13.95 feet; thence North 32 degrees 04 minutes 27 seconds East 95.91 feet; thence North 41 degrees 49 minutes 22 seconds East 44.22 feet; thence North 41 degrees 50 minutes 04 seconds East 44.22 feet; thence North 38 degrees 54 minutes 08 seconds East 68.06 feet; thence North 47 degrees 25 minutes 07 seconds East 116.48 feet; thence North 67 degrees 04 minutes 00 seconds East 335.05 feet, along the Southerly line of the Fisher Service Drive to the point of beginning.

Property commonly known as Gold Strike Resort and Casino, described as follows:

LEGAL DESCRIPTION

BEING A 23.989 ACRE TRACT OF LAND LYING IN SECTIONS 2, AND 11, TOWNSHIP THREE SOUTH, RANGE ELEVEN WEST, TUNICA COUNTY, MISSISSIPPI, OF RECORD IN BOOK V4, PAGE 16 AT THE TUNICA COUNTY CLERKS OFFICE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SECTION CORNER BETWEEN SECTIONS 1,2,11 AND 12, TOWNSHIP THREE SOUTH, RANGE ELEVEN WEST TUNICA COUNTY, MISSISSIPPI; THENCE S00°00’06”E ALONG THE EAST LINE OF SAID SECTION 11 A DISTANCE OF 115.73 FEET TO A POINT ON THE NORTH LINE OF YAZOO MISSISSIPPI DELTA LEVEE BOARD RIGHT-OF-WAY; THENCE S74°46’53”W ALONG SAID LEVEE BOARD RIGHT-OF-WAY A DISTANCE OF 1439.74 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING S74°46’53”W ALONG SAID LEVEE BOARD RIGHT-OF-WAY A DISTANCE OF 540.17 FEET TO A ANGLE POINT; THENCE S68°17’02”W AND CONTINUING ALONG SAID LEVEE BOARD RIGHT-OF-WAY A DISTANCE OF 544.92 FEET TO A POINT; THENCE LEAVING SAID LEVEE BOARD RIGHT-OF-WAY N64°07’06”W A DISTANCE OF 249.87 FEET TO A POINT ON THE EAST LINE OF JAMES NEELY GRANT III PROPERTY; THENCE N00°04’52”W ALONG THE SAID EAST LINE OF THE GRANT PROPERTY A DISTANCE OF 719.37 FEET TO THE NORTHEAST CORNER OF THE SAID GRANT PROPERTY; THENCE CONTINUING N00°04’52”W A DISTANCE OF 213.36 FEET TO A POINT; THENCE THE FOLLOWING COURSES AND DISTANCES THROUGH THE ROBINSON PROPERTY GROUP L.P. PROPERTY AS RECORDED IN BOOK V4, PAGE 16 AT SAID CLERKS OFFICE;

N 22°31’05” W 142.42’

N 67°28’55” E 223.71’

TO A POINT ON A CURVE; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 175.00 FEET, AN ARC LENGTH OF 100.06 FEET (CHORD N23°22’46”E - 98.70 FEET) TO A POINT OF TANGENCY; THENCE

N 39°45’35” E 194.79’

S 58°17’44” E 180.67’

N 32°45’52” E 81.00’

S 57°14’08” E 192.00’

S 32°45’52” W 72.00’

S 57°14’08” E 228.13’

S 15°14’08” E 133.31’

S 74°45’52” W 50.00’

S 15°14’08” E 153.74’

TO A POINT ON A CURVE; THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 599.00 FEET AN ARC LENGTH OF 180.63 FEET (CHORD S50°50’14”W - 179.95 FEET) TO A POINT; THENCE S15°13’07”E A DISTANCE OF 489.42 FEET TO A POINT; THENCE N74°46’53”E A DISTANCE OF 404.49 FEET TO A POINT; THENCE

S15°13’07”E A DISTANCE OF 74.00 FEET TO THE POINT OF BEGINNING AND CONTAINING 1,044,976 SQUARE FEET OR 23.989 ACRES.

Schedule 1.02

Detroit Collateral

Land situated in the State of Michigan, County of Wayne, City of Detroit.

PART OF PRIVATE CLAIMS 23, 55, AND 247, CITY OF DETROIT, WAYNE COUNTY, MICHIGAN, DESCRIBED AS:

PART OF LOTS 1 THRU 7 OF BLOCK 57, PART OF LOTS 1 THRU 6 OF BLOCK 64, PART OF LOTS 1 THRU 6 OF BLOCK 69, OF “CASS WESTERN ADDITION TO THE CITY OF DETROIT, BETWEEN THE CHICAGO AND GRAND RIVER ROADS, BY LEWIS CASS 1851”, AS RECORDED IN LIBER 42, PAGES 138 THRU 141 OF DEEDS, WAYNE COUNTY RECORDS; PART OF LOT 8 AND ALL OF LOT 9 OF BLOCK 57, PART OF LOTS 1 THRU 4, AND ALL OF LOTS 5 AND 6 OF BLOCK 61, ALL OF LOTS 7 AND 8 OF BLOCK 64, PART OF LOTS 1 THRU 6, AND ALL OF LOTS 7 AND 8 OF BLOCK 67, ALL OF LOTS 7 AND 8 OF BLOCK 69, OF “PLAT OF SUBDIVISION OF BLOCKS 52, 61, 67 AND PART OF BLOCKS 57, 64, 69, AND 71 OF THE CASS FARM” AS RECORDED IN LIBER 1, PAGE 128A OF PLATS, WAYNE COUNTY RECORDS; ALSO ALL OF LOTS 1 THRU 6, AND ALL OF LOTS 10 AND 11, AND PART OF LOTS 7 THRU 9 OF BLOCK 55, ALL OF LOTS 1 THRU 8 OF BLOCK 56, ALL OF LOTS 1 THRU 8 BLK 57, ALL OF LOTS 7 THRU 15, AND PART OF LOTS 1 THRU 6 OF BLOCK 54, OF “PLAT OF THE SUBDIVISION OF THE JONES’ FARM BETWEEN MICHIGAN AVENUE AND THE NORTH LINE OF BEECH STREET”, AS RECORDED IN LIBER 53, PAGE 53 OF DEEDS, WAYNE COUNTY RECORDS; ALSO ALL OF LOTS 1 THRU 10 OF BLOCK 58, ALL OF LOTS 1 THRU 10 OF BLOCK 59, ALL OF LOTS 1 THRU 10 OF BLOCK 60, ALL OF LOTS 1 THRU 10 OF BLOCK 61, ALL OF LOTS 2 THRU 8, AND PART OF LOTS 1, 9, AND 10 OF BLOCK 62, ALL OF LOTS 1 THRU 10 OF BLOCK 63 OF “PLAT OF SUBDIVISION OF THE JONES’ FARM SOUTH OF THE GRAND RIVER ROAD”, AS RECORDED IN LIBER 1, PAGE 184 OF PLATS, WAYNE COUNTY RECORDS; ALSO ALL OF LOTS 8 THRU 12, AND PART OF LOTS 1 THRU 7 OF BLOCK 1, ALL OF LOTS 11 AND 12, AND PART OF LOT 10 OF BLOCK 2, ALL OF LOT 3, ALL OF LOTS 5 THRU 8, AND PART OF LOTS 1, 2, AND 4 OF BLOCK 3, ALL OF LOTS 1 THRU 8 OF BLOCK 4, ALL OF LOTS 1 THRU 9 OF BLOCK 5, ALL OF LOTS 2 THRU 9, AND PART OF LOT 1 OF BLOCK 6, ALL OF LOTS 4 AND 5, AND PART OF LOTS 2 AND 3, AND PART LOTS 6 THRU 9 OF BLOCK 7, ALL OF LOTS 1 THRU 9 OF BLOCK 8, ALL OF LOTS 1, 4, AND 5, AND PART OF LOTS 2 AND 3, AND PART OF LOTS 6 THRU 8 OF BLK 9, PART OF LOT 5 OF BLOCK 10 OF “CRANE AND WESSON’S SECTION OF THE FORSYTH FARM BETWEEN CHICAGO AND GRAND RIVER ROADS”, AS RECORDED IN LIBER 44, PAGES 10 AND 11, OF DEEDS, WAYNE COUNTY RECORDS; ALSO ELTON PARK, VACATED FOURTH, FIFTH, BEECH, ELIZABETH & PLUM STREETS, AND PLAZA DRIVE; ALSO ALL OF THE ALLEYS, ALL WITHIN THE BOUNDS OF THE MORE PARTICULARLY DESCRIBED PARCEL:

BEGINNING AT A POINT DISTANT SOUTH 67 DEGREES 04 MINUTES 00 SECONDS WEST 38.00 FEET FROM THE NORTHERLY CORNER OF LOT 1 OF BLOCK 69 OF “CASS WESTERN ADDITION TO THE CITY OF DETROIT” AS RECORDED IN LIBER 42, PAGES 138-141 OF DEEDS, WAYNE COUNTY RECORDS, BEING ALSO THE INTERSECTION OF THE WESTERLY LINE OF THIRD AVENUE (98 FEET WIDE) AND THE SOUTHERLY LINE OF THE FISHER SERVICE DRIVE AND PROCEEDING THENCE SOUTH 22 DEGREES 56 MINUTES 00 SECONDS EAST 323.50 FEET ALONG THE WESTERLY LINE OF THIRD AVENUE (98 FEET WIDE); THENCE NORTH 67 DEGREES 04 MINUTES 00 SECONDS EAST 12.00 FEET; THENCE SOUTH 22 DEGREES 56 MINUTES 00 SECONDS EAST 254.62 FEET, ALONG THE WESTERLY LINE OF THIRD AVENUE (86 FEET WIDE); THENCE SOUTH 67 DEGREES 04 MINUTES 00 SECONDS WEST 10.50 FEET; THENCE SOUTH 22 DEGREES 56 MINUTES 00 SECONDS EAST 327.03 FEET, ALONG THE WESTERLY LINE OF THIRD AVENUE (96.5 FEET WIDE); THENCE NORTH 67 DEGREES 04 MINUTES 00 SECONDS EAST 10.50 FEET; THENCE SOUTH 22 DEGREES 56 MINUTES 00 SECONDS EAST 250.35 FEET ALONG THE WESTERLY LINE OF THIRD AVENUE (86 FEET WIDE); THENCE SOUTH 67 DEGREES 04 MINUTES 00 SECONDS WEST 12.00 FEET; THENCE SOUTH 22 DEGREES 56 MINUTES 00 SECONDS EAST 218.50 FEET ALONG THE WESTERLY LINE OF THIRD AVENUE (98 FEET WIDE); THENCE SOUTH 67 DEGREES 04 MINUTES 00 SECONDS WEST 95.05 FEET ALONG THE NORTHERLY LINE OF BAGLEY AVENUE (90.00 FEET WIDE); THENCE NORTH 22

DEGREES 56 MINUTES 00 SECONDS WEST 8.00 FEET; THENCE SOUTH 67 DEGREES 04 MINUTES 00 SECONDS WEST 190.00 FEET ALONG THE NORTHERLY LINE OF BAGLEY AVENUE (98 FEET WIDE); THENCE SOUTH 71 DEGREES 38 MINUTES 09 SECONDS WEST 50.16 FEET; THENCE SOUTH 89 DEGREES 50 MINUTES 52 SECONDS WEST 368.44 FEET; THENCE NORTH 83 DEGREES 53 MINUTES 39 SECONDS WEST 57.19 FEET; THENCE SOUTH 82 DEGREES 26 MINUTES 40 SECONDS WEST 72.31 FEET; THENCE NORTH 83 DEGREES 37 MINUTES 39 SECONDS WEST 23.54 FEET; THENCE NORTH 23 DEGREES 24 MINUTES 01 SECONDS WEST 66.89 FEET; THENCE NORTH 59 DEGREES 04 MINUTES 20 SECONDS WEST 49.52 FEET; THENCE NORTH 33 DEGREES 33 MINUTES 11 SECONDS WEST 162.79 FEET; THENCE NORTH 40 DEGREES 40 MINUTES 41 SECONDS WEST 52.50 FEET; THENCE NORTH 22 DEGREES 56 MINUTES 00 SECONDS WEST 96.00 FEET; THENCE SOUTH 67 DEGREES 04 MINUTES 00 SECONDS WEST 4.00 FEET; THENCE NORTH 22 DEGREES 56 MINUTES 00 SECONDS WEST 152.00 FEET; THENCE NORTH 14 DEGREES 17 MINUTES 30 SECONDS WEST 50.90 FEET; THENCE NORTH 17 DEGREES 12 MINUTES 04 SECONDS WEST 75.57 FEET; THENCE NORTH 05 DEGREES 05 MINUTES 55 SECONDS WEST 31.51 FEET; THENCE NORTH 04 DEGREES 38 MINUTES 20 SECONDS WEST 48.35 FEET; THENCE NORTH 07 DEGREES 12 MINUTES 29 SECONDS EAST 71.72 FEET; THENCE NORTH 08 DEGREES 18 MINUTES 11 SECONDS EAST 40.42 FEET; THENCE NORTH 17 DEGREES 01 MINUTES 52 SECONDS EAST 65.24 FEET; THENCE NORTH 18 DEGREES 41 MINUTES 24 SECONDS EAST 46.82 FEET; THENCE NORTH 27 DEGREES 42 MINUTES 54 SECONDS EAST 64.66 FEET; THENCE NORTH 32 DEGREES 04 MINUTES 41 SECONDS EAST 13.95 FEET; THENCE NORTH 32 DEGREES 04 MINUTES 27 SECONDS EAST 95.91 FEET; THENCE NORTH 41 DEGREES 49 MINUTES 22 SECONDS EAST 44.22 FEET; THENCE NORTH 41 DEGREES 50 MINUTES 04 SECONDS EAST 44.22 FEET; THENCE NORTH 38 DEGREES 54 MINUTES 08 SECONDS EAST 68.06 FEET; THENCE NORTH 47 DEGREES 25 MINUTES 07 SECONDS EAST 116.48 FEET; THENCE NORTH 67 DEGREES 04 MINUTES 00 SECONDS EAST 335.05 FEET, ALONG THE SOUTHERLY LINE OF THE FISHER SERVICE DRIVE TO THE POINT OF BEGINNING.

Tax ID: Ward 4, Item 4075-143A

Address: 1777 Third St., Detroit, MI

SCHEDULE 2.01

Commitments

($ in millions)

Lender	Revolving Commitment	Applicable Revolving Percentage	Term A Commitment	Term A Applicable Percentage	Term B Commitment	Term B Applicable Percentage	Total Commitment
Bank of America, N.A.	$142.5	11.875000000%	$197.5	18.809523810%	$1,750.0	100.000000000%	$2,090.0
Deutsche Bank AG, New York Branch	125.0	10.416666667%	100.0	9.523809524%	—	—	225.0
Barclays Bank PLC	125.0	10.416666667%	100.0	9.523809524%	—	—	225.0
JPMorgan Chase Bank, N.A.	125.0	10.416666667%	100.0	9.523809524%	—	—	225.0
BNP Paribas	125.0	10.416666667%	100.0	9.523809524%	—	—	225.0
The Royal Bank of Scotland plc	120.0	10.000000000%	95.0	9.047619048%	—	—	215.0
Sumitomo Mitsui Banking Corporation	100.0	8.333333333%	100.0	9.523809524%	—	—	200.0
Citibank, N.A.	100.0	8.333333333%	82.5	7.857142857%	—	—	182.5
Credit Agricole Corporate and Investment Bank	87.5	7.291666667%	75.0	7.142857143%	—	—	162.5
Morgan Stanley Senior Funding, Inc.	50.0	4.166666667%	50.0	4.761904762%	—	—	100.0
The Bank of Nova Scotia	50.0	4.166666667%	50.0	4.761904762%	—	—	100.0
UBS AG, Stamford Branch	50.0	4.166666667%	—	—	—	—	50.0
Total	$1,200.0	100.000000000%	$1,050.0	100.000000000%	$1,750.0	100.000000000%	$4,000.0

Schedule 2.16

REVERSE DUTCH AUCTION PROCEDURES

This Schedule 2.16 is intended to summarize certain basic terms of the reverse Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 2.16 of the Credit Agreement, of which this Schedule 2.16 is a part.  It is not intended to be a definitive statement of all of the terms and conditions of a reverse Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable offering document.  None of the Administrative Agent, the Auction Manager, or any of their respective affiliates or any officers, directors, employees, agents or attorneys-in-fact of such Persons (together with the Administrative Agent and its affiliates, the “Agent-Related Persons”) makes any recommendation pursuant to any offering document as to whether or not any Lender should sell any of its Term Loans to any Borrower pursuant to any offering documents, nor shall the decision by the Administrative Agent, the Auction Manager or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Lender to sell any of its Term Loans to any Borrower be deemed to constitute such a recommendation.  Each Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans.  In addition, each Lender should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents.  Capitalized terms not otherwise defined in this Schedule 2.16 have the meanings assigned to them in the Credit Agreement.

(a)           Notice Procedures. In connection with each Auction, the applicable Borrower will provide notification to the Auction Manager for distribution to the Lenders of the applicable Term Facility (each, an “Auction Notice”).  Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of Term Loans in the relevant Term Facility that such Borrower offers to purchase in such Auction (the “Auction Amount”), which shall be no less than $25,000,000 (unless another amount is agreed to by the Administrative Agent); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which such Borrower would be willing to purchase such Term Loans in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 10:00 a.m. (Pacific time) (as such date and time may be extended by the Auction Manager, such time the “Expiration Time”).  Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by such Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided that only one extension per offer shall be permitted.  An Auction shall be regarded as a “failed auction” in the event that either (x) such Borrower withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received.  In the event of a failed auction, no Borrower shall be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, no Borrower shall initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

(b)           Reply Procedures.  In connection with any Auction, each Lender of Term Loans of the applicable Term Facility wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of such Term Loans, in an amount not less than $1,000,000 or an integral multiple of $1,000 in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”).  A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans of such Term Facility held by such Lender.  Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three (3) component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid.  In addition to the Return Bid, the participating Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the offering document (each, an “Auction Assignment and Assumption”).  The applicable Borrower will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.

(c)           Acceptance Procedures.  Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the applicable Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow such Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which such Borrower has received Qualifying Bids). Such Borrower shall purchase Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”).  All Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.

(d)           Proration Procedures.  All Term Loans offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all Term Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans to be purchased at prices below the Applicable Threshold Price), the applicable Borrower shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount.  No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.

(e)           Notification Procedures.  The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including an IntraLinks, SyndTrak or other similar electronic system) in accordance with the Auction Manager’s standard dissemination practices by 1:00 p.m. (Pacific time) on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Schedule 2.16).  The Auction Manager will insert the principal amount of Term Loans to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid.  Upon the request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.

(f)            Additional Procedures.  In connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights.  Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Lender.  However, an Auction may become void if the conditions to the purchase of Term

Loans by the applicable Borrower required by the terms and conditions of Section 2.16 of the Credit Agreement are not met.  The purchase price in respect of each Qualifying Bid for which purchase by such Borrower is required in accordance with the foregoing provisions shall be paid directly by such Borrower to the respective assigning Lender on a settlement date as determined jointly by such Borrower and the Auction Manager (which shall be not later than ten (10) Business Days after the date Return Bids are due).  Such Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid.  All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with such Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.16 of the Credit Agreement or this Schedule 2.16.  The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with such Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.16 of the Credit Agreement or this Schedule 2.16.  None of the Administrative Agent, the Auction Manager, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrowers, the Loan Parties, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.  This Schedule 2.16 shall not require any Borrower to initiate any Auction.

Schedule 5.04 - Subsidiaries

Restricted Subsidiaries/Guarantors

Restricted Subsidiaries	Form of Legal Entity	Jurisdiction of Formation	Percentage Ownership
350 Leasing Company I, LLC	Limited Liability Company	Nevada	100%
350 Leasing Company II, LLC	Limited Liability Company	Nevada	100%
450 Leasing Company I, LLC	Limited Liability Company	Nevada	100%
550 Leasing Company I, LLC	Limited Liability Company	Nevada	100%
550 Leasing Company II, LLC	Limited Liability Company	Nevada	100%
AC Holding Corp.	Corporation	Nevada	100%
AC Holding Corp. II	Corporation	Nevada	100%
Aria Resort & Casino, LLC	Limited Liability Company	Nevada	100%
Beau Rivage Resorts, Inc., dba Beau Rivage	Corporation	Mississippi	100%
Bellagio, LLC, dba Bellagio	Limited Liability Company	Nevada	100%
Bungalow, Inc.	Corporation	Mississippi	100%
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas Circus Circus Hotel and Casino-Reno and Slots-A-Fun Casino	Corporation	Nevada	100%
CityCenter Facilities Management, LLC	Limited Liability Company	Nevada	100%
CityCenter Realty Corporation	Corporation	Nevada	100%
Destron, Inc.	Corporation	Nevada	100%
Diamond Gold, Inc.	Corporation	Nevada	100%
Galleon, Inc.	Corporation	Nevada	100%
Gold Strike Fuel Company, LLC dba Gold Strike Auto & Truck Plaza	Limited Liability Company	Nevada	100%
Gold Strike L.V.	Partnership	Nevada	(1)
Grand Laundry, Inc.	Corporation	Nevada	100%
IKM MGM, LLC	Limited Liability Company	Nevada	100%
IKM MGM Management, LLC	Limited Liability Company	Nevada	100%
Jean Development Company, LLC, dba Gold Strike Hotel and Gambling Hall	Limited Liability Company	Nevada	100%
Jean Development North, LLC	Limited Liability Company	Nevada	(2)
Jean Development West, LLC	Limited Liability Company	Nevada	(3)
Jean Fuel Company West, LLC dba Nevada Landing Auto Plaza	Limited Liability Company	Nevada	100%
LV Concrete Corp.	Corporation	Nevada	100%
MAC, Corp.	Corporation	New Jersey	100%

Mandalay Corp., dba Mandalay Bay Resort and Casino and TheHotel	Corporation	Nevada	100%
Mandalay Employment, LLC	Limited Liability Company	Nevada	100%
Mandalay Marketing and Events	Corporation	Nevada	100%
Mandalay Place	Corporation	Nevada	100%
Mandalay Resort Group	Corporation	Nevada	100%
Metropolitan Marketing, LLC	Limited Liability Company	Nevada	100%
MGM Grand Atlantic City, Inc.	Corporation	New Jersey	100%
MGM Grand Condominiums, LLC	Limited Liability Company	Nevada	100%
MGM Grand Condominiums II, LLC	Limited Liability Company	Nevada	100%
MGM Grand Condominiums III, LLC	Limited Liability Company	Nevada	100%
MGM Grand Condominiums East-Tower I, LLC	Limited Liability Company	Nevada	100%
MGM Grand Detroit, Inc.	Corporation	Delaware	100%
MGM Grand Detroit, LLC (4)	Limited Liability Company	Delaware	100%
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Limited Liability Company	Nevada	100%
MGM Hospitality, LLC	Limited Liability Company	Nevada	100%
MGM International, LLC	Limited Liability Company	Nevada	100%
MGM Resorts Advertising, Inc.	Corporation	Nevada	100%
MGM Resorts Aircraft Holdings, LLC	Limited Liability Company	Nevada	100%
MGM Resorts Aviation Corp.	Corporation	Nevada	100%
MGM Resorts Corporate Services	Corporation	Nevada	100%
MGM Resorts Development, LLC	Limited Liability Company	Nevada	100%
MGM Resorts Entertainment and Sports	Corporation	Nevada	100%
MGM Resorts International Design	Corporation	Nevada	100%
MGM Resorts International Global Gaming Development, LLC	Limited Liability Company	Nevada	100%
MGM Resorts International Marketing, Inc.	Corporation	Nevada	100%
MGM Resorts International Operations, Inc.	Corporation	Nevada	100%
MGM Resorts Land Holdings, LLC	Limited Liability Company	Nevada	100%
MGM Resorts Macao, LLC	Limited Liability Company	Nevada	100%
MGM Resorts Management and Technical Services, LLC	Limited Liability Company	Nevada	100%
MGM Resorts Manufacturing Corp.	Corporation	Nevada	100%
MGM Resorts Mississippi, Inc., dba Gold Strike Casino Resort	Corporation	Mississippi	100%
MGM Resorts Online, LLC	Limited Liability Company	Nevada	100%

MGM Resorts Retail	Corporation	Nevada	100%
MGM Springfield, LLC	Limited Liability Company	Massachusetts	100%
MH, Inc., dba Shadow Creek	Corporation	Nevada	100%
Mirage Leasing Corp.	Corporation	Nevada	100%
Mirage Laundry Services Corp.	Corporation	Nevada	100%
Mirage Resorts, Incorporated	Corporation	Nevada	100%
M.I.R. Travel	Corporation	Nevada	100%
MMNY Land Company, Inc.	Corporation	New York	100%
MRGS, LLC	Limited Liability Company	Nevada	100%
M.S.E. Investments, Incorporated (“MSE”)	Corporation	Nevada	100%
Nevada Landing Partnership	Partnership	Illinois	(5)
New Castle Corp., dba Excalibur Hotel and Casino	Corporation	Nevada	100%
New PRMA Las Vegas, Inc.	Corporation	Nevada	100%
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Limited Liability Company	Nevada	(6)
New York-New York Tower, LLC	Limited Liability Company	Nevada	(7)
OE Pub, LLC	Limited Liability Company	Nevada	100%
PRMA, LLC	Limited Liability Company	Nevada	100%
PRMA Land Development Company, dba Primm Valley Golf Club	Corporation	Nevada	100%
Project CC, LLC	Limited Liability Company	Nevada	100%
Railroad Pass Investment Group, LLC, dba Railroad Pass Hotel and Casino	Limited Liability Company	Nevada	100%
Ramparts, Inc., dba Luxor Hotel and Casino	Corporation	Nevada	100%
Signature Tower I, LLC	Limited Liability Company	Nevada	100%
Signature Tower 2, LLC	Limited Liability Company	Nevada	100%
Signature Tower 3, LLC	Limited Liability Company	Nevada	100%
The Crystals at CityCenter Management, LLC	Limited Liability Company	Nevada	100%
The Mirage Casino-Hotel, dba The Mirage	Corporation	Nevada	100%
The Signature Condominiums, LLC	Limited Liability Company	Nevada	100%
Tower B, LLC	Limited Liability Company	Nevada	100%
Tower C, LLC	Limited Liability Company	Nevada	100%
Vendido, LLC	Limited Liability Company	Nevada	100%
Vdara Condo Hotel, LLC	Limited Liability Company	Nevada	100%
Victoria Partners, dba Monte Carlo Resort and Casino	Partnership	Nevada	(8)
VidiAd	Corporation	Nevada	100%
Vintage Land Holdings, LLC	Limited Liability	Nevada	100%

Company
Vintage Land Holdings II, LLC	Limited Liability Company	Nevada	100%

(1)         The partnership interests are owned 97.5% by MSE and 2.5% by Diamond Gold, Inc.

(2)         The voting securities are owned 91% by MSE and 9% by Diamond Gold, Inc.

(3)         The voting securities are owned 92% by MSE and 8% by Diamond Gold, Inc

(4)         MGM Grand Detroit, LLC, is a co-borrower under the credit facility but is not a guarantor under the credit facility.

(5)         The partnership interests are owned 85% by MSE and 15% by Diamond Gold, Inc.

(6)         50% of the voting securities are owned by MGM Resorts International and 50% are owned by New PRMA Las Vegas, Inc.

(7)         50% of the voting securities are owned by MGM Resorts International and 50% are owned by New PRMA Las Vegas, Inc.

(8)         The partnership interests are owned 50% by Gold Strike L.V. and 50% by MRGS LLC

Unrestricted Subsidiaries	Form of Legal Entity	Jurisdiction of Organization	Percentage Ownership
Blue Tarp reDevelopment, LLC*	Limited Liability Company	Massachusetts	99%
M3 Nevada Insurance Company	Corporation	Nevada	100%
MGM (Beijing) Hospitality Services, Ltd.	Limited Liability Company	Beijing	100%
MGM China Holdings, Ltd.	Limited Liability Company	Grand Cayman	51%
MGM Grand Detroit II, LLC	Limited Liability Company	Delaware	100%
MGM Grand (International), Pte Ltd.	Limited Liability Company	Singapore	100%
MGM Grand (Macao) Limited	Limited Liability Company	Macau	89%
MGM Grand Paradise, S.A.	Corporation	Macau	51%
MGM Hospitality Development, LLC	Limited Liability Company	Dubai	100%
MGM Hospitality Holdings, LLC	Limited Liability Company	Dubai	100%
MGM Hospitality India Private, Ltd.	Limited Liability Company	Isle of Man	100%
MGM Hospitality International Holdings, Ltd.	Limited Liability Company	Isle of Man	100%
MGM Macau, Ltd.	Limited Liability Company	Isle of Man	100%
MGM MIRAGE Hospitality Development, LLC	Limited Liability Company	Abu Dhabi	100%
MGM Resorts China Holdings, Ltd.	Limited Liability Company	Hong Kong	100%
MGM Resorts Club Holdings, Ltd.	Limited Liability Company	Hong Kong	100%
MGM Resorts International Holdings, Ltd.	Limited Liability Company	Isle of Man	100%
MGM Resorts International Holdings II, Ltd.	Limited Liability Company	Isle of Man	100%
MGM Resorts International Marketing, Ltd.	Limited Liability Company	Hong Kong	100%

MGM Resorts Limited, LLC*	Limited Liability Company	Nevada	100%
MGM Resorts Macau, Ltd.	Limited Liability Company	Isle of Man	100%
MGM Resorts Tier I Sub A LLC*	Limited Liability Company	Nevada	100%
MGM Resorts Tier I Sub B LLC*	Limited Liability Company	Nevada	100%
MGMM Insurance Company	Corporation	Nevada	100%
Sanya Investments Ltd.	Limited Liability Company	Hong Kong	100%

* Denotes that this entity is a Specified Unrestricted Subsidiary

Non-Control Subsidiaries	Form of Legal Entity	Jurisdiction of Organization	Percentage Ownership
Bella Lounge, LLC dba Caramel Lounge	Limited Liability Company	Nevada	53%

Schedule 5.24

Flood Zone Properties

Bellagio Hotel and Casino

Gold Strike Resort and Casino

SCHEDULE 8.03

Circus Circus Property

Completion Guaranty Collateral Description

All of the right title and interest of (i) Circus Circus Casinos, Inc. a Nevada corporation (“Circus”) in certain real property more particularly described in Exhibit X attached hereto (the “Circus Real Property”), (ii) Vintage Land holdings, LLC, a Nevada limited liability company (“Vintage”) in certain real property more particularly described in Exhibit Y attached hereto (the “Vintage Real Property”), and (iii) Mandalay Resort Group, a Nevada corporation (“MRG” and, with Circus and Vintage, collectively, “Grantor”) in certain real property more particularly described in Exhibit Z attached hereto (the “MRG Real Property” and, with the Circus Real Property and the Vintage Real Property, the “Real Property”) whether now owned or hereafter acquired which, together with all of the following property constitutes and is collectively described as the “Completion Guaranty Collateral”):

TOGETHER WITH all right, title and interest of Grantor in and to the following, whether now owned or hereafter acquired: (a) all buildings, machinery, equipment, structures, replacements, and improvements (including, without limitation, all motors, boilers, engines, pumps, heating, electrical, lighting, power, plumbing, air conditioning, refrigeration, ventilation and other infrastructure improvements and public improvements) now or hereafter attached to or placed, erected, constructed or developed on the Real Property or otherwise affixed thereto in such manner that such items are not deemed to be personal property under the laws of the State (the “State”) of Nevada (collectively, the “Improvements”); (b) to the extent not constituting Improvements covered by (a) above, any and all tangible personal property, fixtures, furnishings, equipment, machinery, and furniture (“FF&E”), now or hereafter located on the Real Property or in the Improvements or used in connection with the development, construction, use, occupancy, operation and maintenance of all or any part of the Real Property or the Improvements, including all gaming devices and associated equipment, goods, plumbing fixtures (including faucets, sinks and toilets), non-structural additions, appliances, washers and dryers, blinds, window shades, carpeting, floor coverings, elevators, office equipment, inventory (including food and beverage), growing plants and other landscaping, fire sprinklers and alarms, control devices, recreational, monitoring, security and/or construction equipment, machinery, signs, artwork, specialized fixtures, furnishings and equipment relating to the development, use or operation or other activity on the Real Property, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Real Property or Improvements; (c) all water, water stock, “will-serve” letters, rights under water banking agreements, timber, crops, gas, sewer, electric, utility, oil, gas, coal, minerals and related interests and rights pertaining to the Real Property; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Real Property or the Improvements; and all plans and specifications for the Improvements; (e) all special improvement districts or any similar public financing vehicles which relate to the Real Property or the Improvements (or future Improvements) and any reimbursement rights of Grantor relating thereto; (f) all legally assignable entitlements, permits, licenses, franchises, certificates, and other rights and privileges necessary for or beneficial to the use or occupancy of the Real Property, Improvements & FF&E (“Permits”); (g) all proceeds arising from or by virtue of the sale, lease or other disposition of the Collateral; (h) all proceeds (including premium refunds) of each policy of insurance relating to the Real Property, the Improvements, the FF&E or other Collateral; (i) all proceeds from the taking or condemnation of any of the Real Property, the Improvements, the FF&E, other Collateral or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law; (j) all sidewalks, strips, gores, alleys, drives, streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Real Property; (k) subject to the terms and conditions of the license in favor of Grantor granted in Article II below, all of the leases, rents, royalties, bonuses, issues, profits, revenues or other benefits of the Real Property, the Improvements, the FF&E or other Collateral, including guarantees, cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder; (l) all fees, charges, accounts and/or other payments for the use or occupancy of any portion of the Improvements or any other Collateral; (n) the Personal Property Leases; (o) the Receivables; (p) the Trademark Collateral; (q) the Books and Records; (r) all tenements, title, estate, claim, demand, privileges, liberties, appendages, rights, hereditaments and appurtenances pertaining to the foregoing; and (s) other interests of every kind and character that Grantor now has or at any time hereafter acquires in and to the Real Property, Improvements, FF&E and other Collateral described herein and all other real property, improvements, FF&E and personal property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Grantor with respect to such property.

All terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the relevant deed of trust, as may be amended from time to time, filed in the real estate records in Clark County, Nevada.

EXHIBIT X

Legal Description of the Real Property

Parcel A:

A portion of Section 9, Township 21 South, Range 61 East, M.D.M., more particularly described as follows:

COMMENCING at the point of intersection of the West line of U.S. Highway 91 (present alignment 100.00 feet wide) with the North line of the South Half (S 1/2) of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of said Section 9;

Thence North 28°00’00” East along the said West line of U.S. Highway 91, a distance of 1719.81 feet to the True Point of Beginning;

Thence continuing North 28°00’00” East along said West line of U.S. Highway 91, a distance of 468.25  feet to a point, said point also being the intersection of the South line of Keno Lane with the said West line of U.S. Highway 91 as shown on the map recorded as File 12 page 45 of Record of Surveys in the Office of the County Recorder, Clark County, Nevada;

Thence North 62°00’00” West along said Southerly right of way line of Keno Lane, 1354.31 feet to the most Easterly corner of that certain parcel of land conveyed to Paradise Homes, a Nevada corporation, by deed recorded April 3, 1963 as Document No. 349859 of said County Official Records;

Thence South 28°00’00” West 788.25 feet to the most Southerly corner of the aforementioned parcel conveyed by Document No. 349859;

Thence South 62°00’00” East 314.31 feet;

Thence North 28°00’00” East 440.00 feet;

Thence South 62°00’00” East 765.00 feet;

Thence South 28°00’00” West 120.00 feet;

Thence South 62°00’00” East 275.00 feet to the True Point of Beginning.

EXCEPT that portion as conveyed to the County of Clark by Deed recorded December 6, 1968 as Document No. 735291, Official Records, more particularly described as follows:

Beginning at a point in the Southwest intersection of Keno Lane and U.S. Highway 91-466 as shown on the map recorded as File 12, Page 45 of the Record of Surveys in the Office of the County Recorder, Clark County, Nevada;

Thence South 28°00’00” West along the Southwest right of way line of U.S. Highway 91-466 a distance of 30.00 feet;

Thence Northwesterly along a curve concave to the Southwest having a radius of 30.00 feet and a central angle of 90°00’00” an arc length of 47.12 feet;

Thence South 62°00’00” East along the South right of way line of Keno Lane a distance of 30.00 feet to the Point of Beginning.

FURTHER EXCEPTING THEREFROM a portion of Section 9, Township 21 South, Range 61 East, M.D.B. & M.< more particularly described as follows:

COMMENCING at the point of intersection of the Westerly line of U.S. Highway 91 (present alignment 100.00 feet wide) with the North line of the South Half (S 1/2) of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of said Section 9;

Thence North 28°00’00” East, along said Westerly line of U.S. Highway 91, a distance of 1719.81 feet to a point, said point bears South 28°00’00” West a distance of 468.25 feet from the intersection of the Southerly line of Keno Lane with the Westerly line of U.S. Highway 91 as shown on a map recorded in File 12, page 45 of Surveys, Clark County, Nevada records, said point also being the True Point of  Beginning;

Thence continuing North 28°00’00” East 97.35 feet;

Thence departing the aforesaid Westerly right of way line of U.S. Highway 91, North 62°00’00” West 153.56 feet;

Thence South 28°00’00” West 97.35 feet;

Thence South 62°00’00” East, 10.42 feet;

Thence South 28°00’00” West 0.10 feet;

Thence South 61°57’16” East 88.48 feet;

Thence North 28°00’00” East 0.17 feet;

Thence South 62°00’00” East 54.66 feet to the True Point of Beginning.

FURTHER EXCEPTING THEREFROM a portion of Section 9, Township 21 South, Range 61 East, M.D.B. & M., more particularly described as follows:

COMMENCING at the point of intersection of the Westerly line of U.S. Highway 91 (present alignment 100.00 feet wide) with the North line of the South Half (S 1/2) of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of said Section 9;

Thence North 28°00’00” East, along said Westerly line of U.S. Highway 91, a distance of 1817.16 feet to a point, said point bears South 28°00’00” West, a distance of 370.90 feet from the intersection of the Southerly line of Keno Lane with the Westerly line of U.S. Highway 91 as shown on map recorded in File 12, page 45 of Survey, Clark County, Nevada records;

Thence departing the aforesaid Westerly right of way line of U.S. Highway 91, North 62°00’00” West 153.56 feet to the True Point of Beginning;

Thence continuing North 62°00’00” West 10.00 feet;

Thence South 28°00’00” West, 97.35 feet;

Thence South 62°00’00” East, 10.00 feet;

Thence North 28°00’00” East, 97.35 feet to the True Point of Beginning.

Parcel B:

That portion of Section 9, Township 21 South, Range 61 East, M.D.M., County of Clark, State of Nevada more particularly described as follows:

COMMENCING at the point of intersection of the West line of U.S. Highway 91 (present alignment 100.00 feet wide) with the North line of the South Half (S 1/2) of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of said Section 9;

Thence North 28°00’00” East along the said West line of U.S. Highway 91, a distance of 2,188.06 feet to a point, said point also being the intersection of the South line of Keno Lane with the said West line of U.S. Highway 91 as shown on the map recorded as File 12, page 45 of the Record of Surveys in the Office of the County Recorder, Clark County, Nevada;

Thence North 62°00’00” West along said Southerly right of way line of Keno Lane, 1,354.31 feet to the True Point of Beginning;

Thence continuing North 62°00’00” West a distance of 44.95 feet;

Thence South 27°58’32” West 394.12 feet;

Thence North 62°00’00” West, 507.82 feet to a point on the Southeasterly line of Industrial Road;

Thence South 27°58’32” West along said Southeasterly line of Industrial Road, 394.13 feet;

Thence South 62°00’00” East, 552.43 feet;

Thence North 28°00’00” East, 788.25 feet to the True Point of Beginning.

EXCEPTING THEREFROM the Northwesterly Ten Feet (10.00’) thereof as conveyed to the County of Clark by Deed recorded July 8, 1982 as Document 1550466 of Official Records.  Said property being Ten Foot (10.00’) strip of land lying adjacent to and parallel with the Southeasterly right-of-way line of Industrial Road (present alignment 80.00 feet wide).

Parcel C:

That portion of the North Half (N 1/2) of Section 9, Township 21 South, Range 61 East, M.D.B. & M., described as follows:

Parcel One (1)  as shown by map thereof in File 31 of Parcel Maps, page 81, in the Office of the County Recorder, Clark County, Nevada.

EXCEPTING THEREFROM that portion as conveyed to the State of Nevada Department of Transportation by Deed recorded January 21, 1994 in Book 940121 as Document No. 00667, Official Records.

Parcel D:

That portion of the North Half (N 1/2) of Section 9, Township 21 South, Range 61 East, M.D.B. & M., described as follows:

Parcel Two (2) as shown by map thereof on file in File 31 of Parcel Maps, page 81, in the Office of the County Recorder, Clark County, Nevada.

Parcel E:

That portion of the Northeast Quarter (NE 1/4) of Section 9, Township 21 South, Range 61 East, M.D.M., described as follows:

COMMENCING at the Southwest corner of the Northeast Quarter (NE 1/4) of said Section 9, as designated by map on file in File 7, page 26 of registered professional engineer’s file in the Office of the County Recorder of Clark County, Nevada;

Thence North 1°50’05” West along the West line of the Northeast Quarter (NE 1/4) of said Section 9, a distance of 439.2 feet to a point on the North line of Keno Lane, the True Point of Beginning:

Thence continuing North 1°50’05” West, a distance of 380.41 feet to a point;

Thence North 88°09’55” East a distance of 276.00 feet to a point;

Thence South 1°50’05” East, a distance of 271.49 feet to a point;

Thence North 88°30’00” West a distance of 128.76 feet to a point;

Thence South 28°00’00” West a distance of 174.34 feet to a  point on the said North line;

Thence North 62°00’00” West a distance of 70.00 feet to the True Point of Beginning.

Parcel F:

That portion of the Southwest Quarter (SW 1/4) of the Northeast Quarter (NE 1/4) of Section 9, Township 21 South, Range 61 East, M.D.M., more particularly described as follows:

COMMENCING at the Southwest corner of the Northeast Quarter (NE 1/4) of said Section 9;

Thence North 1°55’ West along the West line of the Northeast Quarter (NE 1/4) of said Section 9, a distance of 439.2 feet to the Southwest corner of that certain parcel of land conveyed by Vegas Valley Development Company, Ltd., to Maxwell Kelch and Laura Bell Kelch, by Deed recorded April 4, 1946 as Document No. 218830, Clark County, Nevada Records;

Thence continuing North 1°55’ West along the West line of said parcel 380.41 feet to the Northwest corner of that certain parcel of land described in the Deed of Trust recorded December 27, 1963 as Document No. 404074 of said County Official Records, said corner being the True Point of Beginning;

Thence continuing North 1°55’ West 219.59 feet to the Northwest corner of the aforesaid parcel conveyed by Document No. 218830;

Thence South 88°30’ East, along the North line of said parcel 315.00 feet to the Northwest corner of that certain parcel of land conveyed to Janet L. Hall, et al, by Deed recorded December 1, 1965 as Document No. 542910 of said County Official Records;

Thence South 1°55’ East along the Westerly boundary line of the last mentioned parcel a distance of 475 feet;

Thence North 88°30’ West 39.00 feet to the most Easterly Southeast corner of the aforementioned parcel described in the Deed of Trust No. 404074;

Thence North 1°50’05” West 271.49 feet;

Thence South 88°09’55” West 276.00 feet to the True Point of Beginning.

EXHIBIT Y

DESCRIPTION OF THE LAND

Parcel One (1):

That portion of the Southwest Quarter (SW 1/4) of the Northeast Quarter (NE 1/4) of Section 9, Township 21 South, Range 61 East, M.D.B. & M., described as follows:

Commencing at a point which bears South 3°30’ East 639 feet from the Northwest corner of the Northeast Quarter (NE 1/4) of the Northeast Quarter (NE 1/4) of Section 9, said point being the Southwest corner of the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of the Northeast Quarter (NE ¼) of Section 9;

Thence North 87°40’ West 625 feet to the Northwest corner of the Southeast Quarter (SE 1/4) of the Northwest Quarter (NW 1/4) of the Northeast Quarter (NE 1/4) of said Section 9;

Thence South 2°41’ East 1484 feet to the Southwest corner of that certain parcel of land conveyed by Vegas Valley Development Company Limited to Hull Las Vegas Company by Deed recorded October 24, 1940, in Book 27, Page 308, of Deeds, Clark County, Nevada Official Records, said corner being the True Point of Beginning;

Thence North 28°00’00” East 89.47 feet (89.08 feet record) to the Southwest corner of that certain parcel of land conveyed by Maxwell and Laura Belle Kelch to the Bank of Nevada by Deed recorded April 14, 1955 as Document 43871 in said County Official Records;

Thence North 62°01’20” West 69.78 feet (North 62°00” West 69.00 feet record) to the most Westerly corner of that additional parcel of land conveyed by Maxwell Kelch, et ux to the Bank of Nevada by Deed recorded February 22, 1960 as Document No. 188948 of said County Official Records;

Thence North 27°58’54” East, 165.11 feet (North 28°00’ East a distance of 164.95 feet record) to the most Northerly corner of the land conveyed to the Bank of Nevada;

Thence North 62°05’43” West 80.45 feet (North 62°00’ West record) along the prolongation of the Northeasterly boundary line of the aforementioned parcel conveyed by Document No. 43871, (81.74 feet record) to a point on the East line of that certain parcel of land conveyed by Vegas Valley Development Company to Maxwell Kelch, et ux by Deed recorded April 4, 1946 as Document No. 218830 of said Official Records;

Thence North 2°29’25” West (North 2°41’ West record) along said East line 304.93 feet (305 feet record) to the Northeast corner of said parcel conveyed by Document No. 218830;

Thence North 88°30’00” West 321.62 feet (320.5 feet record) to the Northwest corner of that certain parcel of land conveyed to Big Top, Inc., by Deed recorded January 15, 1963 as Document No. 333210 of said Official Records;

Thence along the Westerly boundary of the last mentioned parcel as follows: South 1°50’05” East (South 1°55’ East record) parallel with the West line of the Northeast Quarter (NE 1/4) of said Section 9, a distance of 475.00 feet;

Thence North 88°30’ 00” West, 166.91 feet (167.12 feet record);

Thence South 28°00’00” West 174.90 feet (174.33 feet record) to a point in the Southwest line of the land described in the Deed to Maxwell and Laura Belle Kelch recorded June 6, 1950 as Document No. 341551 of said Official Records, said point being distant along said line South 62°00’ East 70 feet from the most Westerly corner of said parcel of land;

Thence South 62°00’00” East 63.10 feet;

Thence North 28°00’00” East, 133.29 feet (132.67 feet record);

Thence South 62°00’00” East 133 feet to the most Easterly corner of the last mentioned parcel of land conveyed by Document No. 341551;

Thence South 88°30’00” East 346.16 feet (346.2 feet record) to the True Point of Beginning.

Assessor’s Parcel No.:162-09-601-001

Parcel Two (2):

That portion of the Northeast Quarter (NE 1/4) of Section 9, Township 21 South, Range 61 East, M.D.M., described as follows:

Commencing at the Southwest corner of the Northeast Quarter (NE 1/4) of said Section 9;

Thence North 1°50’05” West along the West line of the Northeast Quarter (NE 1/4) of said Section 9, a distance of 439.2 feet to a point;

Thence South 62°00’00” East a distance of 856.10 feet to a point on the West line of U.S. Highway No. 91 (100 feet wide);

Thence North 28°00’ East along the said West line a distance of 95.00 feet to the most Easterly corner of that certain parcel of land conveyed by T.M. Griss, et ux, to the Travelodge Corporation by Deed recorded October 2, 1957 as Document No. 115897, Official Records of Clark County, Nevada, also being the True Point of Beginning;

Thence North 62°00’00 West a distance of 300.02 feet (300 feet record) to an inverted corner of the said  conveyed parcel;

Thence North 14°28’16” West a distance of 169.68 feet (169.66 feet record) to the Northeast corner of the said conveyed parcel;

Thence South 88°30’00” East a distance of 150.11 feet (150.12 record) to an inverted corner of that certain parcel of land conveyed by Vegas Valley Development Company, Ltd. To T.M. Griss, et ux, by Deed recorded August 15, 1950 as Document No. 347395, Clark County, Nevada records;

Thence North 28°00’00” East a distance of 89.47 feet to the most Northerly corner of the last mentioned conveyed parcel;

Thence South 62°01’20” East a distance of 99.20 feet (South 62°00’00” East, 99.22 feet record) to the most Northerly corner of that certain parcel of land conveyed by T.M. Griss, et ux to Shell Oil Company by Deed recorded February 13, 1953 as Document No. 400011, Clark County, Nevada records;

Thence South 28°00’00” West a distance of 140.46 feet (140.00 feet record) to the most Westerly corner of the last mentioned conveyed parcel;

Thence South 62°00’00” East a distance of 181.05 feet (181.00 feet record) to a point on the West line of said U.S. Highway No. 91;

Thence South 28°00’00” West a distance of 141.19 feet (141.60 feet record) to the True Point of Beginning.

Assessor Parcel No: 162-09-601-005

Parcel Three (3):

That portion of the Southwest Quarter (SW 1/4) of the Northeast Quarter (NE 1/4) of Section 9, Township 21 South, Range 61 East, M.D.B. & M., described as follows:

Beginning at a point on the West line of the said Southwest Quarter (SW 1/4) of the Northeast Quarter (NE 1/4) distant thereon North 01°55’ West 439.2 feet from the Southwest corner thereof, being the Southwest corner of that certain parcel of land conveyed by Vegas Valley Development Company, Ltd. To Maxwell Kelch et al, a Copartnership doing business as Nevada Broadcasting Company, by the Deed recorded April 4, 1946 shown as Document No. 218830, Clark County, Nevada records;

Thence South 62°00’00” East a distance of 133.01 feet to the Point of Beginning;

Thence North 28°00’00” East and parallel with the West line of U.S. Highway 91 a distance of 133.29 feet (132.67 feet record);

Thence South 62°00’00” East a distance of 133.00 feet to a point;

Thence South 28°00’00” West and parallel with the West line of U.S. Highway 91 a distance of 133.29 feet (132.67 feet record) to a point;

Thence North 62°00’00” West a distance of 133.00 feet to the Point of Beginning.

Assessor’s Parcel No.: 162-09-601-003

Parcel Four (4):

That portion of the Southwest Quarter (SW 1/4) of the Northeast Quarter (NE 1/4) of Section 9, Township 21 South, Range 61 East, M.D.B. & M., described as follows:

Commencing at the Southwest corner of the Southwest Quarter (SW 1/4) of the Northeast Quarter (NE 1/4) of said Section 9;

Thence North 1°55’ West a distance of 439.2 feet to a point;

Thence South 62°00’ East a distance of 856.1 feet to a point on the West line of U.S. Highway No. 91 (100 feet wide);

Thence North 28°00’ East along the last mentioned West line a distance of 376.6 feet to a point on the Northeasterly line of that certain parcel of land conveyed by Vegas Valley Development Company to T.M. Griss, et ux, by deed recorded August 15, 1950 as Document No. 347395, Clark County, Nevada records, the True Point of Beginning;

Thence North 62°01’20” West (North 62°00’ West record) along the said Northeasterly line a distance of 181.04 feet (181.00 feet record) to a point;

Thence South 28°00’00” West a distance of 140.46 feet (140.00 feet record) to a point;

Thence South 62°00’00” East a distance of 181.05 feet (181.00 feet record) to a point;

Thence North 28°00’00” East along the said right of line a distance of 140.53 feet (140.00 feet record) to the true point of beginning.

Assessor Parcel No.: 162-09-601-006

EXHIBIT Z

DESCRIPTION OF THE LAND

A Portion of Section 9, Township 21 South, Range 61 East, M.D.B. & M., more particularly described as follows:

Commencing at the point of intersection of the West line of U.S. Highway 91 (original alignment 80 feet wide) with the North line of the South Half (S 1/2) of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of said Section 9; thence North 28°00’00” East along the said West line, a distance of 2183.03 feet to a point; thence North 62°00’00” West along the Southwesterly line of Keno Lane a distance of 1409.26 feet to the true point of beginning; thence continuing North 62°00’00” West a distance of 507.75 feet to a point on the Southeasterly line of Industrial Road; thence South 27°59’14” West on a line along the said Southeasterly line of Industrial Road for a distance of 394.12 feet to a point; thence South 62°00’00” East a distance of 507.75 feet; thence North 27°59’14” East a distance of 394.12 feet to the true point of beginning.

Excepting therefrom that portion of said land as conveyed to County of Clark by Deed recorded August 6, 1993 in Book 930806 as Document No. 01074, of Official Records.

SCHEDULE 11.02

NOTICE ADDRESSES

Website of the Borrower for links to documents pursuant to Section 7.01:

http://mgmresorts.investorroom.com/

Address for Borrower, Co-Borrower and each Restricted Subsidiary:

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attn: Daniel J. D’Arrigo

Telecopier: 702 693-7628

Telephone: 702 693-8895

Email: d’arrigo@mgmresorts.com

With a copy to:

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attn: William M. Scott IV

Telecopier: 702 693-7628

Telephone: 702 730-3940

Email: bscott@mgmresorts.com

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

Attn: Rod Miller

One Chase Manhattan Plaza

New York, New York 10005-1413

Telecopier: 212 822-5022

Telephone: 212 530-5022

Email: rdmiller@milbank.com

Address for Administrative Agent and L/C Issuer:

Bank of America, N.A.

Agency Management

Mail Code: TX1-492-14-11

901 Main Street, 14th Floor

Dallas, TX 75202-3714

Attn: Maurice E. Washington

Telecopier: (214) 290-9544

Telephone: (214) 209-4128

Email: maurice.washington@baml.com

With a copy to:

Bank of America, N.A.

Mail Code: TX1-492-64-01

901 Main Street, 64th Floor

Dallas, TX 75202

Attn: Brian Corum

Telecopier: (214) 530-3179

Telephone: (214) 209-0921

Email: brian.corum@baml.com

With a copy to:

O’Melveny & Myers LLP

Attn: Eric Reimer

Times Square Tower

7 Times Square

New York, New York 10036

Telecopier: 213 430-6407

Telephone: 212 728-5986

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                        ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, entered into as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MGM Resorts International, a Delaware corporation (the “Company”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit” and, together with the Company and each other Subsidiary of the Company that is designated a Borrower pursuant to Section 2.17 of the Agreement, individually, a “Borrower” and collectively, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

The undersigned hereby requests (select one):

☐ A Borrowing of [Revolving][Term A][Term B] Loans

☐ A conversion or continuation of [Revolving][Term A][Term B] Loans

1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of
[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of [ months][1 week](1).

[After giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Revolving Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Lender’s Revolving Commitment.](2)

(1)           One week Interest Periods available for Revolving Loans and Term A Loans only.

(2)           Include this sentence in the case of a Revolving Borrowing.

A - 1

The Borrower[s] hereby represent[s] and warrant[s] that the conditions specified in Sections 4.02(a) and (b) of the Agreement shall be satisfied on and as of the date of the applicable Credit Extension.

[MGM RESORTS INTERNATIONAL

By:
Name:
Title:	]

[MGM GRAND DETROIT, LLC

By:
Name:
Title:	]

A - 2

EXHIBIT B

FORM OF JOINT BORROWER PROVISIONS

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 20, 2012 (as amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MGM Resorts International, a Delaware corporation (the “Company”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit” and, together with the Company and each other Subsidiary of the Company that is designated a Borrower pursuant to Section 2.17 of the Agreement, individually, a “Borrower” and collectively, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent and an L/C Issuer.  These Joint Borrower Provisions are attached to and made a part of the Credit Agreement as Exhibit B thereto. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Credit Agreement. The Borrowers each agree that:

1.                                      Requests for Credit Extensions. Requests for Credit Extensions may be made by one or more Borrowers, and the Administrative Agent and the Lenders are authorized to honor and rely upon any such request or any instructions received from any Responsible Officer of any such Borrower.  It is expressly agreed and understood by each Borrower that the Administrative Agent, the L/C Issuers and the Lenders shall have no responsibility to inquire into the apportionment, allocation or disposition of any Loans or Letters of Credit made to any Borrower. Obligations incurred by the Borrowers are the joint and several obligation of each of them, notwithstanding the crediting of any Loan or Letter of Credit to the account of a particular Borrower, provided that, anything to the contrary herein notwithstanding, the liability of Detroit shall be limited to that portion of the Obligations which are actually borrowed or received by Detroit.

2.                                      Implementation. For the purpose of implementing the joint borrower provisions of the Loan Documents, each of the Borrowers hereby irrevocably appoints the others as its agent and attorney-in-fact for all purposes of the Loan Documents, including without limitation the giving and receiving of notices and other communications, the making of Requests for Credit Extensions, the execution and delivery of certificates, the receiving and allocating of disbursements from the Administrative Agent and the Lenders and the issuance of Letters of Credit by the L/C Issuers.

3.                                      Acknowledgment and Indemnity Regarding Joint Handling. It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in the Credit Agreement is solely as an accommodation to Borrowers and at the request of Borrowers, and that the Administrative Agent, the L/C Issuers and the Lenders shall incur no liability to Borrowers or any other Person as a result thereof. To induce the Administrative Agent, the L/C Issuers and the Lenders to do so, and in consideration thereof, Borrowers hereby agree to indemnify the Administrative Agent, each L/C Issuer and each Lender and hold them harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against them by Borrowers or by any other Person arising from or incurred by reason of the joint handling of the financing arrangements provided in the Credit Agreement, reliance by the Administrative Agent, the L/C Issuers and the Lenders on any requests or instructions from Borrowers, or any other similar action taken by the Administrative Agent, any L/C Issuer or any Lender under the Loan Documents.

4.                                      Representation and Warranty. Each Borrower represents and warrants to the Administrative Agent, the L/C Issuers and the Lenders that the request for joint handling of the Obligations is made because Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to Borrowers as required for the continued successful operation of each of them and their integrated operations. Each Borrower expects to derive benefit, directly or indirectly, from such availability because the successful operation of the Company and its Subsidiaries is dependent on the continued successful performance of the functions of the integrated group.

Each Borrower represents and warrants to the Administrative Agent, each L/C Issuer and each Lender that (i) it has established adequate means of obtaining, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of each Borrower, its Subsidiaries and its Property, and (ii) it now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of such Persons and their Property. Each Borrower hereby waives and relinquishes any duty on the part of the Administrative Agent, any L/C Issuer or any Lender to disclose to it any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of Borrowers, their Subsidiaries or their Property, whether now or hereafter known by the Administrative Agent, any L/C Issuer or any Lender during the term of the Credit Agreement.

5.                                      Waivers and Consents. Each Borrower consents and agrees that the Administrative Agent, the L/C Issuers and the Lenders may, at any time and from time to time, without notice or demand to any of them, and without affecting the enforceability or security hereof or of any other Loan Document:

(a) supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

(d) accept partial payments on the Obligations;

(e) receive and hold additional security or guaranties for the Obligations or any part thereof;

(f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole and absolute discretion may determine;

(g) release any Borrower, any Party, any guarantor or any other Person from any personal liability with respect to the Obligations or any part thereof;

(h) settle, release on terms satisfactory to the Administrative Agent, the L/C Issuers and the Lenders or by operation of applicable Laws or otherwise liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and

(i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of any Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Person under any Loan Document to which the Borrowers are a party or the enforceability hereof or thereof with respect to all or any part of the Obligations;

provided that nothing contained herein shall permit the Administrative Agent to amend the terms of any Loan Document without the written consent of all of the Parties thereto.

Upon the occurrence of and during the continuance of any Event of Default, the Administrative Agent, the L/C Issuers and the Lenders may enforce the Credit Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security the Administrative Agent, any L/C Issuer or any Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for them to marshal assets in favor of any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce any Loan Document or these Joint Borrower Provisions. Each Borrower expressly waives any right to require the Administrative Agent, any L/C Issuer or any Lender to marshal assets in favor of any Borrower or any other Person or to proceed against any Person or any collateral provided thereby, and agrees that the Administrative Agent, the L/C Issuers and the Lenders may proceed against each Borrower, any other Person and/or the collateral in such order as they determine in their sole and absolute discretion. The Administrative Agent (with the consent of the Required Lenders) may file a separate action or actions against each Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Administrative Agent, the L/C Issuers and the Lenders may deal with any Borrower or any other Person in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them (in each case, with the consent of the Parties to such contracts or agreements), in any manner whatsoever, all without in any way altering or affecting the security of the Loan Documents. Each Borrower expressly waives the benefit of any statute(s) of limitations affecting its liability under the Loan Documents or the enforcement of the Obligations created therein. The Administrative Agent’s, the L/C Issuers’ and the Lenders’ rights hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of the Credit Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by them upon the bankruptcy, insolvency or reorganization of any Borrower, all as though such amount had not been paid. Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Person with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any Borrower (other than by reason of the full payment and performance of all Obligations), (d) any failure of the Administrative Agent, any L/C Issuer or any Lender to marshal assets in favor of any Borrower or any other Person, (e) any failure of the Administrative Agent, any L/C Issuer or any Lender to give notice of sale or other disposition to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition, (f) any failure of the Administrative Agent, any L/C Issuer or any Lender to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including without limitation any failure of the Administrative Agent, any L/C Issuer or any Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of the Administrative Agent, any L/C Issuer or any Lender or other Persons that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the Obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s Obligation in proportion to the principal Obligation, (i) any failure of the Administrative Agent, any L/C Issuer or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Administrative Agent, any L/C Issuer or any Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (1) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of the Administrative Agent, any L/C Issuer or any Lender for any reason, or (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding. Each Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations (except any of the same which are expressly provided for in the Loan Documents), and all notices of acceptance of the Credit Agreement or of the existence, creation or incurring of new or additional Obligations.

6.                                      Waiver of Rights of Subrogation.  Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, the Borrowers hereby waive with respect to each other and their respective successors and assigns (including any surety) and any other Person any and all rights at Law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to indemnity, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which any Borrower may have or hereafter acquire against each other or any other Person in connection with or as a result of their execution, delivery and/or performance of the Credit Agreement, these Joint Borrower Provisions or any other Loan Document to which any of them is a party. The Borrowers agree that they shall not have or assert any such rights against one another or their respective successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against any Borrower by any Borrower (as Borrowers or in any other capacity) or any other Person. The Borrowers hereby acknowledge and agree that this waiver is intended to benefit the Administrative Agent, the L/C Issuers and the Lenders and shall not limit or otherwise affect the Borrowers’ liabilities hereunder or under any other Loan Document to which any of them is a party, or the enforceability hereof or thereof.

7.                                      Understandings with Respect to Waivers and Consents.  The Borrowers each warrant and agree that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which they otherwise may have against each other, the Administrative Agent, the L/C Issuers, the Lenders or others, or against collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. If any of the waivers or consents herein are determined to be contrary to any applicable Law or public policy, such waivers and consents shall be effective to the maximum extent permitted by Law.

EXHIBIT C-1

FORM OF TERM A NOTE

                      ,

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby promise to pay to                                   or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term A Loan from time to time made by the Lender to the Borrowers under that certain Amended and Restated Credit Agreement, dated as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

The Borrowers promise to pay interest on the unpaid principal amount of the Term A Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term A Note is one of the Term A Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Term A Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The Borrowers shall be jointly and severally liable for the Obligations represented by this Term A Loan, subject to the limitations expressly set forth in the Agreement.  The Term A Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Term A Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term A Note.

C-1 - 1

THIS TERM A NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Borrowers:

MGM RESORTS INTERNATIONAL

By:
Name:
Title:

MGM GRAND DETROIT, LLC

By:
Name:
Title:

C-1 - 2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1 - 3

EXHIBIT C-2

FORM OF TERM B NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby promise to pay to                            or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term B Loan from time to time made by the Lender to the Borrowers under that certain Amended and Restated Credit Agreement, dated as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

The Borrowers promise to pay interest on the unpaid principal amount of the Term B Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term B Note is one of the Term B Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Term B Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The Borrowers shall be jointly and severally liable for the Obligations represented by this Term B Loan, subject to the limitations expressly set forth in the Agreement.  The Term B Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Term B Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Note.

C-2 - 1

THIS TERM B NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Borrowers:

MGM RESORTS INTERNATIONAL

By:
Name:
Title:

MGM GRAND DETROIT, LLC

By:
Name:
Title:

C-2 - 2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2 - 3

EXHIBIT C-3

FORM OF REVOLVING NOTE

                     ,

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby promise to pay to                               or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrowers under that certain Amended and Restated Credit Agreement, dated as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

The Borrowers promise to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Revolving Note is also entitled to the benefits of the Guaranty and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The Borrowers shall be jointly and severally liable for the Obligations represented by this Revolving Note, subject to the limitations expressly set forth in the Agreement.  Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

C-3 - 1

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Borrowers:

MGM RESORTS INTERNATIONAL

By:
Name:
Title:

MGM GRAND DETROIT, LLC

By:
Name:
Title:

C-3 - 2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-3 - 3

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of December 20, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MGM Resorts International, a Delaware corporation (the “Company”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit” and, together with the Company and each other Subsidiary of the Company that is designated a Borrower pursuant to Section 2.17 of the Agreement, individually, a “Borrower” and collectively, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                    of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      The Company has delivered the year-end audited financial statements required by Section 7.01(b) of the Agreement for the Fiscal Year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      The Company has delivered the unaudited financial statements required by Section 7.01(a) of the Agreement for the Fiscal Quarter ended as of the above date.  Such consolidated financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in conformity with GAAP consistently applied, as at such date and for such period (except for the absence of certain footnotes and other informational disclosures customarily omitted from interim financial statements).

2.                                      The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers and their Restricted Subsidiaries during the accounting period covered by such financial statements.

3.                                      A review of the activities of the Borrowers and their Restricted Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, as of the date hereof, no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The representations and warranties of each Borrower contained in Article V of the Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.05 and Section 5.06 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.                                      The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                    ,              .

MGM RESORTS INTERNATIONAL

By:
Name:
Title:

For the Fiscal Quarter/Fiscal Year ended                                ,         (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 8.12 Minimum Borrower Group EBITDA

	A.	EBITDA of the Borrower Group for the period of four consecutive Fiscal Quarters ending on the Statement Date (see Schedule 2):(3)	$

	B.	EBITDA of the Borrower Group attributable to Unconsolidated Affiliates:	$

C.

Without duplication of amounts included in I.A., the aggregate amount of any cash dividends or other cash distributions received by the Borrower Group from Unconsolidated Affiliates or from cost method investments:

$

	D.	The Borrower Group EBITDA (I.A — I.B + I.C):	$

	E.	Minimum Borrower Group EBITDA required under Section 8.12 of the Agreement:(4)	$

II.	Section 8.13 Capital Expenditures

	A.	Capital Expenditures made on or prior to the Statement Date during the Fiscal Year in which the Statement Date occurred (the “Current Fiscal Year”):	$

	B.	Maximum Permitted Capital Expenditures:	$

(3) For the avoidance of doubt, as of the Closing Date, MGM China Holdings Limited and its Subsidiaries are Unrestricted Subsidiaries that are not Unconsolidated Affiliates, and neither the EBITDA attributable to them nor any cash dividends or other cash distributions received from them shall be included in Borrower Group EBITDA so long as they remain Unrestricted Subsidiaries that are not Unconsolidated Affiliates.

(4) Minimum Borrower Group EBITDA for each Fiscal Quarter ending on or following the date of any Asset Sale consummated by the Borrowers or the Restricted Subsidiaries shall be reduced by the amount of the Associated EBITDA for such Asset Sale if, within ten Business Days following such date, (a) the Borrowers either (i) prepay the Term Loans or (ii) irrevocably commit to prepay, redeem, purchase, defease or otherwise satisfy any other term Indebtedness of the Borrowers and the Restricted Subsidiaries (and thereafter consummate such prepayment, redemption, purchase, defeasance or satisfaction within an additional 45 days), or any combination thereof, in an aggregate amount equal to the Net Available Proceeds from such Asset Sale and in accordance with Section 2.04(b)(i) of the Agreement and (b) the Company notifies the Administrative Agent and the Lenders that it has irrevocably waived its right to reinvest such Net Available Proceeds in the manner contemplated by Section 2.04(b)(i) of the Agreement.

	1.	$500,000	$

	2.	Capital Expenditures, which if not expended in the prior Fiscal Year, are carried over for expenditure in the Current Fiscal Year (> ):(5)	$

	3.	The portion, if any, of the Available Amount that the Company elected to apply to Section 8.13 of the Agreement on or prior to the Statement Date:	$

	4.	The portion, if any, of Cumulative Net Income that the Company elected to apply to Section 8.13 of the Agreement on or prior to the Statement Date:	$

	5.	The portion, if any, of the amount set forth in Section 8.06(n) of the Agreement that the Company elected to apply to Section 8.13 of the Agreement on or prior to the Statement Date:	$

	C.	Maximum Capital Expenditures permitted during this Fiscal Year (sum of II.B.1 through II.B. 5):	$

III.	Available Amount

	A.	$100,000	$

B.

The amount of dividends, distributions and returns of capital (excluding any expense reimbursements, indemnification payments and any dividends, distributions or returns of capital by the Borgata Trustee that result in mandatory prepayments under the Credit Agreement) actually received in cash by the Borrowers or any Restricted Subsidiary after December 15, 2012 and prior to the Statement Date from any Person which is not a Restricted Subsidiary:

$

	C.	The net cash proceeds of any issuance of by the Company of common Equity Interests or Qualified Capital Stock after the Closing Date on or prior to the Statement Date:	$

	D.	Available Amount applied to make Investments pursuant to Section 8.06(m) of the Agreement on or prior to the Statement Date:	$

(5) Such amounts will be deemed used before the $500,000 amount set forth above is applied.

	E.	Available Amount applied to prepay, redeem, purchase, defease or satisfy Indebtedness pursuant to Section 8.05(e) of the Agreement on or prior to the Statement Date:	$

	F.	Available Amount used to make Capital Expenditures pursuant to Section 8.13 of the Agreement on or prior to the Statement Date:	$

	G.	Available Amount as of the Statement Date (III.A + III.B + III.C — III.D — III.E — III.F):	$

IV.	Cumulative Net Income

	A.	The Company’s cumulative consolidated Net Income, determined in accordance with GAAP, from December 31, 2012 to the Statement Date:	$

B.

Net Income attributable to MGM China Holdings Limited and its Subsidiaries or any successor entities whose primary asset, directly or indirectly, is MGM Macau or a development in Cotai, Macau, determined in accordance with GAAP, from December 31, 2012 to the Statement Date:

$

	C.	Cumulative Net Income used to make Investments pursuant to Section 8.06(m) of the Agreement on or prior to the Statement Date:	$

	D.	Cumulative Net Income used to prepay, redeem, purchase, defease or satisfy Indebtedness pursuant to Section 8.05(e) of the Agreement on or prior to the Statement Date:	$

	E.	Cumulative Net Income used to make Capital Expenditures pursuant to Section 8.13(iii) of the Agreement on or prior to the Statement Date:	$

	F.	Cumulative Net Income used to make Restricted Payments pursuant to Section 8.07(e) of the Agreement on or prior to the Statement Date:	$

	G.	Cumulative Net Income as of the Statement Date (greater of (x) zero and (y) (50% of (IV.A — IV.B(6))) — IV.C — IV.D — IV.E — IV.F):	$

(6) In determining Net Income for IV.A and IV.B: (a) any after-tax effect, whether gains or losses, of items classified as extraordinary or any non-cash item classified as nonrecurring shall be excluded, (b) the cumulative effect of a change in accounting principles during such period shall be excluded, (c) any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded, (d) any after-tax effect of gains or losses attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded, (e) any after-tax effect, whether gains or losses attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments shall be excluded, (f) the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income of the Company shall be increased by the aggregate amount of Net Income of any such Person in respect of such period distributed to the Company or any Restricted Subsidiary in the form of cash dividends or distributions (to the extent such dividends or distributions are not included in the determination of Available Amount), (g) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans of the Company or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded, (h) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Restricted Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded, (i) after-tax effect of any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded, and (j) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents by such Restricted Subsidiary to the Company or a Restricted Subsidiary not subject to such restriction in respect of such period, to the extent not already included therein.

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Borrower Group EBITDA
(in accordance with the definition of EBITDA
as set forth in the Agreement)

Borrower Group EBITDA(7)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
Net Income of the Borrower and the Restricted Subsidiaries for the fiscal period

Plus, any extraordinary loss reflected in such Net Income, and, without duplication, any loss associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business

Minus, any extraordinary gain reflected in such Net Income, and, without duplication, any gains associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business

Plus, interest Charges of such Person for the

(7) Each of the items listed below shall be as determined in accordance with GAAP.

fiscal period

Plus, the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person for the fiscal period (whether or not payable during that period)

Minus, the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person for the fiscal period (whether or not receivable during that period)

Plus, depreciation, amortization and all non-recurring and/or other non-cash expenses to the extent deducted in arriving at Net Income for the fiscal period

Plus, expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person for the fiscal period

Plus, minority interest reflected in Net Income

= Borrower Group EBITDA

EXHIBIT E-1

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

1. Borrower or Deal Name: MGM Resorts International and MGM Grand Detroit, LLC
E-mail this document with your commitment letter to:
E-mail address of recipient:

2.	Legal Name of Lender of Record for Signature Page:
Markit Entity Identifier (MEI) #
Fund Manager Name (if applicable)
Legal Address from Tax Document of Lender of Record:
Country
Address
	City	State/Province	Country

3.	Domestic Funding Address:	4.	Eurodollar Funding Address:
Street Address		Street Address

Suite/ Mail Code		Suite/ Mail Code

City	State	City	State

Postal Code	Country	Postal Code	Country

5.	Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s).  The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak
E-Mail Address

Secondary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code

City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak
E-Mail Address

Primary Operations Contact:			Secondary Operations Contact:
First	MI	Last	First	MI	Last
Title			Title
Street Address			Street Address

Suite/ Mail Code			Suite/ Mail Code

City		State	City		State

Postal Code		Country	Postal Code		Country

Telephone	Facsimile		Telephone		Facsimile

E-Mail Address			E-Mail Address

IntraLinks/SyndTrak E-Mail			IntraLinks/SyndTrak E-Mail
Address			Address

Does Secondary Operations Contact need copy of notices?  ☐  YES  ☐  NO

Letter of Credit Contact:			Draft Documentation Contact or Legal Counsel:

First	MI	Last	First	MI	Last
Title			Title
Street Address			Street Address

Suite/ Mail Code			Suite/ Mail Code

City		State	City		State

Postal Code		Country	Postal Code		Country

Telephone	Facsimile		Telephone		Facsimile

E-1-2

E-Mail Address	E-Mail Address

6. Lender’s Fed Wire Payment Instructions:

Pay to:

Bank Name

ABA #

City
State

Account #

Account Name

Attention

7. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

Bank Name

ABA #

City
State

Account #

Account Name

E-1-3

Attention

Can the Lender’s Fed Wire Payment Instructions in Section 6 be used?  ☐  YES  ☐  NO

8. Lender’s Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN): -

Tax Withholding Form Delivered to Bank of America (check applicable one):

☐ W-9	☐ W-8BEN		☐ W-8ECI	☐ W-8EXP	☐ W-8IMY

Tax Contact:
First	MI	Last
Title
Street Address
Suite/ Mail Code
City		State
Postal Code		Country
Telephone	Facsimile
E-Mail Address

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI.  It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S.  Please refer to the instructions when completing the form applicable to your institution.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  An original tax form must be submitted.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement.  Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form.  In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms.  Original tax form(s) must be submitted.

E-1-4

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).  Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement.  Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

9. Bank of America’s Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Account # 1292000883
Attn: Corporate Credit Services
Ref: MGM Resorts International

E-1-5

EXHIBIT E-2

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](8) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](9) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](10) hereunder are several and not joint.](11)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any]

(8)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(9)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(10)                          Select as appropriate.

(11)                          Include bracketed language if there are either multiple Assignors or multiple Assignees.

E-2 - 1

Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.                                      Assignor[s]:

2.                                      Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.                                      Borrowers:                                     MGM Resorts International, a Delaware corporation, and MGM Grand Detroit, LLC, a Delaware limited liability company

4.                                      Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:                                             Amended and Restated Credit Agreement, dated as of December 20, 2012 among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

6.                                      Assigned Interest:

Assignor[s](12)	Assignee[s](13)	Facility Assigned(14)	Aggregate Amount of Commitment/Loans for all Lenders(15)	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans(16)		CUSIP Number

			$	$		%
			$	$		%
			$	$		%

[7.                             Trade Date:                             ](17)

(12)                          List each Assignor, as appropriate.

(13)                          List each Assignee, as appropriate.

(14)                          Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term A Commitment”, etc.).

(15)                          Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(16)                          Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

E-2 - 2

Effective Date:                                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

Consented to:

MGM RESORTS INTERNATIONAL

By:
Title:

MGM GRAND DETROIT, LLC

By:
Title:](18)

(17)                          To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

(18)                          Include consents (including, without limitation, consent of any L/C Issuer) only as required by Section 11.06 of the Credit Agreement.

E-2 - 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

MGM Resorts International
MGM Grand Detroit, LLC

Amended and Restated Credit Agreement

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and

E-2 - 4

executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-2 - 5

EXHIBIT F

FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (“Assumption”) is executed as of                   ,         , by                     , a (“New Borrower”) [and MGM Resorts International, a Delaware corporation (the “Company”)], and delivered to the Administrative Agent pursuant to the Amended and Restated Credit Agreement, dated as of December 20, 2012 (either as originally executed, or as it may from time to time be supplemented, modified, amended, restated or extended, the “Agreement”), among MGM Resorts International, a Delaware corporation (the “Company”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit” and, together with the Company and each other Subsidiary of the Company that is designated a Borrower pursuant to Section 2.17 of the Agreement, individually, a “Borrower” and collectively, the “Borrowers”), each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer. This Assumption is subject to the Agreement including, without limitation, Section 2.17 thereof. Terms used but not defined in this Assumption shall have the meanings defined for those terms in the Agreement.

By this Assumption, the Borrowers designate New Borrower as a “Borrower” pursuant to Section 2.17 of the Agreement. New Borrower agrees that, upon becoming a Borrower, it will become a Party to the Agreement, and will join all the representations, warranties and covenants of the Borrowers, and will be subject to the other terms, conditions, and duties applicable to the Borrowers under the Agreement, provided that:

(i) Each representation, warranty and covenant of the Borrowers in the Agreement joined in by New Borrower shall be construed, mutatis mutandis, as a representation, warranty or covenant with respect only to New Borrower, or actions to be taken or not taken only by New Borrower, and not as a representation, warranty or covenant with respect to any other Loan Party or any action taken or not taken by such other Loan Party; and

(ii) Upon any breach by New Borrower of any of its representations, warranties or covenants in the Agreement, as aforesaid, the rights of New Borrower as a Borrower shall be suspended and, if such breach constitutes a Default or Event of Default, the Administrative Agent, the L/C Issuers and the Lenders shall have such rights and remedies as are provided therefor in the Agreement.

It is a condition precedent to this Assumption that it be accompanied or preceded by the following:

1. Term A Notes, substantially in the form of Exhibit C-1 to the Agreement, executed by New Borrower, as appropriate;

2. Term B Notes, substantially in the form of Exhibit C-2 to the Agreement, executed by New Borrower, as appropriate;

3.  Revolving Notes, substantially in the form of Exhibit C-3 to the Agreement, executed by New Borrower, as appropriate;

4. A certificate of good standing of New Borrower in the jurisdiction of its incorporation or organization;

5. A certified resolution of Board of Directors or other governing body of New Borrower authorizing the execution and delivery of this Assumption and the Notes referred to above;

6. A written consent to this Assumption executed by each Guarantor;

7. Appropriate written legal opinions similar to the opinions with respect to the Company and Detroit and the Loan Documents to which the Company and Detroit were party as of the Closing Date; and

8. Such other information, certificates or legal opinions as the Administrative Agent or the Required Lenders may reasonably request.

Borrowers and New Borrower represent and warrant, jointly and severally, that (a) New Borrower is a Restricted Subsidiary of the Company; and (b) all statements and representations contained in this Assumption and the accompanying documents are true as of the date this Assumption is executed.

This Assumption shall become effective if and when countersigned by the Administrative Agent, whereupon New Borrower shall become a Borrower. This Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF the undersigned have caused this Assumption to be duly executed as of the date first written above.

[New Borrower]

By:
Name:
Title:

Consented to and Acknowledged:

MGM Resorts International

By:
Name:
Title:

MGM Grand Detroit, LLC

By:
Name:
Title:

[Each Other Borrower]

By:
Name:
Title:

Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

EXHIBIT G-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 20, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT G-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 20, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT G-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 20, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT G-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 20, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]